                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           USA WASTE SERVICES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                            USA WASTE SERVICES, INC.
                                5400 LBJ FREEWAY
                             SUITE 300 -- TOWER ONE
                              DALLAS, TEXAS 75240
                                                                   APRIL 2, 1996

Dear Stockholder of USA Waste Services, Inc.:

     You are invited to attend the Annual Meeting of Stockholders of USA Waste Services, Inc. ("USA Waste") to be held on May 7, 1996 at 2:00 p.m., Dallas, Texas time. The Annual Meeting will be held at The Grand Kempinski-Dallas Hotel, 15201 Dallas Parkway, in Dallas, Texas.

     At the Annual Meeting you will be asked to consider and vote upon seven proposals, including a proposal to approve and adopt the Agreement and Plan of Merger dated as of December 18, 1995 (the "Merger Agreement"), by and among USA Waste, Riviera Acquisition Corporation ("Acquisition"), a wholly owned subsidiary of USA Waste, and Western Waste Industries ("Western"). The other proposals include: (i) the election of three directors, (ii) the approval of the USA Waste Services, Inc. 1996 Stock Option Plan for Non-Employee Directors,
(iii) the approval of the USA Waste Services, Inc. Corporate Performance-Based Compensation Plan, (iv) the approval of an amendment to the USA Waste Services, Inc. 1993 Stock Incentive Plan to provide an annual limit on awards to a participant in the plan and to increase the number of shares that may be issued under the plan, (v) the approval of an amendment to USA Waste's Restated Certificate of Incorporation to delete a provision relating to stockholders' and creditors' rights and (vi) the ratification of Coopers & Lybrand, L.L.P. as independent auditors for the ensuing year.

     The Merger Agreement provides, among other things, for the merger of Acquisition with and into Western (the "Merger"), pursuant to which Western would become a wholly owned subsidiary of USA Waste and each outstanding share of common stock of Western would be converted into 1.50 shares of common stock of USA Waste (the "Exchange Ratio"). Upon consummation of the Merger, USA Waste would issue approximately 21.7 million shares of its common stock to the shareholders of Western. These shares would represent approximately 24.8% of the total shares of USA Waste's common stock outstanding immediately after the Merger. The Merger is subject to a number of conditions, including obtaining the approval of the stockholders of USA Waste and the shareholders of Western and obtaining any necessary regulatory waivers or approvals. A summary of the basic terms and conditions of the Merger, certain financial and other information relating to USA Waste and Western and a copy of the Merger Agreement are set forth in the accompanying Joint Proxy Statement and Prospectus. Please review and consider the enclosed materials carefully.

     Your Board of Directors has unanimously approved the Merger Agreement. In addition, the Board of Directors has received an opinion dated December 17, 1995 from Donaldson, Lufkin & Jenrette Securities Corporation (a copy of which is included in the accompanying Joint Proxy Statement and Prospectus) that the Exchange Ratio is fair to USA Waste from a financial point of view. THE BOARD OF DIRECTORS OF USA WASTE BELIEVES THAT THE PROPOSED MERGER AND THE OTHER PROPOSALS DESCRIBED ABOVE ARE IN THE BEST INTERESTS OF USA WASTE AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE OTHER PROPOSALS SET FORTH IN THE JOINT PROXY STATEMENT AND PROSPECTUS.

     Regardless of the number of shares you hold or whether you plan to attend the Annual Meeting, we urge you to complete, sign, date, and return the enclosed proxy card immediately. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                            Sincerely,


                                            /s/ JOHN E. DRURY
                                            John E. Drury
                                            Chairman of the Board

                            USA WASTE SERVICES, INC.
                                5400 LBJ FREEWAY
                             SUITE 300 -- TOWER ONE
                              DALLAS, TEXAS 75240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 7, 1996

To the Stockholders of USA Waste Services, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of USA Waste Services, Inc. ("USA Waste") will be held at The Grand Kempinski-Dallas Hotel, 15201 Dallas Parkway, in Dallas, Texas 75248, on May 7, 1996, at 2:00 p.m., Dallas, Texas time, to consider and act upon the following proposals:

          1. To approve and adopt the Agreement and Plan of Merger dated as of December 18, 1995 (the "Merger Agreement"), by and among USA Waste, Riviera Acquisition Corporation ("Acquisition"), a wholly owned subsidiary of USA Waste, and Western Waste Industries ("Western") providing for, among other things, the merger of Acquisition with and into Western (the "Merger") and the conversion of each outstanding share of Western common stock, no par value (other than shares owned by USA Waste), into 1.50 shares of USA Waste common stock, par value $.01 per share ("USA Waste Common Stock").

          2. To elect three members of the Board of Directors of USA Waste for the ensuing year; provided, however, that if the Merger is approved, upon consummation of the Merger, the Board of Directors of USA Waste will be expanded to include three additional members as more fully described in the accompanying Joint Proxy Statement and Prospectus.

          3. To approve and adopt the USA Waste Services, Inc. 1996 Stock Option Plan for Non-Employee Directors.

          4. To approve and adopt the USA Waste Services, Inc. Corporate Performance-Based Compensation Plan.

          5. To approve an amendment to the USA Waste Services, Inc. 1993 Stock Incentive Plan to provide an annual limit on awards to a participant in the plan of up to 1,500,000 shares and to increase the number of shares that may be issued under the plan by 2,500,000 shares.

          6. To approve an amendment to the Restated Certificate of Incorporation of USA Waste to delete a provision relating to stockholders' and creditors' rights.

          7. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the ensuing year.

          8. To transact such other business as may be properly brought before the meeting or any adjournments thereof.

     The meeting may be recessed from time to time, and at any reconvened meeting actions with respect to the matters specified in this notice may be taken without further notice to stockholders unless required by the Bylaws of USA Waste.

     Only stockholders of record at the close of business on March 14, 1996, are entitled to notice of and to vote on all matters at the Annual Meeting and any adjournments thereof. A list of all stockholders will be available at the Annual Meeting and, during the 10-day period prior to the Annual Meeting, at the offices of USA Waste, 5400 LBJ Freeway, Suite 300 -- Tower One, Dallas, Texas 75240, during ordinary business hours.

                                            By Order of the Board of Directors,


                                            /s/ GREGORY T. SANGALIS
                                            Gregory T. Sangalis
                                            Corporate Secretary
Dallas, Texas
April 2, 1996

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE
  ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE. IF YOU ATTEND
      THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

USA WASTE SERVICES, INC.                                WESTERN WASTE INDUSTRIES

                      JOINT PROXY STATEMENT AND PROSPECTUS

     This Joint Proxy Statement and Prospectus is being furnished to the stockholders of USA Waste Services, Inc., a Delaware corporation ("USA Waste"), in connection with the solicitation of proxies by its Board of Directors to be voted at the Annual Meeting of Stockholders of USA Waste (the "USA Waste Annual Meeting") scheduled to be held on May 7, 1996, at 2:00 p.m., Dallas, Texas time, at The Grand Kempinski -- Dallas Hotel, 15201 Dallas Parkway, Dallas, Texas 75248, and at any adjournment or postponement thereof, and to the shareholders of Western Waste Industries, a California corporation ("Western"), in connection with the solicitation of proxies by its Board of Directors to be voted at the Special Meeting of Stockholders of Western (the "Western Special Meeting") scheduled to be held on May 7, 1996, at 10:00 a.m., Dallas, Texas time, at The Grand Kempinski -- Dallas Hotel, 15201 Dallas Parkway, Dallas, Texas 75248, and at any adjournment or postponement thereof.

     At the USA Waste Annual Meeting and the Western Special Meeting, the holders of common stock, par value $.01 per share ("USA Waste Common Stock"), of USA Waste, and the holders of common stock, no par value ("Western Common Stock"), of Western, will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of December 18, 1995 (the "Merger Agreement"), among USA Waste, Riviera Acquisition Corporation, a wholly owned subsidiary of USA Waste ("Acquisition"), and Western providing for the merger of Acquisition with and into Western (the "Merger"). Such approvals are a condition to consummating the Merger. Upon consummation of the Merger, Western will become a wholly owned subsidiary of USA Waste and the holders of the issued and outstanding shares of Western Common Stock (other than shares owned by USA Waste) will receive, at the effective time of the Merger, 1.50 shares of USA Waste Common Stock for each share of Western Common Stock held by them. See "The Plan of Merger and Terms of the Merger." A copy of the Merger Agreement is attached hereto as Appendix A and incorporated herein by reference.

     On April 1, 1996, the closing sale price of USA Waste Common Stock on the New York Stock Exchange was $25.88 per share. Based on such closing price, the consideration to be received by shareholders of Western pursuant to the Merger would be approximately $38.82 per share of Western Common Stock. Approximately
87.6 million shares of USA Waste Common Stock will be outstanding after the Merger is consummated, of which approximately 24.8% will be owned by former shareholders of Western and approximately 75.2% will be owned by current stockholders of USA Waste.

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES REFERRED TO HEREIN.


     This Joint Proxy Statement and Prospectus also constitutes the prospectus of USA Waste that is a part of the Registration Statement of USA Waste filed with the Securities and Exchange Commission with respect to the issuance and exchange of up to approximately 26.9 million shares of USA Waste Common Stock to be issued pursuant to the Merger (which includes shares underlying options to purchase Western Common Stock currently held by Western employees). This Joint Proxy Statement and Prospectus is first being mailed to the stockholders of USA Waste and the shareholders of Western on or about April 5, 1996.


     THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT
       BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS JOINT PROXY STATEMENT
                     AND PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Joint Proxy Statement and Prospectus is April 2, 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT AND PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USA WASTE OR WESTERN. THIS JOINT PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, USA WASTE COMMON STOCK, OR A SOLICITATION OF A PROXY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT AND PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF USA WASTE OR WESTERN SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT AND PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. ALL INFORMATION HEREIN WITH RESPECT TO USA WASTE AND ACQUISITION HAS BEEN FURNISHED BY USA WASTE, AND ALL INFORMATION HEREIN WITH RESPECT TO WESTERN HAS BEEN FURNISHED BY WESTERN.

                             AVAILABLE INFORMATION

     USA Waste and Western are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission in Chicago, Illinois at Citicorp Center, 500 W. Madison, Suite 1400, Chicago, Illinois 60661-2511 and in New York, New York at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Furthermore, USA Waste's and Western's securities are listed on the New York Stock Exchange (the "NYSE") and the reports, proxy statements, and other information of USA Waste and Western described above may also be inspected at the NYSE at 20 Broad Street, New York, New York 10005. Upon consummation of the Merger, listing of Western's securities on the NYSE will be terminated.

     USA Waste has filed with the Commission a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Joint Proxy Statement and Prospectus also constitutes the Prospectus of USA Waste filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules of the Commission. Statements made in this Joint Proxy Statement and Prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete; with respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed as part thereof, are available for inspection and copying at the Commission's offices as described above. After the Merger, registration of the Western Common Stock under the Exchange Act will be terminated.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     USA Waste incorporates herein by reference the following documents filed by it with the Commission (File No. 1-12154) pursuant to the Exchange Act: (i) its Annual Report on Form 10-K for the year ended December 31, 1995 and (ii) the description of USA Waste Common Stock contained in its Registration Statement on Form 8-A dated July 1, 1993, as amended by Form 8-B dated July 13, 1995.

     Western incorporates herein by reference (i) its Annual Report on Form 10-K for the year ended June 30, 1995, as amended by Form 10-K/A, Amendment No. 1 filed October 26, 1995, (ii) its Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995 and December 31, 1995, (iii) its Current Report on Form 8-K dated December 18, 1995 and (iv) its proxy statement for its 1995 Annual Meeting of Shareholders.

     All documents filed by USA Waste and Western pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement and Prospectus and prior to the date of the USA Waste Annual Meeting and the Western Special Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement and Prospectus and to be part hereof from the date of filing of such documents. All information appearing in this Joint Proxy Statement and Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Joint Proxy Statement and Prospectus, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated herein modifies or supersedes any such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement and Prospectus.

     THIS JOINT PROXY STATEMENT AND PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. USA WASTE AND WESTERN HEREBY UNDERTAKE TO PROVIDE, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF A REQUEST, WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT AND PROSPECTUS HAS BEEN DELIVERED, ON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS JOINT PROXY STATEMENT AND PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). DOCUMENTS RELATING TO USA WASTE ARE AVAILABLE UPON REQUEST FROM USA WASTE SERVICES, INC., 5400 LBJ FREEWAY, SUITE 300 -- TOWER ONE, DALLAS, TEXAS 75240, ATTENTION: CORPORATE SECRETARY, TELEPHONE NUMBER 214-383-7900. DOCUMENTS RELATING TO WESTERN ARE AVAILABLE UPON REQUEST FROM WESTERN WASTE INDUSTRIES, 21061 S. WESTERN AVENUE, TORRANCE, CALIFORNIA, ATTENTION: CORPORATE SECRETARY, TELEPHONE NUMBER 310-328-0900. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL 30, 1996.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
AVAILABLE INFORMATION.............................   i
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE.......................................   i
SUMMARY...........................................   1
  The Companies...................................   1
  The Meetings....................................   1
  The Merger......................................   2
  Stockholders' Comparative Rights................   7
  Market Price Data...............................   7
  Summary Financial Information...................   8
  Other Proposals to be Presented at the USA Waste
    Annual Meeting................................  11
RISK FACTORS......................................  13
  Forward-Looking Statements May Not Prove
    Accurate......................................  13
  Expected Benefits of Combined Business May Not
    be Achieved...................................  13
  Stock Prices May Vary in Response to Changes in
    Business and Economic Conditions..............  13
  No Assurance of Successful Management and
    Maintenance of Growth.........................  13
  Need for Capital; Debt Financing................  14
  Profitability May be Affected by Competition....  14
  Potential Adverse Effect of Government
    Regulation....................................  14
  Potential Environmental Liability...............  14
  Potential Loss or Material Change in Franchise
    Agreements....................................  15
  Shares Eligible for Future Sale May Adversely
    Affect Market Price of Stock..................  15
  Delaware Corporation Laws May Provide Less
    Protection to Shareholders....................  15
THE MEETINGS......................................  16
  Date, Time and Place of the Meetings............  16
  Purpose of the Meetings.........................  16
  Record Date and Outstanding Shares..............  16
  Voting and Revocation of Proxies................  17
  Vote Required for Approval......................  17
  Solicitation of Proxies.........................  18
  Other Matters...................................  19
THE MERGER AND RELATED
  TRANSACTIONS....................................  19
  General Description of the Merger...............  19
  Background of the Merger........................  19
  USA Waste's Reasons for the Merger..............  22
  Recommendation of the Board of Directors of
    USA Waste.....................................  23
  Western's Reasons for the Merger................  23
  Recommendation of the Board of Directors of
    Western.......................................  24
  Opinion of Financial Advisor to USA Waste.......  24
  Opinion of Financial Advisor to Western.........  29
  Conflicts of Interest...........................  33
  Certain Federal Income Tax Consequences.........  34
  Rights of Dissenting Shareholders...............  35
  Accounting Treatment............................  37
  Government and Regulatory Approvals.............  38
  Restrictions on Resales by Affiliates...........  38
ELECTION OF USA WASTE DIRECTORS...................  38
  Nominees for Election as Directors..............  38
  Board of Directors After the Merger.............  41
  Meetings, Committees and Compensation...........  41
  Beneficial Ownership of USA Waste
    Common Stock..................................  42
  Chambers Merger.................................  43
  Executive Compensation..........................  44
  Compensation Committee Interlocks and Insider
    Participation in Compensation Decisions.......  48
  Certain Relationships and Related
    Transactions..................................  49
  Filing of Reports of Stock Ownership............  49
APPROVAL OF THE USA WASTE DIRECTOR PLAN...........  49
APPROVAL OF THE USA WASTE COMPENSATION PLAN.......  51
AMENDMENT OF THE USA WASTE 1993 STOCK INCENTIVE
  PLAN............................................  52

                                                  PAGE
                                                  ----
AMENDMENT TO USA WASTE RESTATED CERTIFICATE OF
  INCORPORATION...................................  54
RATIFICATION OF APPOINTMENT OF AUDITORS...........  55
THE PLAN OF MERGER AND TERMS OF THE MERGER........  55
  Effective Time of the Merger....................  55
  Manner and Basis for Converting Shares..........  55
  Western Options.................................  56
  Conditions to the Merger........................  56
  Representations and Warranties of USA Waste and
    Western.......................................  58
  Conduct of the Business of USA Waste and Western
    Prior to the Merger...........................  58
  No Solicitation of Acquisition Transactions.....  60
  Conduct of the Business of the Combined
    Companies Following the Merger................  60
  Termination or Amendment........................  60
  Termination Fees................................  61
  Expenses........................................  61
  Indemnification.................................  61
  Other Agreements................................  61
  Voting Agreements...............................  62
COMPARATIVE RIGHTS OF STOCKHOLDERS OF USA WASTE
  AND WESTERN.....................................  63
  Comparison of Certain Provisions of the Charters
    and Bylaws of USA Waste and Western...........  63
  Significant Differences Between the Corporation
    Laws of California and Delaware...............  68
USA WASTE AND WESTERN COMBINED HISTORICAL
  UNAUDITED PRO FORMA CONDENSED FINANCIAL
  STATEMENTS......................................  73
USA WASTE AND WESTERN NOTES TO COMBINED HISTORICAL
  UNAUDITED PRO FORMA CONDENSED FINANCIAL
  STATEMENTS......................................  78
  Basis of Presentation...........................  78
  Pro Forma Adjustments...........................  78
SUPPLEMENTAL INFORMATION RELATING TO THE COMBINED
  HISTORICAL UNAUDITED PRO FORMA CONDENSED
  FINANCIAL STATEMENTS............................  80
BENEFICIAL OWNERSHIP OF WESTERN COMMON STOCK......  83
MARKET PRICE DATA.................................  85
  Market Information..............................  85
  Dividend Information............................  85
DESCRIPTION OF USA WASTE CAPITAL
  STOCK...........................................  86
  Common Stock....................................  86
  Preferred Stock.................................  86
  Authorized But Unissued Shares..................  86
  Transfer Agent and Registrar....................  86
  Limited Liability and Indemnification of
    Officers and Directors........................  86
INDEPENDENT AUDITORS..............................  87
LEGAL MATTERS.....................................  88
EXPERTS...........................................  88
PROPOSALS OF STOCKHOLDERS FOR ANNUAL MEETING......  88
OTHER MATTERS.....................................  88
APPENDIX A -- Agreement and Plan of Merger........ A-1
APPENDIX B -- Opinion of Donaldson, Lufkin &
  Jenrette Securities Corporation................. B-1
APPENDIX C -- Opinion of Merrill Lynch, Pierce,
  Fenner & Smith Incorporated..................... C-1
APPENDIX D -- Chapter 13 of General Corporation
  Law of the State of California.................. D-1
APPENDIX E -- USA Waste Services, Inc. 1996 Stock
  Option Plan for Non-Employee Directors.......... E-1
APPENDIX F -- USA Waste Services, Inc. Corporate
  Performance-Based Compensation Plan............. F-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere or incorporated by reference in this Joint Proxy Statement and Prospectus. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Joint Proxy Statement and Prospectus and the documents incorporated herein by reference.

                                 THE COMPANIES

USA WASTE SERVICES, INC. AND ACQUISITION

     USA Waste Services, Inc. ("USA Waste") is the fourth largest integrated solid waste management company in North America and serves municipal, commercial, industrial and residential customers in 21 states. USA Waste's solid waste management services include collection, transfer and disposal operations and, to a lesser extent, recycling and certain other waste management services. USA Waste owns or operates 29 landfills, 22 transfer stations and 44 collection operations and serves more than 500,000 customers. Riviera Acquisition Corporation ("Acquisition") is a wholly owned subsidiary of USA Waste organized for the purpose of effecting the Merger pursuant to the Merger Agreement. Acquisition has no material assets and has not engaged in any activities except in connection with the Merger. The principal executive offices of USA Waste and Acquisition are located at 5400 LBJ Freeway, Suite 300 -- Tower One, Dallas, Texas 75240, and the telephone number is (214) 383-7900.

     Additional information concerning USA Waste is included in USA Waste's reports filed under the Exchange Act that are incorporated by reference in this Joint Proxy Statement and Prospectus. See "Available Information" and "Incorporation of Certain Information by Reference."

WESTERN WASTE INDUSTRIES

     Western Waste Industries ("Western") is a provider of integrated waste services to commercial, industrial and residential customers. These services consist of the collection, transfer and disposal of solid waste in California, Texas, Louisiana, Florida, Colorado and Arkansas. Western has 91 municipal and regional authority contracts and serves over 785,000 customers. As part of its business, Western operates six landfills, three transfer stations and five recycling facilities. The principal executive offices of Western are located at 21061 S. Western Avenue, Torrance, California 90501, and the telephone number is
(310) 328-0900.

     Additional information concerning Western is included in Western's reports filed under the Exchange Act that are incorporated by reference in this Joint Proxy Statement and Prospectus. See "Available Information" and "Incorporation of Certain Information by Reference."

                                  THE MEETINGS

     The USA Waste Annual Meeting will be held at 2:00 p.m., Dallas, Texas time on May 7, 1996, at The Grand Kempinski -- Dallas Hotel, 15201 Dallas Parkway, Dallas, Texas, for the purpose of considering and acting upon proposals to (i) approve and adopt the Merger Agreement, (ii) elect three members of the USA Waste Board of Directors for the ensuing year, (iii) approve the USA Waste Services, Inc. 1996 Stock Option Plan for Non-Employee Directors (the "Director Plan"), (iv) approve the USA Waste Services, Inc. Corporate Performance-Based Compensation Plan (the "Compensation Plan"), (v) approve an amendment to the USA Waste Services, Inc. 1993 Stock Incentive Plan (the "1993 Plan") to provide an annual limit on awards to a participant in the 1993 Plan of up to 1,500,000 shares and to increase the number of shares that may be issued under the 1993 Plan by 2,500,000 shares, (vi) approve an amendment to the USA Waste Restated Certificate of Incorporation to delete a provision relating to stockholders' and creditors' rights and (vii) to ratify the appointment of Coopers & Lybrand L.L.P., as independent auditors for the ensuing year. The Western Special Meeting will be held at 10:00 a.m., Dallas, Texas time on May 7, 1996, at The Grand Kempinski -- Dallas Hotel, 15201 Dallas Parkway, Dallas, Texas for the sole purpose of approving and adopting the Merger Agreement. The USA Waste Annual Meeting and the Western Special Meeting, together, are sometimes referred to hereinafter as the "Meetings."

     Only those stockholders of USA Waste of record at the close of business on March 14, 1996 (the "USA Waste Record Date"), are entitled to notice of, and to vote at, the USA Waste Annual Meeting. Only those stockholders of Western of record at the close of business on March 22, 1996 (the "Western Record Date"), are entitled to notice of, and to vote at, the Western Special Meeting.

     Pursuant to the rules of the NYSE, approval and adoption of the Merger Agreement require the affirmative vote of the holders of a majority of the shares of USA Waste Common Stock voted, in person or by proxy, at the USA Waste Annual Meeting, provided that the total vote cast on the proposal represents a majority of the shares entitled to vote thereon. At the close of business on the USA Waste Record Date, there were approximately 65.9 million shares of USA Waste Common Stock outstanding and entitled to vote at the USA Waste Annual Meeting. In connection with the execution of the Merger Agreement, John E. Drury, Donald
F. Moorehead, Jr. and Alexander W. Rangos each executed a voting agreement pursuant to which such persons have agreed to vote shares of USA Waste Common Stock held by them for approval of the Merger. In connection with such voting agreements, Messrs. Drury, Moorehead and Rangos each executed an irrevocable proxy with respect to an aggregate of 3,456,473 shares of USA Waste Common Stock (or approximately 5.2% of shares outstanding on the USA Waste Record Date) held by them which proxy permits certain officers of Western to vote such shares in favor of the Merger. See "The Merger and Related Transactions -- Voting Agreements." All executive officers and directors of USA Waste who are stockholders of USA Waste, who collectively have the right to vote approximately 13 million shares of USA Common Stock, representing approximately 19.7% of the shares outstanding as of the USA Waste Record Date, have indicated to USA Waste that they intend to vote the shares of USA Waste Common Stock over which they have voting control in favor of the Merger Agreement. See "The Meetings -- Vote Required for Approval."

     Pursuant to California law, approval and adoption of the Merger Agreement require the affirmative vote of a majority of the votes to which holders of shares of Western Common Stock outstanding on the Western Record Date are entitled. At the close of business on the Western Record Date, there were approximately 14.8 million shares of Western Common Stock outstanding and entitled to vote at the Western Special Meeting. In connection with the execution of the Merger Agreement, Kosti Shirvanian executed a voting agreement pursuant to which he agreed to vote shares of Western Common Stock held by him for approval of the Merger. In connection with such voting agreement, Mr. Shirvanian executed an irrevocable proxy with respect to 4,476,041 shares of Western Common Stock (or approximately 30.3% of shares outstanding on the Western Record Date) held by him which proxy permits certain officers of USA Waste to vote such shares in favor of the Merger. See "The Merger and Related Transactions -- Voting Agreements." The officers and directors of Western who are shareholders of Western and certain principal shareholders of Western, who collectively have the right to vote approximately 5.0 million shares of Western Common Stock, representing approximately 34.0% of the shares outstanding as of the Western Record Date, have indicated to Western that they intend to vote such shares in favor of the Merger Agreement. In addition, USA Waste intends to vote the 634,900 shares of Western Common Stock owned by it, representing approximately 4.3% of the shares outstanding as of the Western Record Date, in favor of the Merger. See "The Meetings -- Vote Required for Approval."

                                   THE MERGER

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The Board of Directors of USA Waste has approved the Merger Agreement and has directed that it be submitted to the stockholders of USA Waste. The Board of Directors of USA Waste recommends that the stockholders of USA Waste approve and adopt the Merger Agreement. See "The Merger and Related
Transactions -- Background of the Merger," "-- USA Waste's Reasons for the Merger," "-- Recommendation of the Board of Directors of USA Waste" and
"-- Conflicts of Interest."

     The Board of Directors of Western has approved the Merger Agreement and has directed that it be submitted to the shareholders of Western. The Board of Directors of Western recommends that the shareholders of Western approve and adopt the Merger Agreement. See "The Merger and Related Transactions -- Background of the Merger," "-- Western's Reasons for the Merger" and "-- Recommendation of the Board of Directors of Western." In considering the recommendation of the Western's Board of Directors with respect to the Merger, Western shareholders should be aware that certain officers and directors of Western have direct or indirect interests in recommending the Merger, apart from their interests as shareholders of Western, which are separate from those of unaffiliated shareholders of Western. See "The Merger and Related Transactions -- Conflicts of Interest."

CONFLICTS OF INTEREST


     Certain members of the Board of Directors and management of Western have certain interests separate from their interests as stockholders. Such interests include: (i) certain officers of Western will become officers of USA Waste upon consummation of the Merger, including Mr. Kosti Shirvanian, who has executed an employment agreement with USA Waste to be effective at the Effective Time (as hereinafter defined), (ii) Mr. Kosti Shirvanian and Ms. Savey Tufenkian, directors and officers of Western will be elected to the USA Waste Board of Directors, (iii) as a non-employee director of USA Waste, Ms. Tufenkian will receive an annual grant of options to purchase 10,000 shares of USA Waste Common Stock pursuant to the Director Plan, if approved by the USA Waste stockholders at the USA Waste Annual Meeting, and Ms. Tufenkian will receive consulting payments aggregating $600,000 (iv) certain officers of Western may receive severance payments (in an aggregate amount of approximately $1.2 million), (v) certain officers and directors of Western hold options to acquire Western Common Stock, which will become fully vested and exercisable immediately into shares of USA Waste Common Stock upon consummation of the Merger, (vi) certain officers of Western who will not continue as employees of USA Waste will receive retirement benefits under Western's retirement plan (in an aggregate present value amount of approximately $4.8 million) and (vii) officers, directors and employees of Western will be indemnified by USA Waste against certain liabilities. For more information on such conflicts of interest, see "The Merger and Related Transactions -- Conflicts of Interest."


OPINIONS OF FINANCIAL ADVISORS

     On December 17, 1995, the Board of Directors of USA Waste received a written opinion from Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to the effect that as of such date the Exchange Ratio (as hereinafter defined) is fair to USA Waste from a financial point of view. On December 17, 1995, the Board of Directors of Western received an oral opinion (that was confirmed in a written opinion dated such date) from Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") that, as of such date, the Exchange Ratio (as hereinafter defined) is fair to the shareholders of Western (other than USA Waste and its affiliates) from a financial point of view. The full text of the written opinions of DLJ and Merrill Lynch are attached to this Joint Proxy Statement and Prospectus as Appendices B and C, respectively. See "The Merger and Related Transactions -- Opinion of Financial Advisor to USA Waste" and
"-- Opinion of Financial Advisor to Western."

CERTAIN TERMS OF THE MERGER

     Exchange Ratio. At the Effective Time (as hereinafter defined), Acquisition will merge with and into Western, and Western will become a wholly owned subsidiary of USA Waste. In the Merger, each outstanding share of Western Common Stock (other than shares of Western Common Stock held by USA Waste) will be converted into 1.50 shares of USA Waste Common Stock (the "Exchange Ratio").

     Based upon the number of shares of common stock of USA Waste and Western outstanding as of the USA Waste Record Date and Western Record Date, respectively, approximately 87.6 million shares of USA Waste Common Stock will be outstanding immediately after the Effective Time, of which approximately 21.7 million shares, representing 24.8% of the total, will be held by former holders of Western Common Stock.

     Fractional Shares. No fractional shares of USA Waste Common Stock will be issued pursuant to the Merger. In lieu of such fractional shares, each holder who would otherwise receive a fractional share will receive cash (without interest) in an amount equal to the product of such fractional part of a share of USA

Waste Common Stock multiplied by the average closing price per share of USA Waste Common Stock on the NYSE during the 10 trading days immediately preceding the Effective Time.

     Effective Time of the Merger. The Merger will become effective at the time (the "Effective Time") of the filing of a certified copy of the Merger Agreement with the Secretary of State of the State of California. Assuming the requisite stockholder approval of the Merger Agreement is obtained, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the Meetings. If all other conditions to the Merger have not been satisfied prior to the Meetings, however, it is expected that the Merger will occur as soon as practicable after such conditions have been satisfied or waived.

     Exchange of Western Common Stock Certificates. Promptly after consummation of the Merger, Boston EquiServe (the "Exchange Agent") will mail a letter of transmittal with instructions to each holder of record of Western Common Stock for use in exchanging certificates representing shares of Western Common Stock for certificates representing shares of USA Waste Common Stock and cash in lieu of any fractional shares. Certificates should not be surrendered by the holders of Western Common Stock until they have received the letter of transmittal from the Exchange Agent. See "The Plan of Merger and Terms of the Merger -- Manner and Basis for Converting Shares."

     Assumption of Western Option Plans. Pursuant to the Merger Agreement and at the Effective Time, USA Waste will assume the obligations under each outstanding option to purchase Western Common Stock (a "Western Option") that remains unexpired and unexercised in whole or in part. Accordingly, each Western Option will remain outstanding as an option to purchase, in place of the shares of Western Common Stock previously subject to such Western Option, that number of shares of USA Waste Common Stock equal to the product of the number of shares of Western Common Stock subject to the Western Option multiplied by the Exchange Ratio. The exercise price per share of USA Waste Common Stock will be equal to the previous exercise price per share under the Western Option divided by the Exchange Ratio. See "The Plan of Merger and Terms of the Merger -- Western Options." As of the Western Record Date, 22 individuals, representing all officers and directors of Western, hold options to acquire 3,049,116 shares of Western Common Stock pursuant to the terms of certain stock option agreements, at exercise prices ranging from $8 to $22 per share. See "The Merger and Related Transactions -- Conflicts of Interest."

     Indemnification. The Merger Agreement provides that the officers, directors, employees and agents of Western will be indemnified by USA Waste against certain liabilities and costs, including those arising out of, relating to or in connection with any action or omission occurring prior to the Effective Time or arising out of or pertaining to the transactions contemplated by the Merger Agreement. See "The Plan of Merger and Terms of the
Merger -- Indemnification."

CONDITIONS TO THE MERGER

     Certain Federal Income Tax Consequences. USA Waste has received an opinion of its counsel to the effect that no gain or loss will be recognized by USA Waste or Acquisition for federal income tax purposes as a result of consummation of the Merger. Western has received an opinion of its counsel to the effect that no gain or loss will be recognized for federal income tax purposes by Western or holders of Western Common Stock as a result of consummation of the Merger, except for gain or loss attributable to cash received in lieu of fractional shares. Receipt of these opinions is a condition precedent to the consummation of the Merger. See "The Merger and Related Transactions -- Certain Federal Income Tax Consequences."

     Accounting Treatment. It is a condition precedent to the closing of the Merger that USA Waste and Western will receive letters from Coopers & Lybrand L.L.P. and Ernst & Young LLP, respectively, dated as of the Effective Time, regarding the appropriateness of "pooling of interests" accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement. See "The Merger and Related Transactions -- Accounting Treatment."

     Governmental and Regulatory Approvals. Consummation of the Merger is conditioned upon the expiration or termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On January 19, 1996, USA Waste, Western, Kosti

Shirvanian and Savey Tufenkian filed notification reports under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice. The waiting period expired on February 18, 1996. See "The Merger and Related Transactions -- Government and Regulatory Approvals." USA Waste and Western are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than as required to comply with applicable federal and state securities laws.

     No Injunction Preventing Merger. Consummation of the Merger is subject to the condition that no injunction or decree by any federal or state court that prevents the consummation of the Merger shall have been issued and remain in effect.

     Other Conditions to the Merger. In addition to the approval and adoption of the Merger Agreement by the requisite votes of USA Waste stockholders and Western shareholders and the satisfaction of the conditions described above, the respective obligations of USA Waste and Western to effect the Merger are subject to the satisfaction or waiver, where permissible, of certain other conditions, including, without limitation, (i) the shares of USA Waste Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance and (ii) USA Waste shall have received letters from affiliates of USA Waste and Western to the effect that such persons will not dispose of USA Waste Common Stock in any manner that would adversely affect the accounting treatment of the Merger. See "The Plan of Merger and Terms of the Merger -- Conditions to the Merger."

NO SOLICITATION

     The Merger Agreement provides that Western will not initiate, solicit, negotiate, encourage, or provide confidential information to facilitate, and Western will cause any officer, director, or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it not to initiate, solicit, negotiate, encourage, or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties or any capital stock of Western. Notwithstanding the foregoing, Western may, under certain circumstances, furnish confidential or non-public information concerning its business, properties, or assets in response to an unsolicited request therefor. Western may negotiate with a potential acquiror if (i) the board of directors of Western, after consulting with one or more of its independent financial advisors, concludes that such acquisition proposal (if consummated pursuant to its terms) would result in a transaction more favorable to Western's shareholders than the Merger and (ii) based upon advice of its outside legal counsel, its board of directors determines in good faith that the failure to provide such confidential or non-public information to such potential acquiror would constitute a breach of its fiduciary duty to its shareholders (any such acquisition proposal meeting the conditions of clauses (i) and (ii) being referred to as a "Superior Proposal"). See "The Merger Agreement and Terms of the Merger -- No Solicitation of Acquisition Transactions."

TERMINATION OR AMENDMENT OF MERGER AGREEMENT

     Termination. The Merger Agreement may be terminated under certain circumstances, including (a) with the mutual consent of USA Waste and Western or
(b) either by USA Waste or Western at any time prior to the consummation of the Merger (i) if the Merger is not completed by June 30, 1996, for reasons other than delay on the part of the party requesting termination (the "Terminating Party") or any of its affiliates or associates; (ii) if the Merger is enjoined by a final, unappealable court order; (iii) if (x) Western receives a Superior Proposal and resolves to accept such a Superior Proposal and (y) Western shall have given USA Waste two (2) days' prior written notice of its intention to terminate; and (iv) if the non-Terminating Party (x) fails to perform in any material respect any of its material covenants in the Merger Agreement and (y) does not cure such default in all material respects within 30 days after notice of such default is given to the non-Terminating Party by the Terminating Party. Additionally, Western may terminate the Merger Agreement if (i) a tender or exchange offer is commenced by a third party (excluding any affiliate of USA Waste or any group of which any affiliate of USA Waste is a member) for all outstanding shares of Western Common Stock; (ii) Western's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer and (iii) Western shall have given USA Waste two (2) days' prior written notice of its intention to terminate. Similarly, USA Waste may terminate the Merger Agreement if Western shall have resolved to accept a Superior Proposal or shall have recommended to Western's shareholders that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of USA Waste or any group of which any affiliate of USA Waste is a member).

     Amendment. The Merger Agreement may be amended or supplemented by an instrument in writing signed on behalf of each party and in compliance with applicable law. Such amendment may occur at any time, including after the Merger Agreement has been approved by the shareholders of USA Waste and the stockholders of Western at the Meetings. See "The Plan of Merger and Terms of the Merger -- Termination or Amendment."

     Termination Fees; Expenses. Under certain circumstances, USA Waste or Western may be required to pay the other a fee of $18 million upon termination of the Merger Agreement. Certain expenses incurred in connection with this Joint Proxy Statement and Prospectus will be shared equally by USA Waste and Western. All other costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. See "The Plan of Merger and Terms of the Merger -- Termination Fees" and "-- Expenses."

DISSENTERS' RIGHTS

     Delaware law does not require that holders of USA Waste Common Stock who object to the Merger and who vote against or abstain from voting in favor of the Merger be afforded any appraisal or dissenters' rights or the right to receive cash for their shares. USA Waste does not intend to make available any such rights to its stockholders.

     Pursuant to Chapter 13 of the General Corporation Law of the State of California (the "CGCL"), shareholders of Western may be entitled to require Western to purchase their shares of Western Common Stock for cash at their fair market value as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger ("Dissenters' Rights") if demands for payment are filed with respect to 5% or more of the outstanding shares of Western Common Stock ("Dissenting Shares").

     A dissenting shareholder who wishes to require Western to purchase his or her shares of Western Common Stock must:

          (i) make written demand upon Western or its transfer agent, which is received not later than the date of the Western Special Meeting, setting forth the number of shares of Western Common Stock demanded to be purchased by Western and a statement as to claimed fair market value of such shares at December 17, 1995;

          (ii) vote against the Merger any or all of the shares of Western Common Stock entitled to be voted (shares not voted are not considered to be voted against the Merger for purposes of this requirement and will not be counted toward the 5% minimum for Dissenters' Rights to exist); provided that if a shareholder of Western votes part of the shares entitled to be voted in favor of the Merger, and fails to specify the number of shares voted, it is conclusively presumed under California law that such shareholder's approving vote is with respect to all shares entitled to be voted; and

          (iii) submit for endorsement, within 30 days after the date on which the notice of approval of the Merger by shareholders of Western is mailed to such shareholders, to Western or its transfer agent the certificates representing any shares in regard to which demand for purchase is being made, or to be exchanged for certificates of appropriate denominations so endorsed, with a statement that the shares are Dissenting Shares.

     The provisions of the CGCL are technical in nature and complex. Shareholders of Western desiring to exercise appraisal rights and to obtain appraisal of the fair value of their shares should consult counsel since the failure to comply strictly with the provisions of Chapter 13 of the CGCL may result in a waiver or forfeiture of their appraisal rights. A copy of Chapter 13 of the CGCL is attached hereto as Appendix D. See "The Merger and Related Transactions -- Rights of Dissenting Shareholders."

     If Dissenters' Rights are exercised with respect to more than 5.7% of Western's outstanding shares entitled to vote on the Merger, the Merger will not qualify as a pooling of interests for accounting purposes. USA Waste and Western would not consummate the Merger under such conditions.

                        STOCKHOLDERS' COMPARATIVE RIGHTS

     The rights of shareholders of Western are currently governed by California law, Western's Articles of Incorporation and Western's Bylaws. The rights of stockholders of USA Waste are governed by Delaware law and the Certificate of Incorporation and Bylaws of USA Waste. See "Risk Factors -- Delaware Corporation Laws May Provide Less Protection to Shareholders" and "Comparative Rights of Stockholders of USA Waste and Western."

                               MARKET PRICE DATA

     USA Waste Common Stock is traded on the NYSE under the symbol "UW." Western Common Stock is traded on the NYSE under the symbol "WW." The following table sets forth the range of high and low sale prices for USA Waste Common Stock and the Western Common Stock as reported on the NYSE for the calendar quarters indicated.

                                                          USA WASTE              WESTERN
                                                        COMMON STOCK          COMMON STOCK
                                                      -----------------     -----------------
                                                       HIGH       LOW        HIGH       LOW
                                                      ------     ------     ------     ------
    1994
      First Quarter.................................  $15.00     $11.13     $16.50     $13.38
      Second Quarter................................   13.38      10.38      20.50      13.63
      Third Quarter.................................   15.13      11.50      20.63      17.38
      Fourth Quarter................................   15.13      11.00      18.63      13.38
    1995
      First Quarter.................................  $12.38     $10.00     $17.00     $14.88
      Second Quarter................................   16.63      11.50      20.63      15.38
      Third Quarter.................................   21.88      14.63      24.50      19.00
      Fourth Quarter................................   22.50      17.00      27.50      18.00
    1996
      First Quarter.................................  $25.63     $17.25     $38.13     $25.25

     On December 18, 1995, the last trading day prior to announcement by USA Waste and Western that they had reached an agreement concerning the Merger, the closing sale price of USA Waste Common Stock as reported on the NYSE was $18.88 per share, and the closing sale price of Western Common Stock as reported on the NYSE was $24.38 per share. The equivalent per share price of Western Common Stock on December 18, 1995, calculated by multiplying the closing sale price of USA Waste Common Stock on the same date by the Exchange Ratio, was $28.31.

     On April 1, 1996, the closing sale price of USA Waste Common Stock as reported on the NYSE was $25.88 per share, and the closing sale price of Western Common on the NYSE was $38.75 per share. Following the Merger, USA Waste Common Stock will continue to be traded on the NYSE under the symbol "UW", and the listing of Western Common Stock on the NYSE will be terminated.

                         SUMMARY FINANCIAL INFORMATION

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following summary historical consolidated financial data of USA Waste for each of the three years in the period ended December 31, 1995 have been derived from USA Waste's historical audited consolidated financial statements. The following summary historical consolidated financial data of Western for each of the three years in the period ended June 30, 1995 have been derived from Western's historical audited financial statements and for the six months ended December 31, 1994 and 1995 have been derived from Western's historical unaudited consolidated financial statements. Such unaudited data for Western include all adjustments, consisting of normal recurring accruals, which Western's management considers necessary to present fairly the information for such periods. The historical financial data is not necessarily indicative of results to be expected after the Merger is consummated. The financial data should be read in conjunction with the separate audited and unaudited consolidated financial statements and the notes thereto incorporated by reference herein.

                            USA WASTE SERVICES, INC.

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1993        1994         1995
                                                              --------    ---------    --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                          AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenues..........................................  $382,234    $ 434,224    $457,099
                                                              --------    ---------    --------
Costs and expenses:
  Operating.................................................   217,345      257,370     253,884
  General and administrative................................    66,968       71,500      62,178
  Unusual items.............................................     2,672        8,863       4,733
  Merger costs..............................................        --        3,782      25,073
  Depreciation and amortization.............................    52,222       56,139      56,378
                                                              --------    ---------    --------
                                                               339,207      397,654     402,246
                                                              --------    ---------    --------
Income from operations......................................    43,027       36,570      54,853
                                                              --------    ---------    --------
Other income (expense):
  Shareholder litigation settlement and other litigation
     related costs..........................................    (5,500)     (79,400)         --
  Interest expense:
     Nonrecurring interest..................................        --       (1,254)    (10,994)
     Other..................................................   (35,975)     (32,804)    (30,354)
  Interest income...........................................     3,539        2,641       2,666
  Other income, net.........................................     1,915        1,877       2,699
                                                              --------    ---------    --------
                                                               (36,021)    (108,940)    (35,983)
                                                              --------    ---------    --------
Income (loss) before income taxes...........................     7,006      (72,370)     18,870
Provision for (benefit from) income taxes...................     6,018        3,908     (11,393)
                                                              --------    ---------    --------
Income (loss) from continuing operations....................       988      (76,278)     30,263
Preferred dividends.........................................       582          565          --
                                                              --------    ---------    --------
Income (loss) from continuing operations available to common
  shareholders..............................................  $    406    $ (76,843)   $ 30,263
                                                              ========    =========    ========
Income (loss) from continuing operations available to common
  shareholders per common share.............................  $   0.01    $   (1.55)   $   0.55
                                                              ========    =========    ========
Weighted average shares outstanding.........................    45,885       49,671      55,270
                                                              ========    =========    ========
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficit)...................................  $ 26,932    $  (4,601)   $ 14,879
Intangible assets, net......................................    70,566       93,416     118,778
Total assets................................................   748,932      785,616     908,037
Long-term debt, including current maturities................   402,800      410,714     373,785
Stockholders' equity........................................   224,550      164,349     402,849

                            WESTERN WASTE INDUSTRIES

                                                                                SIX MONTHS ENDED
                                                YEAR ENDED JUNE 30,               DECEMBER 31,
                                          --------------------------------    --------------------
                                            1993        1994        1995        1994        1995
                                          --------    --------    --------    --------    --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenues......................  $231,205    $257,005    $270,941    $134,818    $137,778
                                          --------    --------    --------    --------    --------
Costs and expenses:
  Operating.............................   187,648     192,099     196,235      97,370     101,493
  General and administrative............    37,076      38,483      39,480      19,546      20,445
  Unusual items.........................    21,043          --          --          --          --
                                          --------    --------    --------    --------    --------
                                           245,767     230,582     235,715     116,916     121,938
                                          --------    --------    --------    --------    --------
Income (loss) from operations...........   (14,562)     26,423      35,226      17,902      15,840
                                          --------    --------    --------    --------    --------
Other income (expense):
  Interest expense......................    (3,480)     (3,834)     (5,349)     (2,539)     (2,273)
  Interest income.......................       841         799       1,542         540         554
  Other income (expense), net...........     2,735        (767)       (628)     (1,084)         65
                                          --------    --------    --------    --------    --------
                                                96      (3,802)     (4,435)     (3,083)     (1,654)
                                          --------    --------    --------    --------    --------
Income (loss) before income taxes.......   (14,466)     22,621      30,791      14,819      14,186
Provision for (benefit from) income
  taxes.................................    (4,350)     10,094      13,702       6,594       6,029
                                          --------    --------    --------    --------    --------
Income (loss) from continuing
  operations............................  $(10,116)   $ 12,527    $ 17,089    $  8,225    $  8,157
                                          ========    ========    ========    ========    ========
Income (loss) from continuing operations
  per common share......................  $  (0.73)   $   0.83    $   1.10    $   0.53    $   0.51
                                          ========    ========    ========    ========    ========
Weighted average shares outstanding.....    13,818      15,048      15,531      15,546      15,928
                                          ========    ========    ========    ========    ========
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.........................  $ 13,261    $ 20,660    $ 15,288    $ 21,002    $ 18,646
Intangible assets, net..................    33,980      31,228      27,334      29,799      26,235
Total assets............................   268,386     284,681     293,373     303,407     297,118
Long-term debt, including current
  maturities............................    91,618      93,390      80,190     102,664      77,055
Stockholders' equity....................   122,421     139,177     160,221     149,366     169,329

SUMMARY COMBINED HISTORICAL UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following summary combined historical unaudited pro forma condensed financial information of USA Waste and Western gives effect to the Merger under the "pooling of interests" method of accounting as if the Merger had been consummated as of the beginning of the years presented. The pro forma information for the years ended December 31, 1993 and 1994 was prepared based on the historical financial information of USA Waste for such years and the historical financial information of Western for the years ended June 30, 1994 and 1995, respectively. The pro forma information for the year ended December 31, 1995 was prepared based on the historical statement of operations for USA Waste for such years and the historical statement of operations for Western for the twelve months ended December 31, 1995 after giving effect to the Merger using the "pooling of interests" method of accounting and the pro forma adjustments described in the notes to the combined historical unaudited pro forma condensed financial statements. Western's operating results for the six months ended June 30, 1995 were included in both the combined historical unaudited pro forma condensed statement of operations for the year ended June 30, 1995 and for the twelve months ended December 31, 1995. Western's operating revenues and income from continuing operations for the six months ended June 30, 1995 were $136,123,000 and $8,864,000, respectively. In addition to the pro forma adjustments in the combined historical unaudited pro forma condensed financial statements (which in effect are a restatement of the historical financial statements as if the Merger was consummated), the impact of certain transactions occurring in 1995 and 1996 is presented supplementally. These supplemental adjustments do not include the impact of certain cost and expense savings and other economic benefits that are expected to be realized as a result of the Merger or additional cost reductions relating to landfill and collection operations or additional revenues that may result from volume or price increases. See "Supplemental Information Relating to the Combined Historical Unaudited Pro Forma Condensed Financial Statements."

                         USA WASTE AND WESTERN COMBINED

                                                 COMBINED HISTORICAL UNAUDITED PRO FORMA
                                                       CONDENSED FINANCIAL INFORMATION
                                         -----------------------------------------------------------
                                            YEAR ENDED          YEAR ENDED                               SUPPLEMENTAL
                                         DECEMBER 31, 1993   DECEMBER 31, 1994                          INFORMATION FOR
                                            (USA WASTE)         (USA WASTE)                              TWELVE MONTHS
                                         AND JUNE 30, 1994   AND JUNE 30, 1995   TWELVE MONTHS ENDED    ENDED DECEMBER
                                             (WESTERN)           (WESTERN)        DECEMBER 31, 1995        31, 1995
                                         -----------------   -----------------   -------------------   -----------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenues.....................       $639,239            $705,165             $731,000             $780,034
                                              --------            --------             --------             --------
Costs and expenses:
  Operating............................        388,727             428,701              428,331              456,299
  General and administrative...........        104,121             108,885              101,268              108,061
  Unusual items........................          2,672               8,863                4,733                4,733
  Merger costs.........................             --               3,782               25,073               25,073
  Depreciation and amortization........         74,223              83,044               83,519               88,730
                                              --------            --------             --------             --------
                                               569,743             633,275              642,924              682,896
                                              --------            --------             --------             --------
Income from operations.................         69,496              71,890               88,076               97,138
                                              --------            --------             --------             --------
Other income (expense):
  Shareholder litigation settlement and
    other litigation related costs.....         (5,500)            (79,400)                  --                   --
  Interest expense:
    Nonrecurring interest..............             --              (1,254)             (10,994)             (10,994)
    Other..............................        (39,809)            (38,153)             (35,437)             (31,864)
  Interest income......................          4,338               4,183                4,222                5,010
  Other income, net....................          1,148               1,249                3,220                3,850
                                              --------            --------             --------             --------
                                               (39,823)           (113,375)             (38,989)             (33,998)
                                              --------            --------             --------             --------
Income (loss) before income taxes......         29,673             (41,485)              49,087               63,140
Provision for income taxes.............         16,112              17,610                1,744                4,819
                                              --------            --------             --------             --------
Income (loss) from continuing
  operations...........................         13,561             (59,095)              47,343               58,321
Preferred dividends....................            582                 565                   --                   --
                                              --------            --------             --------             --------
Income (loss) from continuing
  operations available to common
  shareholders.........................       $ 12,979            $(59,660)            $ 47,343             $ 58,321
                                              ========            ========             ========             ========
Income (loss) from continuing
  operations available to common
  shareholders per common share........       $   0.19            $  (0.82)            $   0.60             $   0.66
                                              ========            ========             ========             ========
Weighted average shares outstanding....         68,457              72,968               78,946               88,193
                                              ========            ========             ========             ========

                                                                      HISTORICAL PRO
                                                                     FORMA INFORMATION       SUPPLEMENTAL
                                                                           AS OF           INFORMATION AS OF
                                                                     DECEMBER 31, 1995     DECEMBER 31, 1995
                                                                     -----------------     -----------------
BALANCE SHEET DATA:
Working capital....................................................     $    33,525           $    13,523
Intangible assets, net.............................................         142,791               167,896
Total assets.......................................................       1,190,364             1,203,496
Long-term debt, including current maturities.......................         450,840               493,216
Stockholders' equity...............................................         557,387               525,847

COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth (a) the income (loss) from continuing operations available to common shareholders per common share and the book value per share of USA Waste Common Stock; (b) the income from continuing operations per common share and the book value per share of Western Common Stock; (c) the combined historical unaudited pro forma income (loss) from continuing operations available to common shareholders per common share and the unaudited pro forma book value per share data of USA Waste Common Stock after giving effect to the Merger on a pooling of interests basis with Western; and (d) the Western equivalent combined historical unaudited pro forma income (loss) from continuing operations per common share and the unaudited pro forma book value per share attributable to 1.50 shares of USA Waste Common Stock that will be received by Western shareholders for each share of Western Common Stock. The information presented in the table should be read in conjunction with the combined historical unaudited pro forma financial statements and the separate historical consolidated financial statements of USA Waste and Western and the notes thereto appearing elsewhere herein or incorporated by reference in this Prospectus. In addition to the pro forma adjustments in the combined historical unaudited pro forma condensed financial statements (which in effect are a restatement of the historical financial statements as if the Merger was consummated), the impact of certain transactions occurring in 1995 and 1996 is presented supplementally. See "USA Waste and Western Combined Historical Unaudited Pro Forma Condensed Financial Statements."

                                                                                      PRO FORMA
                                                                                ---------------------
                                                                                            WESTERN
                                                          USA WASTE   WESTERN   COMBINED   EQUIVALENT
                                                          ---------   -------   --------   ----------
Income (loss) from continuing operations available to
  common shareholders per common share:
  Historical:
     Twelve months ended December 31, 1995..............   $  0.55    $ 1.08     $ 0.60      $ 0.90
     Year ended December 31, 1994 (USA Waste)
       and June 30, 1995 (Western)......................     (1.55)     1.10      (0.82)      (1.23)
     Year ended December 31, 1993 (USA Waste)
       and June 30, 1994 (Western)......................      0.01      0.83       0.19        0.29
  Supplemental -- Twelve months ended December 31,
     1995...............................................                         $ 0.66      $ 0.99
Book value per share at December 31, 1995:
  Historical............................................      6.12     11.54       6.41        9.62
  Supplemental..........................................                           6.06        9.09

        OTHER PROPOSALS TO BE PRESENTED AT THE USA WASTE ANNUAL MEETING

     At the USA Waste Annual Meeting, stockholders of USA Waste will also be asked to consider and act upon the following proposals:

     Proposal No. 2. To elect three members of the Board of Directors of USA Waste for the ensuing year; provided, however, that if the Merger is approved, upon consummation of the Merger, the Board of Directors of USA Waste will be expanded to include three additional members: Mr. Kosti Shirvanian, Ms. Savey Tufenkian and a third member to be determined at a later date. See "Election of USA Waste Directors --

Nominees for Election as Directors." THE BOARD OF DIRECTORS OF USA WASTE RECOMMENDS THAT THE STOCKHOLDERS OF USA WASTE VOTE FOR THE NOMINEES FOR DIRECTORS DESCRIBED HEREIN.

     Proposal No. 3. To approve and adopt the Director Plan which provides for the annual grant to each non-employee director of USA Waste of options to purchase 10,000 shares of USA Waste Common Stock as of the first business day of January of each year commencing in January 1997. The exercise price of such options will be the closing sale price of the USA Waste Common Stock on the date of grant. See "Approval of USA Waste Director Plan." THE BOARD OF DIRECTORS OF USA WASTE RECOMMENDS THAT THE STOCKHOLDERS OF USA WASTE VOTE FOR THE DIRECTOR PLAN.

     Proposal No. 4. To approve and adopt the USA Waste Services, Inc. Corporate Performance-Based Compensation Plan which provides for annual bonuses based on certain performance criteria for key employees of USA Waste. USA Waste believes the Compensation Plan will assist in attracting and retaining qualified individuals and providing such individuals with an incentive to strive to achieve USA Waste's financial and other business objectives. See "Approval of the USA Waste Compensation Plan." THE BOARD OF DIRECTORS OF USA WASTE RECOMMENDS THAT THE STOCKHOLDERS OF USA WASTE VOTE FOR THE COMPENSATION PLAN.

     Proposal No. 5. To approve an amendment to the 1993 Plan (i) to provide an annual limit on awards to a participant in the 1993 Plan of up to 1,500,000 shares and (ii) to increase the aggregate number of shares of USA Waste Common Stock that may be issued under the 1993 Plan from 4,000,000 to 6,500,000. The annual limit on grants under the 1993 Plan to an individual will assure that grants under the 1993 Plan qualify as "performance-based" and will therefore be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The increase in shares of USA Waste Common Stock available under the 1993 Plan will assure that an adequate number of shares will be available for future award grants in order to provide appropriate incentives to employees of USA Waste and will permit and the grant of options pursuant to an employment agreement with Western's current Chief Executive Officer. See "Amendment of the USA Waste 1993 Stock Incentive Plan" and "The Plan of Merger and Terms of the Merger -- Other Agreements." THE BOARD OF DIRECTORS OF USA WASTE RECOMMENDS THAT THE STOCKHOLDERS OF USA WASTE VOTE FOR THE AMENDMENT TO THE 1993 PLAN.

     Proposal No. 6. To approve an amendment to the Restated Certificate of Incorporation of USA Waste to delete Article Thirteenth in its entirety. Article Thirteenth provides that if a majority in number representing three quarters in value of the creditors and/or the stockholders of USA Waste, as the case may be, agree to any compromise or arrangement and to any reorganization of USA Waste, such compromise or arrangement shall be binding on all creditors or stockholders, as the case may be, if sanctioned by the appropriate court. Certain lenders to USA Waste have requested that this provision be deleted from the USA Waste Certificate of Incorporation. USA Waste believes deletion of Article Thirteenth will provide USA Waste with additional flexibility in seeking and obtaining financing. See "Amendment to the USA Waste Certificate of Incorporation." THE BOARD OF DIRECTORS OF USA WASTE RECOMMENDS THAT THE STOCKHOLDERS OF USA WASTE VOTE FOR THE AMENDMENT.

     Proposal No. 7. To ratify the appointment of Coopers & Lybrand L.L.P. as certified public accountants to audit USA Waste's financial statements for fiscal 1996. See "Ratification of Appointment of Auditors." THE BOARD OF DIRECTORS OF USA WASTE RECOMMENDS THAT THE STOCKHOLDERS OF USA WASTE VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.

                                  RISK FACTORS

     In addition to the other information set forth in this Joint Proxy Statement and Prospectus, the following factors should be considered by the USA Waste stockholders and the Western shareholders before voting on the proposals herein.

FORWARD-LOOKING STATEMENTS MAY NOT PROVE ACCURATE

     When used or incorporated by reference in this Joint Proxy Statement and Prospectus, the words "anticipate," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

     Among the key factors that have a direct bearing on USA Waste's ability to attain its goals are the level and nature of competition from other waste companies, evaluation of the current regulatory environment and the costs associated with such regulations, the availability of attractive acquisition opportunities, successful integration of acquired businesses, improvement of operating efficiencies, availability of working capital, ability to maintain margins and the management of costs in a changing regulatory environment. USA Waste has also made certain assumptions relating to the outcome of various commercial, legal and regulatory proceedings relating to USA Waste's operations and the industry generally. These and other risk factors are discussed below.

EXPECTED BENEFITS OF COMBINED BUSINESS MAY NOT BE ACHIEVED

     There can be no assurance that the expected benefits of the Merger relative to the combined business as described under "The Merger and Related
Transactions -- USA Waste's Reasons for the Merger" will be achieved. Whether the anticipated benefits of the Merger are ultimately achieved will depend on a number of factors, including the ability of the combined companies to achieve administrative cost savings, rationalization of collection routes, insurance and bonding, cost reductions, lower interest expense and general economies of scale, the ability of the combined companies to retain municipal contracts and generally to capitalize on the combined asset base and strategic position of the combined entity.

STOCK PRICES MAY VARY IN RESPONSE TO CHANGES IN BUSINESS AND ECONOMIC CONDITIONS

     The relative stock prices of the USA Waste Common Stock and the Western Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement or the date hereof or the date on which stockholders vote on the Merger due to, among other factors, changes in the business, operations and prospects of USA Waste or Western, market assessments of the likelihood that the Merger will be consummated and the timing thereof and general market and economic conditions. The Exchange Ratio is fixed and will not be adjusted based on changes in the relative stock prices of the USA Waste Common Stock and the Western Common Stock.

NO ASSURANCE OF SUCCESSFUL MANAGEMENT AND MAINTENANCE OF GROWTH

     USA Waste has experienced rapid growth, primarily through acquisitions. USA Waste's financial results and prospects depend in large part on its ability to successfully manage and improve the operating efficiencies and productivity of these acquired operations. In particular, there can be no assurance that USA Waste will be able to successfully integrate the operations of Chambers Development Company, Inc. ("Chambers"), USA Waste's largest acquisition to date (the "Chambers Merger"), or that USA Waste will be able to successfully integrate the operations of Western if the Merger is consummated. Moreover, the ability of USA Waste to continue to grow will depend on a number of factors, including competition from other waste management companies, availability of attractive acquisition opportunities, availability of working capital, ability to maintain margins and the management of costs in a changing regulatory environment. USA Waste is continually seeking acquisition opportunities and believes that there exist a substantial number of potentially attractive consolidation opportunities in the solid waste management industry. USA Waste may pursue significant acquisitions if they can be achieved on acceptable terms. There can be no assurance that USA Waste will be able to continue to expand and successfully integrate operations.

NEED FOR CAPITAL; DEBT FINANCING

     The long-term debt of the combined company, including current maturities, on a pro forma basis as of December 31, 1995 was approximately $451 million. See "USA Waste and Western Combined Historical Unaudited Pro Forma Condensed Financial Statements." USA Waste expects to require additional capital from time to time to pursue its acquisition strategy and to fund internal growth. A portion of USA Waste's future capital requirements may be provided through future debt incurrences or issuances of equity securities. There can be no assurance that USA Waste will be successful in obtaining additional capital through such debt incurrences or issuances of additional equity securities.

     In addition, substantially all of the Company's existing indebtedness at December 31, 1995 is priced at variable interest rates that fluctuate as general interest rates change. As a result an increase in interest rates could adversely impact the Company's earnings in the future.

PROFITABILITY MAY BE AFFECTED BY COMPETITION

     The waste management industry is highly competitive and requires substantial capital resources. The industry consists of a few large national waste management companies as well as numerous local and regional companies of varying sizes and financial resources. The two largest national waste management companies have significantly greater financial resources than would the combined company after the Merger. Competition may also be affected by the increasing national emphasis on recycling, composting, incineration, and other waste reduction programs that could reduce the volume of solid waste collected or deposited in landfills.

POTENTIAL ADVERSE EFFECT OF GOVERNMENT REGULATION

     USA Waste's operations are, and the combined company's operations will be, subject to, and substantially affected by, extensive federal, state and local laws, regulations, orders and permits, which govern environmental protection, health and safety, zoning and other matters. These regulations may impose restrictions on operations that could adversely affect the combined company's results, such as limitations on the expansion of disposal facilities, limitations on or the banning of disposal of out-of-state waste or certain categories of waste or mandates regarding the disposal of solid waste. Because of heightened public concern, companies in the waste management business may become subject to judicial and administrative proceedings involving federal, state or local agencies. These governmental agencies may seek to impose fines on the combined company or to revoke or deny renewal of operating permits or licenses for violations of environmental laws or regulations or to require remediation of environmental problems at sites or nearby properties, or resulting from transportation or predecessors' transportation and collection operations, all of which could have a material adverse effect on the combined company. Liability may also arise from actions brought by individuals or community groups in connection with the permitting or licensing of operations, any alleged violations of such permits and licenses or other matters.

POTENTIAL ENVIRONMENTAL LIABILITY

     USA Waste is, and the combined company will be, subject to liability for environmental damage that its landfills, transfer stations and collection operations have caused or may cause nearby landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the acquisition of such assets or operations. Liability may also arise from any off-site environmental contamination caused by pollutants or hazardous substances the transportation, treatment or disposal of which was arranged for by USA Waste, Western or their predecessor owners of operations or assets acquired by such companies. Any substantial liability for environmental damage could materially adversely affect operating results and financial condition.

POTENTIAL LOSS OR MATERIAL CHANGE IN FRANCHISE AGREEMENTS

     In 1995, Western derived approximately 49% of its revenues from municipal and regional authority contracts. The combined company is expected to generate approximately 20% of its revenues from municipal and regional authority contracts. Many municipal franchise agreements are of fixed duration and are subject to negotiation and renewal, and competitive bidding and may contain change of control provisions requiring a consent for transactions such as the Merger. There can be no assurance that such franchise agreements will be renewed or that necessary consents will be obtained, or that obtaining such renewals or consents will not result in these agreements containing terms less favorable to the combined company than Western's existing franchise agreements.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT MARKET PRICE OF STOCK

     Sales of substantial amounts of USA Waste Common Stock in the public market could adversely affect the market price of such stock. USA Waste recently filed a shelf registration statement for the benefit of certain stockholders relating to 4,000,000 shares of USA Waste Common Stock. Such shares are immediately saleable in the open market. In addition, USA Waste has a shelf registration statement covering approximately 5.2 million shares of USA Waste Common Stock that may be used for acquisitions. In the event that the market price of USA Waste Common Stock were adversely affected by such sales, USA Waste's access to equity capital markets could be adversely affected, and issuances of stock by USA Waste in connection with acquisitions, or otherwise, could dilute earnings per share.

DELAWARE CORPORATION LAWS MAY PROVIDE LESS PROTECTION TO SHAREHOLDERS

     Upon consummation of the Merger, the shareholders of Western will become stockholders of USA Waste, and their rights will be governed by Delaware law, which differs in certain material respects from California law, the law governing current Western shareholders. This change of governing law could materially affect various rights of current Western shareholders, including making the removal of directors more difficult, limiting the rights of stockholders to vote with respect to certain transactions and restricting the circumstances under which stockholders are entitled to exercise dissent and appraisal rights, among others, as more fully described in "Comparative Rights of Stockholders of USA Waste and Western -- Significant Differences Between the Corporation Laws of California and Delaware."

                                  THE MEETINGS

DATE, TIME AND PLACE OF THE MEETINGS

     The USA Waste Annual Meeting will be held at 2:00 p.m. Dallas, Texas time, on May 7, 1996, at The Grand Kempinski -- Dallas Hotel, 15201 Dallas Parkway, Dallas, Texas 75248. The Western Special Meeting will be held at 10:00 a.m., Dallas, Texas time, on May 7, 1996, at The Grand Kempinski -- Dallas Hotel, 15201 Dallas Parkway, Dallas, Texas 75248.

PURPOSE OF THE MEETINGS

     The purpose of the USA Waste Annual Meeting is to consider and act upon the following proposals: (i) to approve and adopt the Merger Agreement, (ii) to elect three members of USA Waste's Board of Directors for the ensuing year,
(iii) to approve and adopt the Director Plan, (iv) to approve the USA Waste Services, Inc. Corporate Performance-Based Compensation Plan (the "Compensation Plan"), (v) to approve an amendment to the USA Waste Services, Inc. 1993 Stock Incentive Plan (the "1993 Plan") to provide an annual limit on awards to a participant in the 1993 Plan of up to 1,500,000 shares and to increase the number of shares that may be issued under the 1993 Plan by 2,500,000 shares,
(vi) to amend the USA Waste Restated Certificate of Incorporation to delete Article Thirteenth and (vii) to ratify the appointment of Coopers & Lybrand L.L.P. as USA Waste's independent auditors for the ensuing year. Any other proper business may be transacted at the USA Waste Annual Meeting or any adjournments thereof. USA Waste stockholder approval of the Merger is required in accordance with the rules of the NYSE since the USA Waste Common Stock to be issued in connection with the Merger will be in excess of 20% of the number of shares of USA Waste Common Stock outstanding before such issuance.

     The sole purpose of the Western Special Meeting is to consider and act upon a proposal to approve and adopt the Merger Agreement.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of USA Waste Common Stock at the close of business on the USA Waste Record Date are entitled to notice of, and to vote at, the USA Waste Annual Meeting, and only holders of record of Western Common Stock at the close of business on the Western Record Date are entitled to notice of, and to vote at, the Western Special Meeting.

     On the USA Waste Record Date, there were 3,846 holders of record of USA Waste Common Stock with 65,906,973 shares of USA Waste Common Stock issued and outstanding. Each share of USA Waste Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval. See "Principal Stockholders of USA Waste and Western" for information regarding persons known to management of USA Waste to be the beneficial owners of more than 5% of the outstanding USA Waste Common Stock.

     On the Western Record Date, there were 769 holders of record of Western Common Stock with 14,782,923 shares issued and outstanding. Each share of Western Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Principal Stockholders of USA Waste and Western" for information regarding persons known to management of Western to be the beneficial owners of more than 5% of the outstanding Western Common Stock.

     If a share is represented for any purpose at a Meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. In all cases, shares with respect to which authority to vote is withheld, abstentions and Broker Shares, which are not voted, will not be included in determining the number of votes cast.

VOTING AND REVOCATION OF PROXIES

     All properly executed proxies that are not revoked will be voted at the USA Waste Annual Meeting and the Western Special Meeting, as applicable, in accordance with the instructions contained therein. If a holder of USA Waste Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR (i) approval and adoption of the Merger Agreement, (ii) election of the USA Waste Board's nominees for directors, (iii) approval of the USA Waste Director Plan, (iv) approval of the USA Waste Compensation Plan, (v) approval of the amendment to the 1993 Plan to provide an annual limit on awards to a participant of up to 1,500,000 shares and to increase the number of shares of USA Waste Common Stock that may be issued under the 1993 Plan by 2,500,000 shares, (vi) approval of the amendment to the USA Waste Restated Certificate of Incorporation and (vii) ratification of the appointment of Coopers and Lybrand L.L.P. as USA Waste's independent auditors for the ensuing year. If a holder of Western Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR approval and adoption of the Merger Agreement. A stockholder of USA Waste or a shareholder of Western who has executed and returned a proxy may revoke it at any time before it is voted at the respective meeting by (a) executing and returning a proxy bearing a later date, (b) filing a written notice of such revocation with the Secretary of USA Waste or Western, as appropriate, stating that the proxy is revoked or (c) attending the meeting and voting in person.

     Delaware law does not require that holders of USA Waste Common Stock who object to the Merger and who vote against or abstain from voting in favor of the Merger be afforded any appraisal rights or the right to receive cash for their shares. USA Waste does not intend to make available any such rights to its stockholders. California law provides that holders of Western Common Stock who object to the Merger and who vote against the Merger be afforded appraisal rights provided certain conditions are met. See "The Merger and Related Transactions -- Rights of Dissenting Shareholders."

VOTE REQUIRED FOR APPROVAL

     USA Waste. USA Waste's Bylaws provide that the presence at the USA Waste Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of USA Waste Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Under the rules of the NYSE, approval of the Merger requires the affirmative vote of the holders of a majority of the shares of USA Waste Common Stock voted, in person or by proxy, at the USA Waste Annual Meeting provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. For purposes of the Merger proposal, abstentions and broker non-votes will not count as shares voted. At the close of business on the USA Waste Record Date, there were approximately 65.9 million shares of USA Waste Common Stock outstanding and entitled to vote at the USA Waste Annual Meeting. On the USA Waste Record Date, the directors and officers of USA Waste and their affiliates held approximately 13 million shares of USA Waste Common Stock, representing approximately 19.7% of the outstanding shares. Such persons have indicated to USA Waste that they intend to vote their shares in favor of the Merger. For information relating to certain voting agreements entered into in connection with the Merger Agreement, see "The Plan of Merger and Terms of the Merger -- Voting Agreements."

     With respect to the election of USA Waste directors, the three Class I nominees receiving the highest number of affirmative votes will be elected to the Board of Directors of USA Waste. Proxies given to the persons named in the USA Waste form of proxy will be voted FOR the election of the nominees listed under "Election of USA Waste Directors" unless authority to vote is withheld. A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director.

     The adoption and approval of the Director Plan and the Compensation Plan and the amendment of the 1993 Plan each require the affirmative vote of the holders of a majority of the shares of USA Waste Common Stock present or represented by proxy and entitled to vote at the USA Waste Annual Meeting.

     Adoption and approval of the amendment to USA Waste's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of USA Waste Common Stock entitled to vote on such proposal.

     Ratification of the appointment of the independent auditors for the ensuing year requires the vote of a majority of the shares of USA Waste Common Stock present or represented by proxy at the USA Waste Annual Meeting. Abstentions and broker non-votes will have the same effect as voting against such proposal.

     Abstentions from the proposal to elect directors, the proposal to approve and adopt the Director Plan, the proposal to approve the Compensation Plan, the proposal to amend the 1993 Plan and the proposal to amend USA Waste's Restated Certificate of Incorporation will be treated as votes against the proposal. Broker non-votes on any such matters will be treated as shares as to which voting power has been withheld by the beneficial holders of those shares and therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote. Therefore, broker non-votes on such matters will not have an effect upon the determination of whether the requisite vote on these matters has been achieved. With respect to the proposal to amend USA Waste's Restated Certificate of Incorporation, the failure of USA Waste stockholders to sign and return their proxy will have the same effect as voting against such proposal.

     Western. The presence at the Western Special Meeting, in person or by proxy, of holders of the issued and outstanding shares of Western Common Stock entitled to vote and representing a majority of the voting power of Western will constitute a quorum for the transaction of business. At the close of business on the Western Record Date, there were approximately 14.8 million shares of Western Common Stock outstanding and entitled to vote at the Western Special Meeting. Pursuant to California law and the provisions of the Articles of Incorporation of Western, approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Western Common Stock outstanding on the Western Record Date, or approximately 7.4 million shares. On the Western Record Date, the directors and officers of Western and their affiliates held approximately 5.0 million shares of Western Common Stock, representing approximately 34.0% of the outstanding voting power. Such persons have indicated to Western that they intend to vote their shares in favor of the Merger Agreement. In addition, USA Waste intends to vote the 634,900 shares of Western Common Stock owned by it, representing approximately 4.3% of the shares outstanding as of the Western Record Date in favor of the Merger. See "Principal Stockholders of USA Waste and Western." For information relating to certain voting agreements entered into in connection with the Merger Agreement, see "The Plan of Merger and Terms of the Merger -- Voting Agreements."

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, and employees of each of USA Waste and Western may solicit proxies from their respective stockholders by personal interview, telephone, telegram, facsimile, or otherwise. USA Waste and Western will each bear the costs of the solicitation of proxies from their respective stockholders, except that USA Waste and Western will share equally the cost of printing this Joint Proxy Statement and Prospectus. USA Waste has engaged Corporate Investor Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies of USA Waste stockholders. USA Waste will pay the fees in connection with the solicitation by such firm which are anticipated to be $5,000 plus such firm's out-of-pocket expenses. Western has engaged Chemical Mellon Shareholder Services, LLC, a proxy solicitation firm, to assist in the solicitation of proxies from Western shareholders. Western will pay the fees in connection with the solicitation by such firm which are anticipated to be $4,000 plus such firm's out-of-pocket expenses. Arrangements will be made with brokerage firms and other custodians, nominees, and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. USA Waste and Western will reimburse brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

OTHER MATTERS

     At the date of this Joint Proxy Statement and Prospectus, the Boards of Directors of USA Waste does not know of any business to be presented at its meeting other than as set forth in the notice accompanying this Joint Proxy Statement and Prospectus.

                      THE MERGER AND RELATED TRANSACTIONS

     The detailed terms and conditions to the consummation of the Merger are contained in the Merger Agreement, which is attached hereto as Appendix A and incorporated herein by reference. The following discussion sets forth a description of certain material terms and conditions of the Merger Agreement. The description in this Joint Proxy Statement and Prospectus of the terms and conditions to the consummation of the Merger is qualified in its entirety by reference to the Merger Agreement.

GENERAL DESCRIPTION OF THE MERGER

     The Merger Agreement provides that, at the Effective Time, Acquisition will merge with and into Western, whereupon Western will become a wholly owned subsidiary of USA Waste and each outstanding share of Western Common Stock (other than shares owned by USA Waste) will be converted into 1.50 shares of USA Waste Common Stock.

     Based upon the number of shares of USA Waste Common Stock and Western Common Stock outstanding as of the USA Waste Record Date and Western Record Date, respectively, approximately 87.6 million shares of USA Waste Common Stock will be outstanding immediately following the Effective Time, of which approximately 21.7 million shares, representing 24.8% of the total, will be held by former holders of Western Common Stock.

BACKGROUND OF THE MERGER

     In February 1993, USA Waste purchased Western's minority interest in Best Pak Disposal, Inc., a solid waste collection company with operations in Houston, Texas. At that time, Donald F. Moorehead, Jr., then Chief Executive Officer of USA Waste, and Kosti Shirvanian, Chairman of the Board and Chief Executive Officer of Western, discussed the possibility of a strategic alliance between USA Waste and Western as a part of USA Waste's strategy of expanding its waste management services through selective acquisitions of waste management operations that complemented existing operations or otherwise contributed to USA Waste's participation in the consolidation trend within the solid waste management industry.

     At various times throughout that year, David Sutherland-Yoest, then the Chief Executive Officer of Envirofil, also met with Kosti Shirvanian to consider a merger between Envirofil and Western. At these meetings, Mr. Sutherland-Yoest was represented by John E. Drury, who was then a Managing Director of Sanders Morris Mundy Inc., a Houston-based investment banking firm. On January 24, 1994, USA Waste announced that it would be merging with Envirofil, and all discussions concerning Western's potential merger with either USA Waste or Envirofil ceased. In May 1994, the merger between USA Waste and Envirofil was consummated. At such time, Mr. Drury joined USA Waste as its Chief Executive Officer, and Messrs. Moorehead and Sutherland-Yoest became the Chief Development Officer and Chief Operating Officer of USA Waste, respectively.

     Over the summer and early fall of 1994, Messrs. Drury, Moorehead and Sutherland-Yoest of USA Waste visited with Mr. Shirvanian on several occasions in order to maintain their business relationships with Mr. Shirvanian and to communicate USA Waste's ongoing interest in possibly pursuing a merger between USA Waste and Western. On November 28, 1994, USA Waste announced its merger with Chambers, and discussions between USA Waste and Western were once again discontinued. The Chambers Merger was consummated in June 1995.

     In July and August 1995, Messrs. Drury, Moorehead and Sutherland-Yoest once again approached Mr. Shirvanian to discuss a potential combination of USA Waste and Western. Earl E. DeFrates, Executive

Vice President and Chief Financial Officer of USA Waste, participated in these discussions on a limited basis and also met in Dallas, Texas with Lawrence F. McQuaide, Western's Executive Vice President and Chief Financial Officer, to further discuss the possibilities of a business combination, to share publicly available information about the respective companies and to explore preliminarily a reasonable range of exchange ratios.

     In August 1995, Western engaged Merrill Lynch to provide financial advisory services to Western in connection with the possible business combination with USA Waste and other strategic alternatives including proceeding on a stand alone basis. The Western Board of Directors determined that to remain competitive in the solid waste industry, Western would have to undertake a strategy of substantial growth, which the Board concluded could be better achieved through a combination with an established, national solid waste company.

     During meetings conducted from August 15 to August 17, 1995, Messrs. Drury, Moorehead and DeFrates delivered a corporate presentation to Mr. Shirvanian, several Western board members and representatives of Merrill Lynch and outside counsel to Western in Newport Beach, California. This presentation included a general overview of USA Waste's operations and its business strategies and objectives.

     In mid-August 1995, Western's general counsel delivered to USA Waste's general counsel a draft of a confidentiality agreement.

     On August 29, 1995, Mr. DeFrates met with Mr. McQuaide and a representative of Merrill Lynch in California for the purpose of further discussing a range of reasonable exchange ratios that would be mutually beneficial to the stockholders of USA Waste and Western. After receiving information from the Western representatives regarding possible exchange ratios, Mr. DeFrates stated he would report the results of their meeting to the rest of the USA Waste management team for further consideration. The Western representatives advised Mr. DeFrates that Western could provide additional information to USA Waste that might assist in USA Waste's evaluation of exchange ratios if USA Waste executed a confidentiality agreement, a revised form of which was delivered to USA Waste around such time. Mr. DeFrates advised the Western representatives that USA Waste was considering various financing alternatives geared to strengthening USA Waste's balance sheet, and if an agreement could not be reached with Western in a timely fashion, USA Waste would more than likely discontinue negotiations with Western and pursue one or more financing alternatives available to USA Waste at that time. Shortly thereafter, USA Waste ceased all negotiations with Western.

     On September 26, 1995, Western sent USA Waste a revised form of confidentiality agreement. USA Waste took no action with respect to the confidentiality agreement at that time.

     In October 1995, USA Waste announced and consummated a public offering of 6,483,125 shares of USA Waste Common Stock.

     During the period from November 15 to 17, 1995, Messrs. Drury, Moorehead and DeFrates held a series of meetings with Messrs. Shirvanian, McQuaide, Ramsey DiLibero, Chief Operating Officer of Western, Mr. Arnold J. Rothlisberger, Vice President and General Counsel of Western in Newport Beach, California to discuss further a possible merger and an appropriate exchange ratio. On November 15, 1995, the management teams of USA Waste and Western discussed possible exchange ratios. USA Waste's management indicated they would not pursue a business combination that was not accretive to the stockholders of USA Waste. During such meeting, management of USA Waste indicated they would propose to the USA Waste Board of Directors an exchange ratio of 1.5 shares of USA Waste Common Stock for each share of Western Common Stock. The establishment of the exchange ratio range was not directly tied to the market value of either the USA Waste Common Stock or the Western Common Stock, but was rather negotiated between the two management teams. The financial advisors were not present in such negotiations. On November 16, 1995, USA Waste made an informational presentation at a meeting of Western's Board of Directors concerning USA Waste's business and strategies. Merrill Lynch was present at the Western Board Meeting. On November 17, 1995, the management teams of USA Waste and Western discussed the terms of an employment agreement to be entered into between USA Waste and Kosti Shirvanian in connection with any transaction between USA Waste and Western. Mr. Robert Kopple, Mr. Shirvanian's personal attorney, attended the meetings on November 16 and 17. On November 20, 1995, the Board of Directors of USA Waste participated in a conference call at which time the USA Waste management team informed the Board of the status of the negotiations with Western.

     Several weeks later on December 7, 1995, Messrs. Drury and Moorehead once again met with Messrs. Shirvanian, DiLibero and McQuaide and representatives of Merrill Lynch, among others, to discuss further a possible merger between USA Waste and Western, the timing of the transaction and the form of a confidentiality agreement to be entered into between USA Waste and Western. Also, on December 7, 1995, separate meetings between Messrs. Drury, Moorehead and Mr. Kopple were held for the purpose of negotiating the terms of Mr. Shirvanian's employment agreement in greater detail. An agreement in principle relating to Mr. Shirvanian's employment was reached at such meeting.

     On December 8, 1995, Mr. DeFrates and Gregory T. Sangalis, USA Waste's Vice President, General Counsel and Secretary, were called to Los Angeles to participate in negotiations between USA Waste and Western regarding various terms of a possible merger and to discuss the timing of due diligence reviews of both companies. Management teams and representatives from financial advisors and outside counsel for both companies were present during these meetings. The Board of Directors of Western met on that date and was updated by Western's management and Merrill Lynch regarding the progress of the discussions with USA Waste and the status of their exploration of other strategic alternatives, including business combinations with other companies and the benefits and risks of proceeding on a stand-alone basis. At the conclusion of this meeting, Western's management and Merrill Lynch were encouraged to continue their discussions with USA Waste. Also on December 8, 1995, the USA Waste Board of Directors participated in a conference call at which time Mr. Drury informed the Board of the status of the negotiations with Western. On that same date, USA Waste and DLJ executed an engagement letter whereby DLJ agreed to act as USA Waste's financial advisor with respect to the possible acquisition of Western. USA Waste and Western entered into a confidentiality agreement, executed on December 10, 1995, with respect to the exchange of financial and operational information for purposes of evaluating a potential merger transaction.

     Management teams and representatives from financial advisors and outside counsel for both companies reconvened in Los Angeles, California on December 11, 1995 to negotiate further the terms of a possible merger of USA Waste and Western. During this time, negotiations involved the exchange of views concerning the business, operations, financial position, strategic goals and future prospects of USA Waste and Western, as well as the relative contribution of each company to the combined entity and the relative ownership of the combined entity by current USA Waste shareholders and Western stockholders. During the period from December 11 to December 17, 1995, the management teams from both companies and their respective financial advisors and outside legal counsel met to negotiate the terms of a merger agreement and to conduct due diligence investigations.

     On December 17,1995, the respective Boards of Directors of USA Waste and Western met to consider the proposed Merger. At the USA Waste Board of Directors meeting, USA Waste's management presented a draft form of the Merger Agreement and related documents and the terms of the Merger to the Board and reviewed the results of the due diligence investigations of Western conducted by USA Waste's management team, counsel and independent auditors. Representatives of DLJ then reviewed with the USA Waste Board of Directors certain financial and operating data relating to Western and other publicly held solid waste companies, as well as certain pro forma financial information reflecting the Merger. After making this presentation and responding to questions, the DLJ representatives delivered a written opinion, as of such date, to the effect that the Exchange Ratio was fair, from a financial point of view, to USA Waste. Following such review and discussion, the USA Waste Board of Directors approved the Merger Agreement and related transactions and voted to recommend to USA Waste's shareholders the approval of the Merger Agreement.

     At the December 17, 1995 meeting of Western's Board of Directors, Western's management presented a draft form of the Merger Agreement and related documents to the Board and reviewed the results of the due diligence investigations of USA Waste conducted by Western's management team, financial advisor, outside counsel and independent auditors. Representatives of Merrill Lynch presented certain financial and operating data relating to USA Waste and other publicly held solid waste management companies and its financial analysis of the proposed Merger. After discussion by the Board of Directors, Merrill Lynch delivered its oral opinion that, subject to the satisfactory resolution of the issues noted in the immediately succeeding sentence, as of December 17, 1995, the Exchange Ratio is fair to the shareholders of Western (other than USA Waste and its affiliates) from a financial point of view. Based upon the receipt of Merrill Lynch's fairness opinion, the review of the proposed Merger Agreement, financial and operating data and the prospects and projected financial results of the combined company, and after hearing the results of the due diligence inquiries, the Board of Directors of Western determined to approve the Merger Agreement subject to the satisfactory resolution of several issues pertaining to the Merger, including (i) the finalization of Mr. Shirvanian's employment agreement, (ii) the resolution of a condition to the Merger relating to the dissent by more than 5% of the outstanding shares of Western Common Stock, (iii) the resolution of a provision allowing Western to consummate certain acquisitions prior to the consummation of the Merger without approval of USA Waste, (iv) the finalization of the terms of the Voting Agreements and (v) the resolution of certain accounting concerns relating to the pooling of interests accounting treatment of the Merger.

     During the evening of December 17, 1995 and the morning of December 18, 1995, representatives of USA Waste and Western, their respective financial advisors and outside counsel, and Mr. Kopple worked to resolve the final provisions of the Merger Agreement and Mr. Shirvanian's employment agreement. Satisfactory resolution of these issues was achieved late in the afternoon on December 18, 1995, at which time Merrill Lynch's oral opinion was confirmed in writing and the Merger Agreement, Mr. Shirvanian's employment agreement and the Voting Agreements and related irrevocable proxies were signed by the requisite parties thereto.

USA WASTE'S REASONS FOR THE MERGER

     In evaluating the Merger, the management and the Board of Directors of USA Waste considered a variety of factors in the context of USA Waste's strategic objectives. A key element of USA Waste's strategy is to expand solid waste management services through the acquisition of additional solid waste collection operations, landfills, and collection, transfer and recycling operations, with the objective of becoming a national integrated solid waste management company with a broad geographic base of operations. USA Waste anticipates that added service requirements, increased regulation and heightened public concern over the environment, all of which have contributed to dramatically higher costs associated with providing waste management services generally, will cause continued industry consolidation as well as increased privatization of municipal services, affording attractive future opportunities for growth. In evaluating the Merger, USA Waste's Board of Directors considered the desirability of potential savings from the synergies between USA Waste and Western and the integration of the companies' operations, including administrative cost savings through headcount reductions, the rationalization of collection routes, reductions in insurance and bonding costs and lower interest expenses due to Western's strong balance sheet and the resulting reduced debt-to-capital ratio of the combined company after the Merger. USA Waste's Board of Directors also considered the unique nature of Western's California franchise, given its large component of municipal/franchise contracts, the high retention rate of such contracts, Western's significant market share in Southern California and strong presence in Central and Northern California, as well as Western's disposal development projects, which strategically position the combined company to capitalize on future landfill closures in the Los Angeles area. USA Waste's Board concluded that by combining operations of USA Waste and Western, USA Waste would further its strategic objectives and that the combined entity could participate more effectively in the ongoing consolidation of the solid waste services industry. In addition, the USA Waste Board of Directors and management concluded that (i) a larger asset and revenue base resulting from the Merger would provide USA Waste better access to capital to pursue its strategic objectives and achieve economies of scale associated with a larger base of operations and (ii) assuming the achievement of certain operating synergies, the Merger would result in accretion to USA Waste's earnings.

     At the December 17, 1995 meeting, the USA Waste Board of Directors received a written opinion from DLJ that the Exchange Ratio was fair as of such date, from a financial point of view, to USA Waste. See "-- Opinion of Financial Advisor to USA Waste."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF USA WASTE

     For the reasons set forth under "USA Waste's Reasons for the Merger," the Board of Directors of USA Waste believes that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, USA Waste and the holders of USA Waste Common Stock. All members of the Board of Directors approved the Merger Agreement and the Merger and recommend that the holders of USA Waste Common Stock vote FOR adoption and approval of the Merger Agreement and the Merger. In considering the recommendation of the USA Waste Board of Directors with respect to the Merger, USA Waste stockholders should be aware that certain members of the Boards of Directors and management have direct and indirect interests in the consummation of the Merger, apart from their interests as shareholders. See "-- Conflicts of Interest."

WESTERN'S REASONS FOR THE MERGER

     In concluding that pursuing a strategic combination was in the best interests of Western and its shareholders, the Board of Directors of Western compared the benefits and risks of proceeding on a stand-alone basis with that of combining operations with another company. The Board of Directors determined that to remain competitive in the solid waste industry, Western would have to undertake a strategy of substantial growth. The Board of Directors concluded that such growth could be better achieved through a combination with an established, national solid waste company.

     In evaluating the transaction with USA Waste, the Board of Directors determined that the Merger would enable Western operations to benefit from USA Waste's experience in marketing, open market operations and landfill development, while enabling USA Waste operations to benefit from Western's experience in developing and servicing municipal contracts. The Western Board of Directors also believes that the increased financial, managerial and operational strength of the combined company will enable it to take advantage of acquisition opportunities that may not be available to Western alone, as well as achieve significant economies of scale and operational efficiencies.

     In reaching its conclusion to recommend approval of the Merger Agreement and the Merger to Western's shareholders, the Western Board of Directors also considered a number of other factors including, without limitation, the following:

          1. The consideration to be received by Western's shareholders in the Merger, including the fact that the Exchange Ratio of 1.50 shares of USA Waste Common Stock represented a substantial premium based on the then-prevailing market prices (as of December 15, 1995) of Western Common Stock and USA Waste Common Stock ($24 1/8 and $19 7/8 per share, respectively).

          2. The presentation of Merrill Lynch delivered to the Western Board of Directors on December 17, 1995, including Merrill Lynch's oral opinion (which was confirmed in writing) that, as of such date, the Exchange Ratio was fair to Western's shareholders (other than USA Waste and its affiliates) from a financial point of view.

          3. The terms and conditions of the Merger Agreement, including the amount and the form of the consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Merger Agreement.

          4. The terms of the Merger Agreement that permit the Western Board of Directors, in the exercise of its fiduciary duties and subject to certain conditions, to respond to inquiries and proposals regarding potential business combination transactions, and to provide information to, and negotiate with, third parties making bona fide proposals to acquire Western in such transactions (although Western is not permitted by the Merger Agreement to actively solicit third-party bids). In this regard, the Western Board of Directors noted that the Merger Agreement provides that, under certain circumstances, Western would be obligated to pay USA Waste up to $18 million. The Western Board of Directors did not view the fee provisions of the Merger Agreement as unreasonably impeding any interested third party from proposing a superior transaction.

          5. The review of other strategic alternatives, including possible business combinations with other companies. Based on its review of other strategic alternatives, as well as the advantages that could be achieved from a USA Waste/Western combination, the Western Board of Directors did not believe that a transaction with any other company could be expected to offer advantages greater than those presented by a business combination with USA Waste.

          6. The proposed inclusion on the USA Waste Board of Directors after the Merger of representatives familiar with Western's businesses and operations.

          7. The structure of the Merger, which is intended to permit the Western shareholders to exchange their Western Common Stock on a tax-free basis and the Merger to be accounted for as a pooling of interests.

          8. Reports from management, financial advisors, legal advisors and independent auditors as to the results of their due diligence investigations of USA Waste.

     In view of the wide variety of factors considered in connection with their evaluation of the terms of the Merger, the Western Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF WESTERN

     For the reasons set forth under "Background of the Merger" and "Western's Reasons for the Merger," the Board of Directors of Western believes that the Merger Agreement is fair to, and in the best interests of, Western and the holders of Western Common Stock. The Board of Directors approved the Merger Agreement and recommended that the holders of Western Common Stock vote FOR adoption and approval of the Merger Agreement. In considering the recommendation of the Western Board of Directors with respect to the Merger, Western stockholders should be aware that certain officers and directors of Western have direct and indirect interests in the consummation of the Merger, apart from their interests as shareholders of Western, which are separate from those of unaffiliated stockholders of Western. See "-- Conflicts of Interest."

OPINION OF FINANCIAL ADVISOR TO USA WASTE

     In its role as financial advisor to USA Waste, DLJ was asked by USA Waste to render an opinion (the "DLJ Opinion") to the Board of Directors of USA Waste (the "USA Waste Board") as to the fairness of the Exchange Ratio to USA Waste from a financial point of view. On December 17, 1995, DLJ delivered a written opinion to the USA Waste Board that the Exchange Ratio was fair to USA Waste from a financial point of view as of that date.

     THE FULL TEXT OF THE WRITTEN OPINION OF DLJ, DATED DECEMBER 17, 1995, IS ATTACHED HERETO AS APPENDIX B. THE DLJ OPINION SHOULD BE READ CAREFULLY IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED, SCOPE AND LIMITS OF THE REVIEW AND PROCEDURES FOLLOWED BY DLJ IN CONNECTION WITH SUCH OPINION.

     As more fully described under "The Merger and Related
Transactions -- Background of the Merger," the USA Waste Board selected DLJ as its financial advisor because it is a nationally recognized investment banking firm, and the principals of DLJ have substantial experience in the solid waste industry and are familiar with USA Waste and its businesses. DLJ was not retained as an advisor or agent to the stockholders of USA Waste or any other person and rendered its opinion solely for the benefit of the USA Waste Board. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     The DLJ Opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote at either the USA Waste Annual Meeting or the Western Special Meeting. DLJ did not, and was not requested by the USA Waste Board to, make any recommendation as to the form or amount of consideration to be paid to holders of Western Common Stock in the Merger, which issues were resolved in arm's-length negotiations between USA Waste and Western, in which negotiations DLJ advised USA Waste. DLJ's opinion does not constitute an opinion as to the price at which the USA Waste Common Stock will actually trade at any time. See "Market Price Data." No restrictions or limitations were imposed by USA Waste upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion. USA Waste did not authorize DLJ to solicit, and DLJ did not solicit, any third party indications of interest in a purchase of, or business combination with, USA Waste or Western.

     In arriving at its opinion, DLJ reviewed the Merger Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to it on behalf of USA Waste and Western including information provided during discussions with their respective managements, including consolidated financial statements and other information of USA Waste and Western for the fiscal years 1993 through 1995 and for compiled interim periods for the fiscal years 1994 and 1995. Included in the information provided were certain financial projections for USA Waste and Western, respectively. In addition, DLJ examined the impact of the Merger on earnings per share (both with a tax rate of 40% and assuming application of USA Waste's net operating loss carryforward ("NOL") to the combined companies' pre-tax income) of USA Waste given a range of operating synergies contemplated to result from the Merger, based upon its discussions of such synergies with the respective managements of USA Waste and Western; compared the relative contribution of both USA Waste's and Western's revenue, operating cash flow and other measures to USA Waste's and Western's relative ownership of the combined companies upon giving effect to the Merger; compared certain financial and securities data of USA Waste and Western with selected companies whose securities are traded in public markets; reviewed the historical stock prices and trading volumes of USA Waste Common Stock and Western Common Stock; and reviewed prices and premiums paid in certain other selected business combinations and performed a discounted cash flow analysis with respect to Western. DLJ also discussed the past and current operations, financial condition and prospects of USA Waste and Western with the respective managements of USA Waste and Western.

     In rendering its opinion, DLJ relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by USA Waste and Western or their representatives or that was otherwise reviewed by it. DLJ also assumed that the financial projections supplied to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of USA Waste and Western as to the future operating and financial performance of USA Waste and Western, respectively. DLJ relied, without independent investigation, upon the range of operating synergies contemplated to result from the Merger and based upon its discussion of those synergies with the respective managements of USA Waste and Western. DLJ did not make any independent evaluation of the assets, liabilities or operations of USA Waste or Western, nor did DLJ verify the information reviewed by it. DLJ did not perform any procedures or analyses regarding potential environmental liabilities of either the USA Waste or Western, nor did it consider the impact of changes in the regulatory environment in which USA Waste and Western operate. DLJ made no independent investigation of any legal matters affecting USA Waste or Western and assumed the correctness of all legal advice given to the USA Waste Board by its counsel.

     The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm the DLJ Opinion.

     The following is a summary of the material factors considered and principal financial analyses performed by DLJ to arrive at its December 17, 1995 fairness opinion. DLJ performed certain procedures, including each of the financial analyses described below, and reviewed with the managements of USA Waste and Western the assumptions on which such analyses were based and other factors, including the current and projected financial results of such companies.

     Pro Forma Merger Analysis. DLJ analyzed certain pro forma effects resulting from the Merger. DLJ reviewed, without independent verification, the operating synergies contemplated to result from the Merger in 1996 by combining the operations of Western and USA Waste based upon its discussions of such synergies

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

with the managements of Western and USA Waste. DLJ analyzed the pro forma effect of such operating synergies on net income and earnings per share (both with a tax rate of 40% and assuming application of USA Waste's NOL to the combined companies' pretax income) for USA Waste. The analysis indicated that the pro forma earnings per share ("EPS") of USA Waste on a fully taxed basis, assuming the annual operating synergies contemplated to result from the Merger, would be higher in the fiscal year ending 1996 than comparable projections for USA Waste as a stand-alone company during the same period. The analysis also indicated that the pro forma EPS of USA Waste on a reported basis (assuming application of the USA Waste NOL), assuming the annual operating synergies contemplated to result from the Merger, would be lower in the fiscal year ending 1996 than comparable projections for USA Waste as a stand-alone company during the same period. The results of the pro forma combination analysis are based upon the assumptions and projections supplied by the managements of Western and USA Waste, and are not necessarily indicative of future operating results or financial position.

     Contribution Analysis. DLJ analyzed USA Waste's and Western's relative contribution to the combined companies with respect to revenues; earnings before interest, taxes, depreciation and amortization ("EBITDA"); earnings before interest and taxes ("EBIT"); and total assets and total debt. Its analysis was considered in both absolute dollar terms and on a percentage basis and was made, for the year ended December 31, 1995, based on actual results for the first three quarters of 1995 and the projected results (USA Waste and Western management projections) for the fourth quarter of 1995 ("1995 Estimated Calendar Year Results"). As a result of the Merger, USA Waste stockholders will own 73% of the combined companies. This compares with USA Waste's contribution to the combined companies pro forma results for the period ended December 31, 1995 (prior to taking into account any operating synergies that may result from the Merger) of 63% of revenues, 71% of EBITDA, 72% of EBIT, 74% of total assets, and 80% of total debt.

     Analysis of Certain Other Publicly Traded Companies. To provide contextual data and comparative market information, DLJ compared selected historical share price, earnings and operating and financial ratios for Western to the corresponding data and ratios of certain other companies whose securities are publicly traded (collectively, the "Public Companies"). The Public Companies were chosen because they possess general business, operating and financial characteristics representative of companies in the industry in which USA Waste and Western operate. The Public Companies consisted of: Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., Continental Waste Industries, Inc., Laidlaw, Inc., Mid-American Waste Systems, Inc., Sanifill, Inc., United Waste Systems, Inc. and WMX Technologies, Inc. Such data and ratios included Enterprise Value ("Enterprise Value" is defined as the product of the stock price and total shares outstanding plus Net Debt ("Net Debt" is defined as total debt plus preferred stock less cash and cash equivalents)) as a multiple of revenues, EBITDA and EBIT for the latest reported twelve months, growth rates of each of such items for the three most recent fiscal years and operating margins for the three most recent fiscal years. To establish a relationship between the Adjusted Purchase Price (as hereinafter defined) for Western and certain other publicly traded companies' market multiples, a 40% control premium was applied to the market multiples for certain other publicly traded companies. A 40% control premium was derived from an analysis of premiums paid in all merger and acquisition transactions, including a separate analysis of all stock-for-stock transactions since January 1, 1994. The average multiple of Enterprise Value to revenues for the companies reviewed was 1.7. The average multiple of revenues was then multiplied by Western's estimated calendar 1995 revenues to arrive at an implied total Enterprise Value for Western of $465.8 million. The implied Enterprise Value for Western was then adjusted for Net Debt of $81.7 million to yield an implied equity value, which was then divided by Western's shares and stock options outstanding on December 11, 1995 to arrive at an implied price of $24.01 per fully diluted share. The average multiple of Enterprise Value to EBITDA for the companies reviewed was 7.3. The average EBITDA multiple was then multiplied by Western estimated calendar 1995 EBITDA to arrive at an implied total Enterprise Value for Western of $438.0 million. The implied Enterprise Value for Western was then adjusted for Net Debt of $81.7 million to yield an implied equity value, which was then divided by Western shares and stock options outstanding on December 11, 1995 to arrive at an implied price of $22.27 per fully diluted share. The average multiple of Enterprise Value to EBIT for the companies reviewed was 12.4. The average EBIT multiple was then multiplied by Western estimated calendar 1995 EBIT to arrive at an implied total Enterprise Value for Western of $410.4 million. The implied Enterprise Value of Western was then adjusted for Net Debt of

$81.7 million to yield an implied equity value, which was then divided by Western shares and stock options outstanding on December 11, 1995 to arrive at an implied price of $20.54 per fully diluted share.

     In addition, DLJ examined the ratios of current stock prices to estimated calendar year 1995 and 1996 EPS (as estimated by First Call Real Time Earnings Estimates, "First Call") and current stock prices to Book Value for these companies and compared such ratios with those of Western. To establish a relationship between the Equity Purchase Price (as hereinafter defined) for Western and certain other publicly traded companies' market multiples, a 40% control premium was applied to the market multiples for certain other publicly traded companies. The average multiple of stock price to estimated calendar year 1995 EPS for the certain other publicly traded companies was 16.6. The average multiple of estimated calendar year 1995 EPS was then multiplied by Western's estimated calendar 1995 EPS to arrive at an implied total Equity Value, which was then divided by Western shares and stock options outstanding on December 11, 1995 to arrive at an implied price of $17.74 per fully diluted share. The average multiple of stock price to estimated calendar year 1996 EPS for the certain other publicly traded companies was 14.4. The average multiple of estimated calendar year 1996 EPS was then multiplied by Western estimated calendar 1996 EPS to arrive at an implied total Equity Value, which was then divided by Western shares and stock options outstanding on December 11, 1995 to arrive at an implied price of $20.25 per fully diluted share. The average multiple of stock price to latest available Book Value for the certain other publicly traded companies was 2.0. The average multiple of latest available Book Value was then multiplied by Western estimated Book Value as of December 31, 1995 to arrive at an implied total Equity Value, which was then divided by Western shares and stock options outstanding on December 11, 1995 to arrive at an implied price of $21.04 per fully diluted share.

     In order to compare the Transaction Purchase Price per Western share of $29.81 (the product of USA Waste's Preannouncement Price (as defined herein) and the Exchange Ratio of the transaction) to the implied value per share for Western, a 40% control premium was applied to Western's average implied price per share of $20.98, which was determined by taking the average per share price of the analyses described in the preceding two paragraphs. By applying the 40% control premium to the average implied price, DLJ arrived at an implied per share value for Western of $29.37.

     Transaction Analysis. DLJ reviewed publicly available information for four selected transactions involving the combination of selected solid waste management companies. The four transactions reviewed (the "Comparative Transactions") were: (i) Browning-Ferris Industries, Inc./Attwoods Group PLC;
(ii) USA Waste Services, Inc./Envirofil Inc.; (iii) USA Waste Services, Inc./Chambers Development Company, Inc.; and (iv) WMX Technologies, Inc./Wheelabrator Technologies, Inc. The four transactions selected are not intended to represent the complete list of solid waste management transactions which have occurred during the last five years; rather, they include only transactions involving combinations of companies with operating characteristics, size or financial performance characteristics believed to be comparable to those characteristics of Western and USA Waste (and, indeed included two transactions involving USA Waste). DLJ reviewed the consideration paid in each of those transactions in terms of the Equity Purchase Price (as hereinafter defined) plus total debt less cash and cash equivalents ("Adjusted Purchase Price") as a multiple of revenues, EBITDA and EBIT for the latest reported twelve months prior to the announcement of the closing of that transaction. The Adjusted Purchase Price for the Merger was computed by taking the product of the USA Waste Common Stock price at December 15, 1995 (the "Preannouncement Price") and the Exchange Ratio multiplied by Western shares and stock options outstanding at December 11, 1995 plus total debt less cash and cash equivalents. The ratio of Adjusted Purchase Price to revenues, computed for the selected transactions announced since September 1990, had a median of 1.6 compared to 2.1 for the Merger based on Western's estimated calendar 1995 revenues. The multiple of Adjusted Purchase Price to EBITDA, computed based on the selected transactions, had a median of 12.4 compared to 9.4 EBITDA for the Merger based on Western's estimated calendar 1995 EBITDA. The multiple of Adjusted Purchase Price to EBIT, computed based on the selected transactions, had a median of 16.6 compared to
17.0 EBIT for the Merger, based on Western's estimated calendar 1995 EBIT.

     DLJ also reviewed the consideration paid in each of the transactions in terms of equity price (offer price per share multiplied by total common shares outstanding; the "Equity Purchase Price") as a multiple of the book value. The Equity Purchase Price of the Merger was computed by taking the product of the

Preannouncement Price and the Exchange Ratio multiplied by Western shares and stock options outstanding at December 11, 1995. The ratio of Equity Purchase Price to Book Value, computed for the selected transactions had a median of 2.9. This compares to the 2.8 Book Value attributable to Western based upon an Estimated Book Value for Western at December 31, 1995.

     DLJ's analysis also determined the percentage increase of the offer prices (represented by the purchase price per share in cash transactions and the stock price of the constituent securities multiplied by the exchange ratio in the case of stock-for-stock mergers) over the trading prices one day, one week and one month prior to the announcement date of transactions in two general categories -- (i) all merger and acquisition transactions announced and completed since January 1, 1994, and (ii) all stock-for-stock transactions announced and completed since January 1, 1994. The percentage amount by which offer prices exceeded the closing stock prices one day, one week and one month prior to the announcement date of all completed merger and acquisition transactions since January 1, 1994 averaged 37.1%, 42.6% and 47.0%, respectively. The percentage amount by which offer prices exceeded the closing stock prices one day, one week and one month prior to the announcement date of all stock-for-stock transactions completed since January 1, 1994 averaged 27.6%, 31.7% and 38.7%, respectively, compared to a premium of 59.0%, 59.0% and 48.1% respectively, over the Western Common Stock one day, one week and one month prior to December 12, 1995 (December 11, 1995 assumed to be last trading day unaffected by the transaction). As a result of this analysis, it was determined that 40% would be an appropriate control premium.

     Stock Trading History. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for both USA Waste Common Stock and Western Common Stock for the latest 12-month period ended December 15, 1995. DLJ also reviewed the daily closing prices and high and low prices of USA Waste Common Stock and Western Common Stock and compared the Western closing stock prices with an index of selected waste companies. The index of selected waste companies included Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., Continental Waste Industries, Inc., Laidlaw, Inc., Mid-American Waste Systems, Inc., Sanifill, Inc., United Waste Systems Inc., and WMX Technologies, Inc. This information was presented solely to provide the Board of Directors of USA Waste with background information regarding the stock prices of Western and USA Waste over the period indicated. DLJ noted the high and low prices for USA Waste over the twelve-month period ended December 15, 1995 was $22.50 and $10.00, respectively, and the high and low prices for Western over the twelve-month period ended December 15, 1995 was $24.25 and $14.50, respectively.

     Discounted Cash Flow Analysis. DLJ also performed a discounted cash flow analysis to evaluate the consideration being paid in the Merger. In conducting its analysis, DLJ relied on certain assumptions, financial forecasts and other information provided by Western and USA Waste management. Using the information set forth in the Western forecast, DLJ calculated the estimated "Free Cash Flow" based on projected unleveraged operating income adjusted for: (i) taxes; (ii) certain projected non-cash items (i.e., depreciation and amortization); (iii) projected changes in non-cash working capital; and (iv) projected capital expenditures. DLJ analyzed the Western forecast and discounted the stream of free cash flows from calendar 1996 to calendar 2000 provided in such projections back to December 31, 1995 using discount rates ranging from 10% to 12%. To estimate the residual value of Western at the end of the forecast period, DLJ applied terminal multiples of 7.0 times to 8.0 times to the projected fiscal 2000 EBITDA and discounted such value estimates back to December 31, 1995 using discount rates ranging from 10% to 12%. DLJ then summed the present values of the free cash flows and the present values of the residual values to derive a range of implied enterprise values for Western. The range of implied enterprise values of Western was then adjusted for Net Debt to yield implied equity values of Western. The midpoint of implied equity value range of $520.8 million was then divided by the fully diluted shares outstanding as of December 11, 1995 to yield an implied equity value of $32.55 per fully diluted share.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinions. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Pursuant to the terms of an engagement letter dated December 8, 1995, USA Waste has agreed to pay DLJ a fee of $600,000 upon delivery of the DLJ Opinion and an additional fee of $800,000 upon consummation of the Merger. USA Waste has also agreed to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and USA Waste believe are customary in transactions of this nature, were negotiated at arm's length between USA Waste and DLJ and the USA Waste Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.

     In the ordinary course of business, DLJ actively trades the securities of both USA Waste and Western for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short portion in either or both securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has provided financial advisory and investment banking services to USA Waste in the past, including (i) acting as USA Waste's financial advisor and rendering a fairness opinion in connection with USA Waste's merger with Chambers completed in June 1995 (for which it receive $3.37 million plus reimbursement of its expenses) and (ii) acting as the lead manager in a public offering of USA Waste Common Stock completed in October 1995 (for which it received approximately $3.16 million in discounts and commissions).

OPINION OF FINANCIAL ADVISOR TO WESTERN

     Merrill Lynch delivered its written opinion dated December 17, 1995 to the Board of Directors of Western that, as of such date, the Exchange Ratio was fair to the shareholders of Western (other than USA Waste and its affiliates) from a financial point of view. A copy of the opinion of Merrill Lynch, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C to this Joint Proxy Statement and Prospectus and is incorporated herein by reference. The summary of the opinion of Merrill Lynch set forth in this Joint Proxy Statement and Prospectus is qualified in its entirety by reference to the full text of the opinion attached as Annex C hereto. Western's shareholders are urged to read such opinion in its entirety.

     Merrill Lynch's opinion is directed only to the fairness from a financial point of view of the Exchange Ratio to the shareholders of Western (other than USA Waste and its affiliates) and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Western Special Meeting. The Exchange Ratio was determined through negotiations between Western and USA Waste and was approved by the Board of Directors of Western. Merrill Lynch provided advice to Western during the course of such negotiations, but did not make a recommendation with respect to the amount of the Exchange Ratio.

     In arriving at its opinion, Merrill Lynch, among other things, (i) reviewed Western's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended June 30, 1995, and Western's Form 10-Q and the related unaudited financial information for the quarterly period ended September 30, 1995; (ii) reviewed USA Waste's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1994, USA Waste's Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995 and certain other filings, including registration statements, Form 8-Ks and proxy statements, with the Commission made by USA Waste during the last three years;
(iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Western and USA Waste, furnished to Merrill Lynch by Western and USA Waste;
(iv) conducted discussions with members of senior management of Western and USA Waste concerning their respective businesses and prospects; (v) reviewed the historical market prices and trading activity for Western Common Stock and USA Waste Common Stock and compared them with that of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to Western and USA Waste, respectively; (vi) compared the results of operations of Western and USA Waste with that of certain companies which Merrill Lynch deemed to be reasonably similar to Western and USA Waste, respectively; (vii) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (viii) reviewed a draft of the Merger Agreement dated December 15, 1995 and (ix) reviewed a draft of the form of Voting Agreement dated December 13, 1995.

     In preparing its opinion, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it by Western and USA Waste, and Merrill Lynch did not independently verify such information or undertake an independent appraisal of the assets of Western or USA Waste. No special instructions were given to Merrill Lynch related to its review, and no limitations were imposed by Western with respect to the investigations made or procedures followed by Merrill Lynch in rendering its opinion. With respect to the financial forecasts furnished by Western and USA Waste, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of Western's or USA Waste's management as to the expected future financial performance of Western or USA Waste, as the case may be.

     Merrill Lynch's opinion is necessarily based upon general economic, market, monetary and other conditions as they existed and could be evaluated, and the information made available to Merrill Lynch, as of the date of its opinion.

     The following is a summary of certain analyses performed by Merrill Lynch in connection with its opinion dated December 17, 1995, which it presented to the Board of Directors of Western on such date.

     (i) Discounted Cash Flow Analysis. Merrill Lynch calculated ranges of equity value for Western based upon the value discounted to the present of its annualized five-year stream of projected unlevered free cash flow and its projected calendar year 2000 terminal values based upon a range of multiples of its projected calendar year 2000 earnings before interest, taxes, depreciation and amortization ("EBITDA") less its debt and plus option proceeds, restricted cash and cash. In conducting its analysis, Merrill Lynch relied upon two sets of assumptions and financial projections provided by the management of Western: a base case (the "Western Base Case") and an acquisitions case (the "Western Acquisitions Case"), which provided for the consummation of additional identified and certain unidentified acquisitions by Western and the successful commencement of the California Rail Fill project in 1998. Merrill Lynch applied discount rates reflecting a weighted average cost of capital ranging from 10.5% to 13.5% and multiples of terminal EBITDA ranging from 7.0x to 8.0x. The range of discount rates was selected based on a theoretical analysis of Western's weighted average cost of capital, and the range of EBITDA multiples was selected based on a review of the EBITDA multiples of (A) Allied Waste Industries, Browning-Ferris Industries, Continental Waste, Mid-American Waste, Sanifill, United Waste Systems, WMX Technologies (collectively, the "Comparable Companies"), Western and USA Waste and (B) the Acquisition Comparables (as defined below). Based on this analysis, Merrill Lynch calculated per share equity values of Western ranging from $22.23 to $29.05, for the Western Base Case, and from $23.59 to $31.78, for the Western Acquisitions Case, each on a fully diluted basis.

     Merrill Lynch calculated ranges of equity value for USA Waste based upon the value discounted to the present of its five year stream of projected unlevered free cash flow and its projected fiscal year 2000 terminal value based upon a range of multiples of its projected fiscal year 2000 EBITDA less its debt and plus options proceeds and cash. In conducting its analysis, Merrill Lynch relied upon two sets of assumptions and financial projections: an acquisitions case provided by the management of USA Waste (the "USA Waste Acquisitions Case"), which provided for the consummation of certain identified and unidentified acquisitions by USA

Waste, and a base case derived by Merrill Lynch from the USA Waste Acquisitions Case (the "USA Waste Base Case"), which did not provide for acquisitions by USA Waste. Merrill Lynch applied discount rates reflecting a weighted average cost of capital ranging from 10.5% to 13.5% and multiples of terminal EBITDA ranging from 7.5x to 8.5x. The range of discount rates was selected based on a theoretical analysis of USA Waste's weighted average cost of capital, and the range of multiples of terminal EBITDA was selected based on a review of the EBITDA multiples of (A) the Comparable Companies, USA Waste and Western and (B) the Acquisition Comparables. Based on this analysis, Merrill Lynch calculated per share equity values of USA Waste ranging from $16.54 to $21.24, for the USA Waste Base Case, and $21.24 to $27.39, for the USA Waste Acquisitions Case.

     Merrill Lynch derived ranges of implied exchange ratios by dividing the high, midpoint and low per share equity values of Western by the low, midpoint and high per share equity values of USA Waste, respectively. Based on this analysis, Merrill Lynch calculated ranges of implied exchange ratios of (i) 1.05 to 1.76, with a midpoint of 1.36, in the case of the Western Base Case and the USA Waste Base Case, (ii) 0.81 to 1.36, with a midpoint of 1.05, in the case of the Western Base Case and the USA Waste Acquisitions Case, and (iii) 0.85 to 1.49, with a midpoint of 1.13, in the case of the Western Acquisitions Case and the USA Waste Acquisitions Case.

     Merrill Lynch also calculated ranges of equivalent equity value for the combined company by applying the above methodology to the five year stream of projected unlevered pro forma free cash flow and projected calendar year 2000 pro forma terminal value of the combined company with and without $15 million in assumed synergies. Based on this analysis, Merrill Lynch calculated ranges of implied equivalent equity value for the combined company of (i) $24.25 to $31.50 and $25.75 to $33.00, in the case of the Western Base Case and the USA Waste Base Case, without and with synergies, respectively, (ii) $29.50 to $38.25 and $31.00 to $40.00, in the case of the Western Base Case and the USA Waste Acquisitions Case, without and with synergies, respectively, and (iii) $30.00 to $39.50 and $31.50 to $41.00, in the case of the Western Acquisitions Case and the USA Waste Acquisitions Case, without and with synergies, respectively.

     (ii) Analysis of Selected Comparable Publicly Traded Companies. Merrill Lynch compared certain financial information for each of Western and USA Waste to the corresponding publicly available financial information of the Comparable Companies. Merrill Lynch calculated multiples for such companies of market value to latest twelve months' ("LTM") revenue, EBITDA, earnings before interest and taxes ("EBIT") and current net income, and calendar year 1996 projected EBITDA, EBIT and net income.

     Based on this analysis, Merrill Lynch calculated per share equity values of Western ranging from $19.50 to $29.05 and per share equity values of USA Waste ranging from $19.44 to $23.78. Merrill Lynch derived a range of implied exchange ratios based on this analysis by dividing the high, midpoint and low per share equity values of Western by the low, midpoint and high per share equity values of USA Waste, respectively. Based on this analysis, Merrill Lynch calculated a range of implied exchange ratios of 0.82 to 1.49 with a midpoint of 1.12.

     (iii) Analysis of Selected Comparable Acquisition Transactions. Merrill Lynch also reviewed the financial terms of seven transactions (the "Acquisition Comparables") in which waste management companies were acquired. The Acquisition Comparables reviewed, in reverse chronological order of announcement date, were the following: (a) the acquisition of Southland Environmental Services Inc. by Republic Waste Industries, (b) the acquisition of Resource Recycling Technologies Inc. by Waste Management Inc., (c) the acquisition of Chambers Development Company, Inc. by USA Waste, (d) the acquisition of Attwoods Plc by Browning-Ferris Industries, (e) the acquisition of Envirofil Inc. by USA Waste,
(f) the acquisition of Environmental Waste of America by Envirofil Inc. and (g) the acquisition of a controlling interest in Wheelabrator Technologies Inc. by Waste Management Inc.

     Merrill Lynch analyzed offer value and transaction consideration multiples. In particular, Merrill Lynch calculated transaction value as a multiple of LTM revenue, EBITDA and EBIT and offer value as a multiple of LTM net income and book value. Based on this analysis, Merrill Lynch calculated per share equity values of Western ranging from $26.32 to $34.51 and per share equity values of USA Waste ranging from $19.44 to $26.67.

     (iv) Premium Analysis. Merrill Lynch compared the premium of the Exchange Ratio (based on the closing price of USA Waste Common Stock on December 14,
1995) over the closing price of Western Common Stock one day, one week and one month prior to such date to the comparable average premiums for greater than $100 million stock for stock transactions since January 31, 1993. This analysis showed that (a) the Exchange Ratio represented a 31.0% premium over the one day prior closing price compared to mean and median one day prior premiums of 33.1% and 26.1%, respectively, (b) the Exchange Ratio represented a 60.0% premium over the one week prior closing price compared to mean and median one week prior premiums of 38.4% and 29.9%, respectively, (c) the Exchange Ratio represented a 50.9% premium over the one month prior closing price compared to mean and median one month prior premiums of 43.4% and 39.0%, respectively.

     (v) Pro Forma Analysis. Merrill Lynch analyzed certain pro forma effects resulting from the Merger, including the effect on 1996 and 1997 earnings per share ("EPS") of USA Waste and the pre-tax synergies required for breakeven EPS. The analysis indicated that (a) in the case of the Western Base Case and the USA Waste Base Case, the Merger would lead to 5.3% and 7.7% dilution and require $9.0 million and $14.5 million in pre-tax synergies for breakeven EPS in 1996 and 1997, respectively, (b) in the case of the Western Base Case and the USA Waste Acquisitions Case, the Merger would lead to 5.3% and 8.9% dilution and require $9.0 million and $17.9 million in pre-tax synergies for breakeven in 1996 and 1997, respectively, and (c) in the case of the Western Acquisitions Case and the USA Waste Acquisitions Case, the Merger would lead to 5.3% and 7.2% dilution and require $9.0 million and $14.4 million in pre-tax synergies for breakeven in 1996 and 1997, respectively.

     (vi) Contribution Analysis. Merrill Lynch analyzed and compared the respective contribution of 1995 and 1996 revenue, EBITDA, EBIT and net income of Western and USA Waste to the combined company following consummation of the proposed Merger based upon the Western Base Case and the USA Base Case (which did not deviate from the USA Acquisitions Case for this financial information in these years), without taking into account any potential synergies resulting from the Merger. This analysis showed that Western would contribute to the combined company 37.4% and 34.7% of revenue, 30.8% and 25.9% of EBITDA, 29.5% and 23.1% of EBIT and 22.9% and 23.3% of net income, in each case for 1995 and 1996, respectively, and that Western shareholders would own approximately 28.4% of the combined company on a fully diluted basis.

     (vii) Stock Trading History. Merrill Lynch reviewed and analyzed the history of the trading prices for Western Common Stock and USA Waste Common Stock, and the ratio of the former to the latter during the latest twelve months. This information was presented primarily to give the Board of Directors of Western background information regarding the stock prices of Western and USA Waste over the period indicated. In addition, the analysis of the daily closing price ratio indicated that the mean daily closing price ratio over the period indicated equaled 1.20, compared to the Exchange Ratio of 1.50.

     While the foregoing summary describes all material analyses and factors presented by Merrill Lynch to the Board of Directors of Western, it does not purport to be a complete description of the analyses conducted by Merrill Lynch or Merrill Lynch's presentation to the Board of Directors of Western. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its opinions. Merrill Lynch did not assign relative weights to its analyses in preparing its opinions. None of the Comparable Companies is identical to Western or USA Waste, and none of the Acquisition Comparables is identical to the Merger. Accordingly, an analysis of the results of the comparable companies and comparable transactions analyses is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Western or USA Waste. Any estimates contained in the analyses performed by

Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Because such estimates are inherently subject to uncertainty, neither Western, Merrill Lynch nor any other person assumes responsibility for their accuracy.

     Western has engaged Merrill Lynch as its financial advisor in connection with the Merger because it is an internationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Merger. For Merrill Lynch's financial advisory services, Western has agreed to pay Merrill Lynch (i) a fee of $100,000 upon signing its engagement letter dated as of August 15, 1995 (the "Engagement Letter"), (ii) a fee of $650,000 upon the delivery of Merrill Lynch's fairness opinion and (iii) a fee of $750,000 at the Effective Time. In addition, the Engagement Letter provides that Western will reimburse Merrill Lynch for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) and will indemnify Merrill Lynch and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement.

     In the ordinary course of its securities business, Merrill Lynch may actively trade debt of equity securities of Western and USA Waste for its own account and the accounts of its customers, and Merrill Lynch therefore may hold a long or short position in such securities.

CONFLICTS OF INTEREST

     In considering the recommendation of the Boards of Directors of USA Waste and Western with respect to the Merger, holders of USA Waste Common Stock and Western Common Stock should be aware that certain members of the Boards of Directors and management have certain interests separate from their interests as stockholders, including those referred to below.

     After the Merger is consummated, Kosti Shirvanian, Chairman, Chief Executive Officer and President of Western, will become a Director and a Vice Chairman of USA Waste. In addition, USA Waste and Kosti Shirvanian have entered into an employment agreement pursuant to which Mr. Shirvanian will serve as Chairman of the Board of Western, effective as of the Effective Time. The employment agreement provides for an annual salary of $500,000, plus a guaranteed bonus of $250,000, a discretionary annual bonus of up to $250,000 and certain stock option grants as of the Effective Time and annually thereafter. For more information about such employment agreement, see "The Plan of Merger and Terms of the Merger -- Other Agreements."


     In addition to Mr. Shirvanian, in connection with the Merger, Ms. Savey Tufenkian and a third person to be determined at a later date will be elected to the USA Waste Board of Directors. Ms. Tufenkian and the third director will each be eligible to receive an annual grant of options to purchase 10,000 shares of USA Waste Common Stock pursuant to the Director Plan, assuming such plan is approved by the USA Waste stockholders at the USA Waste Annual Meeting. Ms. Tufenkian will also receive consulting payments in the aggregate amount of $600,000.



     Certain officers of Western may receive severance payments upon consummation of the Merger, certain of which payments are subject to approval of the USA Waste Board of Directors. The aggregate amounts of such payments are expected to be approximately $1.2 million. In addition, certain Western employees who will not continue as employees of USA Waste will receive payments under the Western retirement plan. The aggregate present value amounts of such payments are expected to be approximately $4.8 million.


     As of the Western Record Date, twenty-two individuals, representing all officers and directors of Western, hold options to acquire an aggregate of approximately 3.1 million shares of Western Common Stock pursuant to the terms of certain stock option agreements, at exercise prices ranging from $8 to $22 per share. Pursuant to his employment agreement with USA Waste, Mr. Kosti Shirvanian has agreed to forego acceleration of his unvested options to purchase approximately 500,000 shares of Western Common Stock; therefore, Mr. Shirvanian's options will vest in accordance with the vesting schedule pursuant to which such options were granted. Of the remaining options, approximately 2.2 million are currently exercisable and

400,000 will become fully vested and exercisable immediately upon a "change in control" such as the Merger. At the Effective Time, all of these options will be automatically converted into options to purchase a number of shares of USA Waste Common Stock equal to the number of Western shares underlying such options multiplied by the Exchange Ratio, at an exercise price equal to the exercise price of the Western option divided by the Exchange Ratio. All other terms and conditions of the options will be the same as before the Effective Time. As a result, the options exercisable by the officers and directors of Western for approximately 3.1 million shares of Western Common Stock will be converted into options to acquire approximately 4.6 million shares of USA Waste Common Stock. The exercise prices will be converted from a range of $8 to $22 per share of Western Common Stock to a range of $5.33 to $14.67 per share of USA Waste Common Stock. Based upon the closing sale price of $25.50 per share of USA Waste Common Stock on March 29, 1996, the total value based upon the excess of the market price of the stock over the exercise price of the options that would become exercisable upon consummation of the Merger by (i) the five most highly paid executive officers of Western (with respect to an aggregate of approximately 230,000 shares of USA Waste Common Stock and excluding Mr. Shirvanian's options) would be approximately $3.7 million and (ii) all officers and directors of Western (with respect to an aggregate of approximately 617,000 shares of USA Waste Common Stock and excluding Mr. Shirvanian's options) would be approximately $9.1 million. See "The Plan of Merger and Terms of the Merger -- Western Options."

     The Merger Agreement provides for indemnification by USA Waste of the officers and directors of Western against all costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, or investigative, arising out of, relating to, or in connection with any action or omission occurring prior to the Effective Time (including acts or omissions in connection with such persons serving as an officer, director, or other fiduciary in any entity if such service was at the request of Western) or arising out of or pertaining to the transactions contemplated by the Merger Agreement. See "The Plan of Merger and Terms of the Merger -- Indemnification."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain material Federal income tax consequences of the Merger to holders of Western Common Stock under the Code, but does not deal with all tax consequences of the Merger that may be relevant to Western shareholders in light of their particular circumstances, such as the tax consequences to Western shareholders who do not hold their Western Common Stock as a capital asset, foreign persons or persons who acquired their shares in compensatory transactions. Furthermore, no foreign, state or local tax considerations are addressed herein.

     THIS SUMMARY SHOULD NOT BE REGARDED AS A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO A WESTERN SHAREHOLDER. EACH WESTERN SHAREHOLDER SHOULD CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER'S OWN SITUATION.

     Western has received from its counsel, Sheppard, Mullin, Richter & Hampton LLP, an opinion (the "Opinion") to the effect that neither Western nor its shareholders will recognize any gain or loss for federal income tax purposes as a result of consummation of the Merger, except to the extent that such shareholders receive cash in lieu of fractional shares of USA Waste Common Stock. The Opinion is subject to certain qualifications and assumptions as noted therein and is based on certain representations of USA Waste, Acquisition, Western and affiliates of Western. Included among these representations is a representation by Western that following the Merger it will hold at least 90% of the fair market value of its net assets, at least 70% of the fair market value of its gross assets, at least 90% of the fair market value of Acquisition's net assets and at least 70% of the fair market value of Acquisition's gross assets held immediately prior to the Merger. Western shareholders should be aware that this discussion and the Opinion is based upon counsel's interpretation of the Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger. Western shareholders should be aware that the Opinion will not be binding upon the Internal Revenue Service (the "Service"), and the Service will not be precluded from adopting a contrary position.

     Assuming the Merger qualifies as a reorganization under Section 368(a) of the Code, the following Federal income tax consequences will occur:

          (a) no gain or loss will be recognized by USA Waste, Acquisition or Western in connection with the Merger;

          (b) no gain or loss will be recognized by a holder of Western Common Stock who exchanges all of his or her shares of Western Common Stock solely for shares of USA Waste Common Stock in the Merger;

          (c) the aggregate tax basis of the shares of USA Waste Common Stock received by a Western shareholder in the Merger (including any fractional share not actually received) will be the same as the aggregate tax basis of the Western Common Stock surrendered in exchange therefor;

          (d) the holding period of the shares of USA Waste Common Stock received by a Western shareholder in the Merger will include the holding period of the shares of Western Common Stock surrendered in exchange therefor, provided that such shares of Western Common Stock are held as capital assets at the Effective Time;

          (e) a Western shareholder receiving cash in lieu of a fractional share will recognize gain or loss upon such payment equal to the difference, if any, between such stockholder's basis in the fractional share (as described in paragraph (c) above) and the amount of cash received. Such gain or loss will be a capital gain or loss if the Western Common Stock is held as a capital asset at the Effective Time; and

          (f) a holder of Western Common Stock who exercises his dissenter's appraisal rights will recognize taxable gain or loss measured by the difference between the amount of the cash received and his aggregate tax basis in his shares. Such gain or loss will be a capital gain or loss if the Western Common Stock is held as a capital asset.

     Even if the Merger qualifies as a tax-free reorganization, a recipient of USA Waste Common Stock could recognize gain to the extent that such shares were considered by the Service to be received in exchange for consideration other than Western Common Stock. All or a portion of such gain may be taxable as ordinary income. Gain would be recognized to the extent that a Western shareholder was treated by the Service as receiving (directly or indirectly) consideration other than USA Waste Common Stock in exchange for his or her Western Common Stock.

     A successful challenge by the Service to the tax-free reorganization status of the Merger would result in a Western shareholder recognizing taxable gain or loss with respect to the difference between the shareholder's basis in his or her shares and the fair market value, as of the Effective Time, of the USA Waste Common Stock received in exchange therefor. In such event, a shareholder's basis in the USA Waste Common Stock so received would equal its fair market value, and the holding period for such stock would begin at the Effective Time.

     The Federal income tax consequences summarized above are for general information only. Each Western stockholder should consult a tax advisor as to the particular consequences of the Merger that may apply to such stockholder, including the application of state inheritance and gift tax laws and of state, local and foreign laws.

     For more information on the tax opinions to be delivered by counsel to USA Waste and Western as a condition to the closing of the Merger, see "The Plan of Merger and Terms of the Merger -- Conditions to the Merger."

RIGHTS OF DISSENTING SHAREHOLDERS

     Pursuant to the CGCL, a holder of shares of Western Common Stock may, in some instances, be entitled to require Western to purchase his or her shares for cash at their fair market value as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger. The general terms of the Merger were first announced on December 18, 1995. The following is a brief summary of the procedures to be followed by a shareholder in order to perfect his or her right, if any, to payments under Chapter 13 of the CGCL and is qualified in its entirety by reference to the text of Chapter 13 attached to this Joint Proxy Statement and Prospectus as Appendix D, to which reference is hereby made for a definitive statement of the rights of Dissenting Shareholders and the procedures to be followed. Any reference to "Dissenting Shareholders" herein means the record holder of Dissenting Shares and includes a transferee of record.

     Shares of Western Common Stock will qualify as Dissenting Shares only if demands for payment are filed with respect to 5% or more of the outstanding shares of Western Common Stock. This 5% requirement is applicable because the Western Common Stock is listed on the NYSE, a national securities exchange certified by the California Commissioner of Corporations, as provided in Section 1300(b)(2) of Chapter 13.

     A Dissenting Shareholder who wishes to require Western to purchase his or her shares of Western Common Stock must:

          (i) make written demand upon Western or its transfer agent, which is received not later than the date of the Western Special Meeting, setting forth the number of shares of Western Common Stock demanded to be purchased by Western and a statement as to claimed fair market value of such shares at December 17, 1995;

          (ii) vote against the Merger any or all of the shares of Western Common Stock entitled to be voted (shares not voted are not considered to be voted against the Merger for purposes of this requirement and will not be counted toward the 5% minimum for Dissenters' Rights to exist); provided that if a shareholder of Western votes part of the shares entitled to be voted in favor of the Merger, and fails to specify the number of shares voted, it is conclusively presumed under California law that such shareholder's approving vote is with respect to all shares entitled to be voted; and

          (iii) submit for endorsement, within 30 days after the date on which the notice of approval of the Merger by shareholders of Western is mailed to such shareholders, to Western or its transfer agent the certificates representing any shares in regard to which demand for purchase is being made, or to be exchanged for certificates of appropriate denominations so endorsed, with a statement that the shares are Dissenting Shares.

     If a shareholder fails to vote against the Merger, such shareholder will be deemed to have waived his dissenting and appraisal rights.

     The statement of fair market value described in clause (i) above will constitute an offer by the Dissenting Shareholder to sell his or her shares at a price equal to such fair market value. Neither a vote against approval of the Merger nor the giving of a proxy directing a negative vote will be sufficient to constitute the demand described in clause (i) above. A proxy which fails to include instructions with respect to approval of the Merger will be voted in favor of the Merger. Accordingly, shares covered by such a proxy will not be Dissenting Shares. In addition, a vote in favor of the Merger, or a failure to vote at all, will nullify any previously filed written demand for payment.

     If the holders of 5% of more of the outstanding shares of Western Common Stock have made demands for payment on or prior to the date of the Western Special Meeting and have voted against the Merger at the Western Special Meeting, within 10 days after the date of the approval of the Merger, Western will mail to each Dissenting Shareholder who holds Western Common Stock a notice of such approval together with a statement of the price determined by Western to represent the fair market value of Dissenting Shares, a copy of certain sections of Chapter 13, and a brief description of the procedure to be followed if any such shareholder desires to exercise Dissenter's Rights. The statement of price will constitute an offer by Western to purchase at the price stated therein any Dissenting Shares.

     If Western and any Dissenting Shareholder agree that any shares of Western Common Stock are Dissenting Shares and agree upon the price of the shares, such Dissenting Shareholder will be entitled to the agreed price plus interest thereon at the legal rate on judgments from the date of such agreement. Subject to the provisions of the CGCL, payment of the fair market value of the Dissenting Shares will be made within

30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later. If Western denies that the shares are Dissenting Shares or if Western and the Dissenting Shareholder fail to agree upon the fair market value of the shares, then such Dissenting Shareholder, within six months after the date on which notice of approval of the Merger by the shareholders of Western is mailed to such shareholder, and not thereafter, may file a complaint in the Superior Court of Los Angeles County, California, requiring the court to determine whether the shares are Dissenting Shares, or the fair market value of the Dissenting Shares, or both, or may intervene in any pending action for the appraisal of any such shares. The court will direct payment of the appraised value of the shares, together with interest thereon at the legal rate on judgments from the date on which the judgment was entered, by Western to such shareholder upon the surrender of the certificates representing such shares to Western. The costs of such proceedings shall be apportioned as the court considers equitable, but if the appraisal exceeds the price offered by Western, Western shall pay the costs, and if the appraisal is more than 125% of the price offered by Western, Western may be required to pay attorneys' and other fees together with interest on the appraised value at the legal rate on judgments from the date the shareholder complied with Sections 1300-1302 of Chapter 13.

     A Dissenting Shareholder may not withdraw a demand for purchase of Dissenting Shares without Western's consent. Written demands for payment and submissions for endorsement with respect to Western Common Stock must be addressed to Western at 21061 S. Western Avenue, Torrance, California 90501,
Attention: Investor Relations or to Western's transfer agent, Chemical Mellon Shareholder Services, at 300 South Grand Avenue, 4th Floor, Los Angeles, California 90071-3113.

     Any shareholder receiving cash upon the exercise of Dissenter's Rights may recognize gain or loss for income tax purposes. See "Certain Federal Income Tax Considerations."

     The provisions of Chapter 13 of the CGCL are technical in nature and complex. Shareholders of Western desiring to exercise Dissenter's Rights to obtain appraisal of the fair market value of their shares should consult counsel, since the failure to comply strictly with the provisions of Chapter 13 may result in a waiver or forfeiture of their Dissenter's Rights.

     Shareholders of Western are entitled, upon written demand, to inspect and copy the record of shareholders of Western at any time during usual business hours to communicate with other shareholders of Western with respect to the Merger.

     Delaware law does not require USA Waste to provide appraisal rights to its stockholders, and USA Waste does not intend to make such rights available to its stockholders.

ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for using the "pooling of interests" method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling of interests method of accounting assumes that the combining companies have been merged from inception, and the historical financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from inception.

     One of the conditions to the Merger is the receipt by USA Waste and Western, dated as of the Effective Time, of letters from their independent auditors, Coopers & Lybrand L.L.P. and Ernst & Young LLP, respectively, regarding such firms' concurrence with USA Waste management's and Western management's conclusions, respectively, as to the appropriateness of "pooling of interests" accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement.

     If more than 5.7% of the Western shareholders entitled to vote on the Merger dissent, the Merger will not qualify as a pooling of interests for accounting purposes. USA Waste and Western would not consummate the Merger under such conditions.

GOVERNMENT AND REGULATORY APPROVALS

     Transactions such as the Merger are reviewed by the Antitrust Division of the Department of Justice (the "Department of Justice") and the Federal Trade Commission (the "FTC") to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as the specified waiting period requirements of the HSR Act have been satisfied. USA Waste, Western, Kosti Shirvanian and Savey Tufenkian filed notification reports with the Department of Justice and FTC under the HSR Act on January 19, 1996, and the waiting period expired on February 18, 1996.

     At any time before or after the Effective Time, the Department of Justice and FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause USA Waste to divest itself, in whole or in part, of Western or of other businesses conducted by USA Waste. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, USA Waste and Western will prevail.

     USA Waste and Western are not aware of any other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable federal and state securities laws.

RESTRICTIONS ON RESALES BY AFFILIATES

     The shares of USA Waste Common Stock received by Western shareholders in connection with the Merger have been registered under the Securities Act and, except as set forth below, may be traded without restriction. The shares of USA Waste Common Stock issued in the Merger and received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities
Act) of Western prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or, in the case of persons who become affiliates of USA Waste, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. The Merger Agreement provides that Western and USA Waste will use their best efforts to cause each of their principal executive officers, directors and affiliates to deliver to USA Waste and/or Western on or prior to the Effective Time a written agreement to the effect that such persons will not offer to sell, sell or otherwise dispose of any shares of USA Waste Common Stock issued in the Merger except, in each case, pursuant to an effective registration statement or in compliance with Rule 145 or in a transaction which, in the opinion of legal counsel satisfactory to USA Waste, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-Merger combined operations of USA Waste and Western have been filed with the Commission, sent to stockholders of USA Waste or otherwise publicly issued.

     Under Commission guidelines interpreting generally accepted accounting principles, the sale of USA Waste Common Stock or Western Common Stock by an affiliate of either USA Waste or Western generally within 30 days prior to the Effective Time or thereafter prior to the publication of financial statements that include a minimum of at least 30 days of combined operations of USA Waste and Western after the Effective Time could preclude "pooling of interests" accounting treatment for the Merger.

                        ELECTION OF USA WASTE DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     At USA Waste's 1995 annual meeting, the shareholders of USA Waste approved an amendment to the Certificate of Incorporation of USA Waste whereby the Board of Directors was divided into three classes, as nearly equal in number as possible. USA Waste's Board of Directors currently consists of nine members. Directors are elected for a term of three years. At the USA Waste Annual Meeting, the term of office of the Class I directors will expire, and the three directors in that class will be elected to serve until USA Waste's 1999 annual meeting and until their respective successors are elected. The terms of office of the Class II and Class III directors will expire at USA Waste's 1997 and 1998 annual meetings, respectively.

     USA Waste's Board intends to cause the nomination of the David Sutherland-Yoest, Peter J. Gibbons and Richard J. Heckmann for election as directors. The directors will be elected by the holders of USA Waste Common Stock.

     Pursuant to the Revised Shareholders Agreement (as defined below) entered into in connection with the Merger Agreement, at the Effective Time, USA Waste's Board of Directors is to be expanded to include 12 members, and Mr. Kosti Shirvanian and Ms. Savey Tufenkian, who are currently directors of Western, are to be elected as directors of USA Waste. In addition, a third director to be agreed upon by Messrs. John E. Drury and Kosti Shirvanian will be elected to the Board of Directors at the Effective Time, or as soon thereafter as practicable. In addition, Mr. Kosti Shirvanian is to be elected as a member of the Executive Committee of the Board of Directors of USA Waste.

     Unless a shareholder requests that voting of his proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the proxy will be voted FOR election of three nominees described below. If any nominee becomes unavailable for any reason, then the shares represented by proxy will be voted FOR the remainder of the listed nominees and for such other nominees as may be designated by the Board of Directors of USA Waste as replacements for those who become unavailable.

     The following table sets forth as of March 1, 1996 certain information concerning the nominees for Class I director, the Class II and Class III directors who will continue in office after the USA Waste Annual Meeting.

                                                                                 DIRECTOR     DIRECTOR
                  NAME                           DESCRIPTION             AGE      SINCE        CLASS
- ----------------------------------------  --------------------------     ---     --------     --------
John E. Drury(1)........................  Chairman of the Board and      51       1994         III
                                          Chief Executive Officer
Donald F. Moorehead, Jr.(1).............  Vice Chairman of the Board     45       1990          II
David Sutherland-Yoest(1)...............  President and Director         39       1994          I
George L. Ball(2)(3)....................  Director                       57       1991         III
Peter J. Gibbons(2)(3)..................  Director                       60       1995          I
Richard J. Heckmann(3)..................  Director                       52       1994          I
William E. Moffett(2)...................  Director                       65       1995          II
Alexander W. Rangos(1)..................  Vice Chairman of the Board     35       1995         III
John G. Rangos, Sr.(1)..................  Director                       66       1995          II

- ---------------

(1) Member of the Executive Committee

(2) Member of the Compensation and Stock Incentive Plan Committee

(3) Member of the Audit Committee

     John E. Drury (Class III) has been Chief Executive Officer since 1994 and Chairman of the Board since 1995. From 1992 to May 1994, Mr. Drury served as a Managing Director of Sanders Morris Mundy Inc. ("SMMI"), a Houston based investment banking firm. Mr. Drury served as President and Chief Operating Officer of Browning-Ferris Industries, Inc. ("BFI") from 1982 to 1991, during which time he had chief responsibility for worldwide operations.

     Donald F. Moorehead, Jr. (Class II) has been Vice Chairman since 1995. Prior to such time Mr. Moorehead served as Chairman of the Board and Chief Development Officer since 1994. From October 1, 1990 to May 27, 1994, he was also Chief Executive Officer. Mr. Moorehead was Chairman of the Board and Chief Executive Officer of Mid-American Waste Systems Inc. ("Mid-American") from the inception of Mid-American in December 1985 until August 1990 and continued as a director until February 1991. From 1977 until 1984, Mr. Moorehead served in various management positions with Waste Management Inc.

     David Sutherland-Yoest (Class I) has been President since May 27, 1994. Prior to joining USA Waste, he was President, Chief Executive Officer and a director of Envirofil. He joined Envirofil in January 1993 and was elected a director in March 1993. From September 1989 to June 1992, Mr. Sutherland-Yoest served as

President of Browning-Ferris Industries, Ltd. ("BFI Ltd."), the Canadian subsidiary of BFI. From January through September 1989, Mr. Sutherland-Yoest served as Vice-President, Corporate Development, for Laidlaw Waste Systems, Inc. From 1987 to September 1989, Mr. Sutherland-Yoest was Laidlaw's Regional Vice-President -- Atlantic Region, located in Columbus, Ohio. From 1981 to 1987, Mr. Sutherland-Yoest served as District Manager -- Vancouver and District Manager -- Calgary for BFI Ltd.

     George L. Ball (Class III) has been nonexecutive Chairman of the Board and a director of SMMI since May 1992. From September 1992 to January 1994, Mr. Ball was a Senior Executive Vice President of Smith Barney Shearson Inc. From September 1991 to September 1992, Mr. Ball was a consultant to J. & W. Seligman & Co. Incorporated. In 1982, Mr. Ball was elected President and Chief Executive Officer of Prudential-Bache Securities, Inc. and in 1986 was elected Chairman of the Board, serving in such position until his resignation in 1991. He also served as a member of the Executive Office of Prudential Insurance Company of America. Prior to joining Prudential, Mr. Ball served as President of E.F. Hutton Group, Inc. Mr. Ball is also a director of Investors Financial Group and Leviathan Gas Pipeline Company, L.P. Mr. Ball is a trustee emeritus of Brown University, a director of the National Symphony Orchestra, a trustee of the Joint Council on Economic Education, and a director of the Jefferson Awards.

     Peter J. Gibbons (Class I), has served as a director of USA Waste since June 1995. He was affiliated in various capacities with the accounting firm of Price Waterhouse from 1961 until his retirement therefrom as a partner in July 1993.

     Richard J. Heckmann (Class I) is Chairman, President, and Chief Executive Officer of United States Filter Corporation ("U.S. Filter"), a position he assumed in July 1990. Prior to joining U.S. Filter, Mr. Heckmann was a Senior Vice President -- Investments and Branch Manager of Prudential-Bache Securities in Rancho Mirage, California.

     William E. Moffett (Class II) retired in 1992 as Chairman of the Board and Chief Executive Officer of Chatham Enterprises, Inc. (real estate development) and Hazmed, Inc. (environmental services). In May 1985, he retired as President of Gulf Oil Foundation and as Vice President -- Public Affairs of Gulf Oil Corporation, having joined Gulf Oil Corporation in 1969 and served in a number of managerial assignments for that company and its subsidiaries. Mr. Moffett also serves as a director of Calvin Exploration Company, Inc.

     Alexander W. Rangos (Class III) has been Vice Chairman of the Board of Directors of USA Waste since December 1995. Prior thereto, he served as Executive Vice President -- Corporate Development of USA Waste from June 1995 until December 1995. Prior to such time he served as President and Chief Operating Officer of Chambers since January 1994. Prior thereto, he served with Chambers as Executive Vice President -- Operations and Corporate Development from 1990 to 1994, as Executive Vice President -- Corporate Development from 1985 to 1990, and as Manager of the Southern Region from 1984 to 1985. Mr. Rangos is a son of John G. Rangos, Sr.

     John G. Rangos, Sr. (Class II) served as Vice Chairman of the Board of Directors of USA Waste from June 1995 until December 1995. Prior to such time, Mr. Rangos served as Chairman and Chief Executive Officer of Chambers from January 1994 to June 1995. Prior thereto, he served as President and Chief Executive Officer of Chambers from 1973 to January 1994. Mr. Rangos is the father of Alexander W. Rangos, a Vice Chairman of USA Waste. In connection with the settlement of the Commission's investigation with respect to Chambers' accounting method and the accuracy of its financial statements, on May 9, 1995, the Commission instituted administrative proceedings against John G. Rangos, Sr. and three other former officers of Chambers. The Commission found, inter alia, that Mr. Rangos was a cause of Chambers' violations of the reporting, internal controls and recordkeeping provisions of the Exchange Act. Mr. Rangos consented to the issuance of a cease and desist order without admitting or denying the Commission's findings.

     The following persons will be elected to the USA Waste Board of Directors at the Effective Time:

          Kosti Shirvanian (Class I) founded Western in 1955 as a sole proprietorship. He has served as Western's Chairman of the Board of Directors, President and Chief Executive Officer since Western's incorporation in 1964.

          Savey Tufenkian (Class II) helped to establish Western in 1955 and has served as the Secretary and Treasurer of Western since its incorporation in 1964. In 1988, she was elected as Executive Vice President, Secretary and Treasurer.

BOARD OF DIRECTORS AFTER THE MERGER

     Pursuant to the Merger Agreement, USA Waste has agreed to take such corporate action as is necessary to cause its Board of Directors immediately following the Effective Time to be expanded to include Mr. Kosti Shirvanian (who will also be elected a Vice Chairman), Ms. Savey Tufenkian and a third member to be determined at a later date. Mr. Shirvanian will become a Class I director whose term will expire at the 1998 annual meeting; Ms. Tufenkian will become a Class II director whose term will expire at the 1996 annual meeting; and the third director will become a Class III director whose term will expire at the 1997 annual meeting. In addition, Mr. Shirvanian will be appointed to the Executive Committee of the Board of Directors. USA Waste is a party to a shareholders agreement relating to, among other things, the election of directors and members of the Executive Committee. See "-- Chambers Merger."

MEETINGS, COMMITTEES AND COMPENSATION

     The USA Waste Board of Directors held seven meetings in 1995. Each director attended all of the Board of Directors' meetings in 1995 held during the period in which they served. For 1995, directors who were not employed by USA Waste received (i) an annual fee of $18,000 and (ii) USA Waste Common Stock valued at $5,000. If the Director Plan is approved at the USA Waste Annual Meeting, non-employee directors would receive an annual grant of options to purchase 10,000 shares of USA Waste Common Stock. Such directors would not receive any cash compensation or stock bonus as in prior years. In addition, USA Waste reimburses directors for their travel and out-of-pocket expenses incurred in attending Board or committee meetings. See "Approval of the USA Waste Director Plan."

     The USA Waste Board of Directors has an Audit Committee, a Compensation and Stock Incentive Plan Committee (the "Compensation Committee") and an Executive Committee. The Audit Committee reviews external and internal audit plans and activities, annual financial statements, and the system of internal financial controls, and approves all significant fees for audit, audit-related and non-audit services provided by independent auditors. The Audit Committee met once in 1995. The Compensation Committee reviews and recommends compensation for USA Waste officers and employees and recommends to the Board of Directors changes in USA Waste's incentive compensation plans. The Compensation Committee met twice in 1995. The Executive Committee may act for the Board of Directors when action is required between Board meetings and may act on behalf of the Board on all but major corporate matters. All actions taken by the Executive Committee must be reported at the Board's next meeting. The Executive Committee met three times in 1995. All of the directors attended all committee meetings of the committees of which they are members.

BENEFICIAL OWNERSHIP OF USA WASTE COMMON STOCK

     The following table sets forth information as of February 1, 1996 with respect to the beneficial ownership of USA Waste Common Stock by (1) each owner of more than 5% of USA Waste Common Stock, (2) each director of USA Waste, (3) certain executive officers of USA Waste, including the Chief Executive Officer and USA Waste's four most highly compensated officers other than the Chief Executive Officer who were serving as officers at December 31, 1995, and (4) all executive officers and directors of USA Waste as a group. Except as otherwise indicated below, each of the entities and persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned.

                                                AMOUNT OF              PERCENTAGE             PERCENTAGE
                  NAME                     BENEFICIAL OWNERSHIP     BEFORE THE MERGER     AFTER THE MERGER(1)
- -----------------------------------------  --------------------     -----------------     -------------------
The Equitable Companies..................        3,877,866(1)               6.3%                   4.7%
  Incorporated
  787 Seventh Avenue
  New York, New York 10019
John E. Drury............................        1,282,614(2)               1.9%                   1.5%
Donald F. Moorehead, Jr..................        2,247,953(3)               3.4%                   2.6%
David Sutherland-Yoest...................          394,336(4)                 *                      *
Earl E. DeFrates.........................          121,754(5)                 *                      *
Charles A. Wilcox........................               --                    *                      *
George L. Ball...........................           72,931(6)                 *                      *
Peter J. Gibbons.........................            3,666(7)                 *                      *
Richard J. Heckmann......................           10,439                    *                      *
William E. Moffett.......................            5,832(8)                 *                      *
John G. Rangos, Sr.......................        7,733,912(9)              11.6%                   8.8%
Alexander W. Rangos......................        2,022,131(10)              3.0%                   2.3%
All directors and executive officers as a
  group (15 persons).....................       13,954,084                 20.9%                  15.9%

- ---------------

 *   Less than 1%

 (1) According to a Schedule 13G on file with the Commission, includes 440,300 shares of USA Waste Common Stock held by The Equitable Life Assurance Society of the United States, 3,437,266 shares held by Alliance Capital Management L.P. and 300 shares which Donaldson, Lufkin & Jenrette Securities Corporation shares the power to dispose of, according to a
     Schedule 13G filed February 9, 1996 with respect to USA Waste Common Stock by five French mutual insurance companies (AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle) as a group, AXA, The Equitable Companies Incorporated and their subsidiaries.

 (2) Includes 222,500 shares issuable pursuant to options exercisable within 60 days and 5,176 shares owned by Mr. Drury's spouse.

 (3) Includes 369,000 shares issuable pursuant to options exercisable within 60 days and 228,832 shares owned by Mr. Moorehead's spouse and children.

 (4) Includes 121,352 shares issuable pursuant to options exercisable within 60 days and 2,000 shares owned by Mr. Sutherland-Yoest's daughter.

 (5) Includes 89,000 shares issuable pursuant to options exercisable within 60 days.

 (6) Includes 10,000 shares issuable pursuant to options exercisable within 60 days and 32,135 shares owned by Mr. Ball's spouse and an investment partnership for her children and 3,600 shares owned by Mr. Ball's stepdaughter.

 (7) Includes 1,666 shares issuable pursuant to options exercisable within 60 days.

 (8) Includes 5,832 shares issuable pursuant to options exercisable within 60 days.

 (9) Mr. Rangos' address is 10700 Frankstown Road, Pittsburgh, Pennsylvania
     15235.

(10) Includes 60,709 shares issuable pursuant to options exercisable within 60 days and 1,210,008 shares held by John Rangos Development Corporation, Inc.

CHAMBERS MERGER

     On June 30, 1995, USA Waste completed the Chambers Merger, pursuant to which stockholders of Chambers received shares of USA Waste Common Stock. As a result of the Chambers Merger, former Chambers stockholders acquired approximately 54.8% of the issued and outstanding USA Waste Common Stock.

     Pursuant to the Chambers Merger, USA Waste, Donald F. Moorehead, Jr. and John E. Drury entered into a shareholders agreement (the "Shareholders Agreement") with John G. Rangos, Sr., John G. Rangos, Jr., Alexander W. Rangos and John Rangos Development Corporation, Inc. (the "Rangos Shareholders") that, among other things, provides certain rights to the Rangos Shareholders to name or participate in the naming of certain members to the Board of Directors of USA Waste and to name certain members of the Executive Committee of the Board of Directors of USA Waste. In addition, the Shareholders Agreement requires the affirmative vote of at least two-thirds of the members of the USA Waste Board of Directors to take certain actions. The Shareholders Agreement remains in effect until the aggregate number of shares of USA Waste Common Stock beneficially held by the Rangos Shareholders and their affiliates is less than five percent of the outstanding shares of USA Waste Common Stock. Prior to the execution of the Merger Agreement, the Rangos Shareholders controlled approximately 21% of the voting stock of USA Waste, and Donald F. Moorehead, Jr. and John E. Drury collectively controlled approximately 5% of such stock.

     Pursuant to the Shareholders Agreement, John G. Rangos, Sr. and Alexander
W. Rangos were appointed as directors of USA Waste. During the term of the Shareholders Agreement, USA Waste, Messrs. Moorehead and Drury and the Rangos Shareholders agree to use their best efforts to cause the Board of Directors to include at all times (in addition to the two directors designated by the Rangos Shareholders) four persons who are approved by at least four members of an Executive Committee of the Board of Directors and none of whom is an officer or employee of USA Waste. Pursuant to the Shareholders Agreement, an Executive Committee of the Board of Directors was established consisting of five directors, including the two directors designated by the Rangos Shareholders.

     On December 18, 1995, in connection with the Merger, the Shareholders Agreement was revised (the "Revised Shareholders Agreement"), effective upon the Effective Time of the Merger, to provide that Mr. Kosti Shirvanian, Ms. Savey Tufenkian and a third member to be determined at a later date, are to be elected as directors of USA Waste, and Mr. Shirvanian is to be elected as a member of the Executive Committee of the Board of Directors of USA Waste. Pursuant to the Revised Shareholders Agreement, the Board of Directors of USA Waste is to be increased to twelve members, including two persons designated by the Rangos Shareholders, initially John G. Rangos, Sr. and Alexander W. Rangos. The Revised Shareholders Agreement also provides that USA Waste, Messrs. Moorehead and Drury and the Rangos Shareholders use their best efforts to cause the Board of Directors to include at all times (in addition to the two directors designated by the Rangos Shareholders) four persons who are approved by at least five members of an Executive Committee of the Board of Directors and none of whom is an officer or employee of USA Waste. Pursuant to the Shareholders Agreement, an Executive Committee of the Board of Directors was established consisting of six directors including the two directors designated by the Rangos Shareholders.

     Also, in connection with the Chambers Merger, USA Waste entered into an employment agreement with Alexander W. Rangos similar to the employment agreements with Messrs. Moorehead and Drury, and into consulting and non-compete agreements with each of John G. Rangos, Sr. and John G. Rangos, Jr. The employment agreement with Alexander Rangos is for a five-year term at a base salary of $275,000 per year. The consulting and non-compete agreements with each of John G. Rangos, Sr. and John G. Rangos, Jr. provide for annual compensation of $450,000 and $250,000, respectively, and are for a term of five years. In connection with the execution of the Merger Agreement, USA Waste agreed to accelerate payments under such employment and consulting agreements, and John G. Rangos, Sr. resigned as Vice Chairman (but remains as a director of the Board), and Alexander W. Rangos became Vice Chairman of the Board of Directors and resigned as an Executive Vice President of USA Waste. On December 29, 1994, Chambers made unconditional promises to contribute $3,000,000 to certain charitable organizations at the direction of John G. Rangos, Sr. On December 18, 1995, USA Waste agreed that an additional $2,000,000 would be funded in connection with charitable contributions pursuant to such arrangements. In addition, USA Waste agreed to file a shelf registration statement relating to 4,000,000 shares of USA Waste Common Stock held by John G. Rangos, Sr., Alexander W. Rangos and John G. Rangos, Jr. and one of their affiliates.

EXECUTIVE COMPENSATION

     Compensation Committee Report on Executive Compensation. The following is a report from the Compensation Committee of USA Waste describing the policies pursuant to which compensation was paid to executive officers of USA Waste during 1995.

     Compensation Philosophy. It is USA Waste's mission to continually improve the Company's position in the solid waste management industry, with a strong focus on steadily improving earnings and increasing shareholder value. The Compensation Committee believes USA Waste's compensation policies should support USA Waste's mission. As outlined below, USA Waste's executive compensation programs are designed to enable USA Waste to attract, retain and motivate the high caliber of executives required in order to achieve its objective.

     Compensation Policies Applicable to Executive Officers. Each executive officer's annual compensation includes primarily three elements: (i) base salary, which is reviewed annually; (ii) bonus; and (iii) incentive compensation consisting of stock options. Adjustments to base salaries and the granting of bonuses to USA Waste's executive officers are based on the executive's individual contribution to the Company performance in that fiscal year. In evaluating USA Waste's performance, the Compensation Committee considers such items as return on equity, earnings per share improvements, results compared to competitors, business acquisitions and new markets entered, the assimilation of new acquisitions into USA Waste and progress made in projects that will benefit USA Waste in the future. Stock options are generally granted annually as additional compensation in an effort to link each executive officer's future compensation to the long-term financial success of USA Waste, as measured by stock performance. Options are priced at 100% of the stock market value on the day of grant and typically vest in equal annual increments, beginning one year from the date of grant, over the life of the option. The total number of options awarded each executive is based on a subjective evaluation of the performance of each executive under consideration without regard to the number of options held by or previously granted to each executive.

     Compensation Policy Applicable to the Chief Executive Officer. The compensation policies applicable to Mr. Drury, Chief Executive Officer of USA Waste, are the same as noted for other executive officers. The Compensation Committee considers Mr. Drury's experience and knowledge of the solid waste management industry to be important to USA Waste's continued growth and prosperity. Mr. Drury became associated with USA Waste in May 1994 following the acquisition of Envirofil. At the time of his employment with USA Waste, Mr. Drury's annual base salary was set at $500,000 following negotiations between Mr. Moorehead, on behalf of the USA Waste Board of Directors, and Mr. Drury, and such salary was approved by the Board. In the fiscal year 1995, Mr. Drury received a base salary of $500,000, a bonus of $200,000 and was granted options to purchase 425,000 shares of USA Waste Common Stock. Mr. Drury's bonus and stock option grant were based on a subjective evaluation which considered, in part, USA Waste's financial performance for 1995. In setting Mr. Drury's compensation, the Compensation Committee also made an overall assessment of Mr. Drury's leadership in achieving the Company's long-term strategic and business goals.

     Tax Considerations. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the chief executive officer and the next four highest paid executive officers. In response to Section 162(m) and in an effort to provide that compensation to such executive officers will be deductible for federal income tax purposes, the Compensation Committee approved and recommended to the Board of Directors of USA Waste the Compensation Plan and the amendment to the 1993 Plan providing for an annual limit on awards to be received by a participant. The amendment to the 1993 Plan is intended to permit grants under such plan to be considered "performance-based" for purposes of Section 162(m). Bonuses under the Compensation Plan are also intended to qualify as "performance-based compensation." If approved by the stockholders of USA Waste, the Compensation Committee believes that the Compensation Plan and the amendment to the 1993 Plan will allow USA Waste to manage its executive compensation program to preserve federal income tax deductions.

                                            Compensation Committee
                                                 George L. Ball
                                                 William E. Moffett
                                                 Peter J. Gibbons

     Performance Graph. The following performance graph compares the performance of USA Waste Common Stock to the New York Stock Exchange Composite Index and to the Smith Barney Solid Waste Index ("Peer Group Index") for the period of five years commencing December 31, 1990, and ending December 31, 1995. The graph assumes that $100 was invested on December 31, 1990, in USA Waste Common Stock and in each index and that all dividends were reinvested.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

      MEASUREMENT PERIOD                           SB SOLID            NYSE
    (FISCAL YEAR COVERED)          USA WASTE      WASTE INDEX       COMPOSITE
12/31/90                               100             100             100
12/31/91                               304             118             127
12/31/92                               252             114             133
12/31/93                               198              83             144
12/31/94                               198              86             139
12/31/95                               328             101             183

     Summary Compensation Table. The following table sets forth information with respect to persons serving as USA Waste's Chief Executive Officer during 1995 and the four most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus for 1995 exceeded $100,000 ("named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                       ANNUAL COMPENSATION              STOCK
                                  ------------------------------       OPTIONS           ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR      SALARY       BONUS         (SHARES)       COMPENSATION(1)
- --------------------------------  ----     --------     --------     ------------     ---------------
John E. Drury...................  1995     $500,000     $200,000        425,000           $ 5,192
  Chairman of the Board and       1994      290,217           --        850,000                --
  Chief Executive Officer(2)

Donald F. Moorehead, Jr. .......  1995      300,000      130,000        180,000             4,154
  Vice Chairman and Chief         1994      260,000      110,000         25,000                --
  Development Officer             1993      220,000      100,000         25,000                --

David Sutherland-Yoest..........  1995      300,000       65,000        180,000             4,154
  President and Chief             1994      251,597      125,000             --                --
  Operating Officer(3)

Charles A. Wilcox...............  1995      225,000           --        180,000             3,115
  Executive Vice President --     1994        8,654           --             --                --
  Operations(4)

Earl E. DeFrates................  1995      187,500       75,000         95,000             2,769
  Executive Vice President and    1994      155,000       70,000         25,000                --
  Chief Financial Officer         1993      135,000       72,500         25,000                --

- ---------------

(1) Reflects contributions by USA Waste under its 401(k) plan.

(2) Mr. Drury joined USA Waste in May 1994.

(3) Mr. Sutherland-Yoest joined USA Waste in May 1994.

(4) Mr. Wilcox joined USA Waste in December 1994.

     The following table sets forth information concerning the grant of stock options during 1995 to the named executive officers:

                             OPTION GRANTS IN 1995

                                              INDIVIDUAL GRANTS
                           -------------------------------------------------------    POTENTIAL REALIZABLE
                                          PERCENTAGE                                    VALUE AT ASSUMED
                           NUMBER OF       OF TOTAL                                   ANNUAL RATE OF STOCK
                             SHARES        OPTIONS                                     PRICE APPRECIATION
                           UNDERLYING     GRANTED TO      EXERCISE                     FOR OPTION TERM(1)
                            OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION    ---------------------
          NAME              GRANTED      FISCAL 1995     (PER SHARE)       DATE          5%          10%
- -------------------------  ----------    ------------    -----------    ----------    --------    ---------
John E. Drury............     50,000          2.0%         $ 10.38        03/15/05     326,260      826,700
                             375,000         15.2%         $ 21.00        09/06/05    4,952,625   12,550,500

Donald F. Moorehead,
  Jr. ...................     30,000          1.2%         $ 10.38        03/15/05     195,720      496,020
                             150,000          6.1%         $ 21.00        09/06/05    1,981,050   5,020,200

David Sutherland-Yoest...     30,000          1.2%         $ 10.38        03/15/05     195,720      496,020
                             150,000          6.1%         $ 21.00        09/06/05    1,981,050   5,020,200

Charles A. Wilcox........    180,000          7.3%         $ 10.38        03/15/05    1,174,320   2,976,120

Earl E. DeFrates.........     20,000          0.8%         $ 10.38        03/15/05     130,480      330,680
                              75,000          3.0%         $ 21.00        09/06/05     990,525    2,510,100

- ---------------

(1) The potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10% compounded annually.

     The following table sets forth information concerning the exercise of stock options during 1995 by USA Waste's named executive officers:

                  OPTION EXERCISES AND YEAR-END VALUE TABLE(1)

                                                                NUMBER OF
                                                               UNEXERCISED              VALUE OF UNEXERCISED
                                                               OPTIONS AT                   IN-THE-MONEY
                                                            DECEMBER 31, 1995                OPTIONS AT
                                SHARES                          (SHARES)                DECEMBER 31, 1995(2)
                               ACQUIRED      VALUE     ---------------------------   ---------------------------
            NAME              ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------  -----------   --------   -----------   -------------   -----------   -------------
John E. Drury...............         --           --     212,500       1,062,500      $1,593,750     $5,206,250
Donald F. Moorehead, Jr. ...         --           --      59,000         226,000         348,750       526,250
David Sutherland-Yoest......    288,381     3,028,001    115,352         353,030         302,799       709,204
Charles A. Wilcox...........         --           --           0         180,000               0     1,530,000
Earl E. DeFrates............     30,000      481,825      63,000         142,000         387,750       468,500

- ---------------

(1) Includes exercise of warrants that were granted to such officers as compensation.

(2) Computed based upon the difference between aggregate fair market value based on NYSE closing price on December 29, 1995 (of $18.875 per share) and the aggregate exercise price.

     Employment Agreements. Messrs. Drury, Moorehead and Sutherland-Yoest are each parties to employment agreements with USA Waste, which have continuously renewing terms of five, five and three years, respectively until age 65 and which provide for the payment of minimum annual base salaries and for the participation by the employee in all USA Waste benefit plans and programs. Messr. Wilcox is also party to an employment agreement with USA Waste which has a continuously renewing three-year term. In addition,

Mr. Drury's employment agreement provided that USA Waste would purchase his residence in Houston, Texas for $1,375,000, the fair market value of such residence at June 1, 1994.

     The employment agreements include provisions governing compensation and severance benefits upon termination of employment with USA Waste and upon certain changes of control of USA Waste (which term specifically excludes the Chambers Merger consummated in June 1995). The agreements may be terminated by USA Waste other than for cause (as defined in the agreements) on the date five years (three years in the case of Messrs. Sutherland-Yoest and Wilcox) after such notice is given. During that ensuing period, the employee would continue his employment on a part-time basis and be available to consult with USA Waste. Generally, the employee's compensation while on part-time status would be 75% of the average of the employee's compensation (including salary and bonus) for the two highest of the three years prior to the employee going on part-time status.

     In the event of a change of control of USA Waste, the employee may elect to receive a lump sum payment equal to three times the employee's average annualized base compensation includable in gross income over the five taxable years preceding the tax year in which the change of control occurs if, following such change in control, USA Waste seeks to terminate such officer without cause or takes any action adverse to such officer without his or her consent with respect to, among other things, his or her duties, level of compensation or benefits. The election by the employee to take the change of control payment would be in lieu of other benefits and rights under such employee's agreement except, generally, amounts payable under pension, insurance, and similar plans, reimbursement for legal and other advisory expenses and certain stock option and indemnification rights.

     Mr. DeFrates also currently has an employment agreement with USA Waste. Pursuant to the terms of his agreement, Mr. DeFrates has agreed to serve as a full-time employee of USA Waste for a period of three years (until September 26, 1997) with automatic three-year extensions thereafter unless the agreement is terminated by either party. The agreement provides for a minimum annual salary and for the participation by Mr. DeFrates in all USA Waste benefit programs. The employment agreement includes provisions governing termination and changes in control of USA Waste.

     The employment agreement entered into by Mr. DeFrates provides that if Mr. DeFrates voluntarily terminates his employment with USA Waste, USA Waste will pay him severance pay equal to 70% of his base salary in effect at termination for a period of three years. In addition, in the event there is a change in control of USA Waste after which USA Waste seeks to terminate him without cause or takes any action adverse to him without his consent with respect to, among other things, his duties, level of compensation or benefits, USA Waste is required to pay Mr. DeFrates a lump sum equal to three times the sum of his base salary in effect at termination and the highest bonus he received in the three-year period prior to termination.

     In connection with the Merger Agreement, USA Waste has also entered into an employment agreement with Mr. Kosti Shirvanian, Chairman and Chief Executive Officer of Western, under which Mr. Shirvanian will receive an annual salary of $500,000, a guaranteed annual bonus of $250,000 and a discretionary annual bonus of up to $250,000, among other compensation. See "The Plan of Merger and Terms of the Merger -- Other Agreements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During 1995, Messrs. Ball, Moffett and Gibbons served on the Compensation Committee of the Board of Directors. During 1995, no executive officer of USA Waste served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of USA Waste.

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

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 1995, the Company exercised an option to purchase real estate from Mr. John Rangos, Sr. and Mr. Michael J. Peretto, a former director of Chambers, and certain members of his family. The real estate is adjacent to USA Waste's Monroeville, Pennsylvania landfill. The option to purchase the real estate was originally granted to Chambers pursuant to an agreement among the parties dated July 8, 1993. The total consideration paid by USA Waste for the real estate was $2,986,118, of which $2,103,585 was paid to Mr. Rangos and $882,533 was paid to Mr. Peretto and members of his family.

     In May 1993, USA Waste exercised an option to acquire 100,000 shares of Class A Common Stock of Custom Disposal Services, Inc., an Arizona corporation ("Custom") from George O. Moorehead, the brother of Donald F. Moorehead, Jr. and 142,231 shares of Class B Non-Voting Stock of Custom from the former owner of Cactus Disposal, Inc., an Arizona corporation ("Cactus") in exchange for 262,231 shares of USA Waste Common Stock.

     In May 1993, Donald F. Moorehead, Jr. acquired an approximate 3% interest in Empire Metals, Inc. ("Empire"), another company owned by the former owner of Cactus. In May 1993, USA Waste entered into a management agreement with Empire pursuant to which USA Waste agreed to provide certain administrative, operational and managerial services to Empire and Empire agreed to pay USA Waste a management fee of $70,000 per month. Such agreement expired on December 31, 1993.

     In connection with the acquisition of Envirofil in May 1994, SMMI, in its capacity as financial advisor to Envirofil received a fee of $850,000. In 1995, USA Waste called for redemption its 8 1/2% Convertible Subordinated Debentures, and in connection with such transaction, entered into a standby agreement with SMMI, pursuant to which SMMI received $200,000 and reimbursement for its legal fees. Prior to joining USA Waste, Mr. Drury was a Managing Director and shareholder of SMMI and remains a director. Mr. Ball is Chairman of the Board and a director of SMMI.

FILING OF REPORTS OF STOCK OWNERSHIP

     Under the federal securities laws, USA Waste's directors, executive (and certain other) officers and any person holding more than ten percent of USA Waste Common Stock are required to report their ownership to USA Waste and the Commission. Specific due dates for these reports have been established by regulation and USA Waste is required to report in this Joint Proxy Statement and Prospectus any failure to file by these dates during 1995. All of these filings were satisfied by USA Waste's director's, officers and ten percent holders, except that Mr. DeFrates and Mr. Heckmann each failed to file on a timely basis one report concerning one transaction and Mr. Moorehead failed to file on a timely basis four reports concerning four transactions.

     As of March 8, 1996, USA Waste believes that all directors, officers and ten percent holders are current in their filings. In making these statements, USA Waste has relied on the written representations of its directors, officers and ten percent holders and copies of reports that they have filed with the Commission.

                    APPROVAL OF THE USA WASTE DIRECTOR PLAN

     On March 6, 1996, USA Waste's Board of Directors adopted, subject to stockholder approval, the Director Plan. The purpose of the Director Plan is to benefit USA Waste and its subsidiaries through offering its directors who are not officers, full-time employees or consultants of USA Waste or any of its subsidiaries an opportunity to become holders of USA Waste Common Stock, thereby giving them a stake in the growth and prosperity of USA Waste, in order to enable them to represent the viewpoint of other stockholders of USA Waste more effectively and to encourage them to continue serving as directors of USA Waste. The Director Plan provides for the issuance of options to purchase up to an aggregate of 400,000 shares of USA Waste Common Stock to eligible directors (as described below).

     The following is a brief summary of the proposed Director Plan. The complete text is attached as Appendix E and reference is made to such Appendix for a complete statement of the provisions of this plan.

     On the first business day of January 1996 and the first business day of January of each year thereafter, an option to purchase a total of 10,000 shares of USA Waste Common Stock will be automatically granted to each eligible director who is still serving as a director (whether or not such director's term has been continuous). Eligible directors are those directors who are not officers, full-time employees or consultants of USA Waste or any of its subsidiaries.

     The exercise price of options granted under the Director Plan will be the closing sale price of USA Waste Common Stock on the NYSE on the date on which the option is granted. Each option shall be for a term of ten years and shall vest at the rate of 20% on each of the five subsequent anniversaries of the date of grant. The purchase price for shares to be purchased pursuant to options may be paid in cash, by check, by promissory note, by shares of USA Waste Common Stock or by a combination of these methods of payment.

     If an optionee ceases to be a director of USA Waste for any reason other than death, permanent disability, resignation or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. In the event of death, disability, resignation or retirement, the option may be exercised in full by the optionee, his heirs, legatees or legal representatives within three months after the date of such event.

     Upon a change of control (as defined in the Director Plan) of USA Waste, all options granted under the Director Plan will become immediately exercisable. The Director Plan is effective as of January 1, 1996, pending approval and adoption by the USA Waste stockholders and will expire on January 1, 2006.

     Federal Income Tax Consequences. All options granted under the Director Plan are nonstatutory options not entitled to special tax treatment under
Section 422 of the Code.

     In general, an optionee will not recognize any taxable income at the time he is granted a stock option under the Director Plan. Except as described below under "Election Applicable to Officers and Directors," upon the exercise of an option, the optionee will be treated as receiving compensation (ordinary) income in the year of exercise in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for those shares and USA Waste will be entitled to a deduction, provided the applicable withholding requirements are satisfied, for a corresponding amount to the extent such amount is an ordinary and necessary expense and satisfies the test of reasonable compensation. Different rules apply to options which have a "readily ascertainable fair market value" as that phrase is defined in regulations promulgated under Section 83 of the Code.

     Upon a taxable disposition of the shares acquired by an optionee pursuant to the exercise of an option, any amount received by the optionee in excess of the sum of (i) the option price of the shares as of the date of exercise and
(ii) the amount includible in income with respect to such option, if any (such sum being his "basis" in the shares), will in general be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If, upon disposition the optionee receives less than his basis in the shares, the loss will in general be treated as short-term or long-term capital loss, depending upon the holding period of the shares. To qualify for long-term capital gain or loss treatment, the shares must have been held as a capital asset on the date of disposition and held for more than one year.

     Section 162(m) of the Code places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly traded corporations. Options which qualify as "performance based" compensation under
Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1 million limit.

     Election Applicable to USA Waste Insiders. If an optionee who is subject to liability to USA Waste under Section 16(b) of the Exchange Act (a "Section 16(b) Person") receives shares of USA Waste Common Stock upon the exercise of an option the sale of which could subject the optionee to suit under Section 16(b) of the Exchange Act, recognition of the compensation attributable to such exercise is postponed until (i) six months after the date of the grant of such option or (ii) the date the Section 16(b) Person ceases to be subject to Section 16(b), whichever occurs first (the "Section 16(b) Date"). One effect of this postponement is to measure the amount of the optionee's compensation (ordinary) income by reference to the fair market value of such shares on the Section 16(b) Date (rather than at the earlier date of exercise of the option). Similarly, the fair market value of such shares at that time will become the optionee's basis in the shares for purposes of computing gain or loss upon a subsequent disposition of the shares, and the optionee's holding period for the shares will start from that time. However, an optionee may elect with respect to such shares, pursuant to Section 83(b) of the Code, to recognize the compensation attributable to the exercise of an option at the time of such exercise, in which case his tax treatment will be as described above. A Section 83(b) election must be made not later than 30 days after the date such shares are transferred to the optionee.

     Parachute Payment Sanctions. Certain provisions in an option agreement may afford an optionee special protections or payments which are contingent on a change in the ownership or effective control of USA Waste or in the ownership of substantially all of USA Waste's assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute "parachute payments," which, when aggregated with other parachute payments received by the optionee, could result in the optionee's being treated as receiving "excess parachute payments" within the meaning of Section 280G of the Code. USA Waste will not be allowed a deduction for any such "excess parachute payment," and the recipient of the payment will be subject to a nondeductible 20% excise tax upon such payment in addition to income tax otherwise owed with respect to such payment.

     THE FOREGOING DOES NOT CONSTITUTE A DEFINITIVE STATEMENT OF THE FEDERAL INCOME TAX EFFECTS OF OPTIONS UNDER THE USA WASTE DIRECTOR PLAN, AND EACH PARTICIPANT IN THE DIRECTOR PLAN SHOULD CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS OF THE PROVISIONS DISCUSSED HEREIN.

     Recommendation of the Board of Directors. The USA Waste Board of Directors recommends a vote FOR approval of the Director Plan.

     Vote Required for Approval. Approval of the Director Plan requires the affirmative vote of a majority of the shares of USA Waste Common Stock present, in person or by proxy, at the USA Waste Annual Meeting and entitled to vote.

                  APPROVAL OF THE USA WASTE COMPENSATION PLAN

     The purpose of the USA Waste Services, Inc. Compensation Plan is to advance the interests of USA Waste and its subsidiaries by providing for annual bonuses, payable in cash, for key employees who are designated as participants in the plan so as to attract and retain such individuals, make their compensation competitive with other opportunities and provide them with an incentive to strive to achieve USA Waste's financial and other business objectives. Every employee of USA Waste or any of its subsidiaries is eligible to be considered for the grant of awards under the Compensation Plan.

     The following is a brief summary of the proposed Compensation Plan. The complete text is attached as Appendix F and reference is made to such Appendix for a complete statement of the provisions of this plan.

     The Compensation Plan will be administered by USA Waste's Compensation and Stock Incentive Plan Committee of the Board of Directors with respect to participation by executive officers ("Key Participants") of USA Waste. With respect to those individuals who participate in the plan and who are not executive officers ("non-Key Participants") of USA Waste, a committee appointed by USA Waste's Chief Executive Officer shall administer the plan. USA Waste's Compensation and Stock Incentive Plan Committee and the appointed committee (either or both being referred to herein as the "Committee"), as the case may be, will have full and final authority to select at the beginning of the calendar year (the "Plan Year") the participants to whom awards will be granted thereunder, to grant such awards, and to determine the terms, conditions and amounts of such awards.

     Each Plan Year, the Committee will establish a "target bonus" for each participant equal to a percentage of such participant's annual base salary as of the last day of such Plan Year, and the maximum amount of a target bonus that may be awarded to a participant for a Plan Year shall be 200% thereof. Participants' bonuses will be determined on the basis of the degree of achievement of performance goals, which goals will be established by the Committee in writing, based on corporate objectives determined by the Board, and which will be stated in terms of the attainment of specified levels of or percentage changes in any one or more of

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

various quantitative financial and/or business measurements identified in the Compensation Plan. In addition to determining the performance goals applicable to each participant during each Plan Year, the Committee will also establish a formula or matrix prescribing the extent to which such participant's target bonus shall be earned based upon the degree of achievement of such performance goal or goals. With respect to non-Key Participants, the Committee may also designate any other factor or factors to serve as performance goals. The Committee may, in its sole discretion, award or increase the amount of bonuses payable to one or more non-Key Participants even though not earned in accordance with the applicable performance goals or may decrease the amount of bonuses payable to one or more participants even though earned in accordance with applicable performance goals.

     With respect to participants whose total compensation for any Plan Year exceeds the amount specified by Section 162(m) of the Code, if any portion of such participant's compensation would otherwise be non-deductible by USA Waste pursuant to such section, the maximum bonus award payable to such participant for any Plan Year will be $2,500,000. In addition, such participant's target bonus will be based solely upon achievement of one or more of the performance goals specified by the plan, and no bonus will be payable to such participant except upon written certification by the Committee that the performance goals have been satisfied to a particular extent and that any other terms and conditions precedent to payment of a bonus have been satisfied.

     Upon a change in control (as defined in the Director Plan) of USA Waste, the Plan Year shall end as of the date of such change in control, and the Committee will calculate and pay any bonus awards payable to participants as promptly as practicable. In calculating the bonuses due, the Committee may take into consideration such factors as the shortened Plan Year and any other equitable adjustments to the formulae or matrices established by the Committee.

     The Compensation Plan became effective upon its adoption by USA Waste's Board of Directors in March 1996, but no bonuses will be awarded under the plan until it has been approved by USA Waste's stockholders. The Compensation Plan is of perpetual duration, but the Board of Directors may, in its sole discretion, terminate or amend the plan from time to time. However, no such termination or amendment may alter a participant's right to receive a distribution as awarded but unpaid to such participant, as to which the plan will remain in effect following its termination until all such amounts have been paid.

     The amounts that will be awarded to each participant under the Compensation Plan depend upon the performance goals set for each participant and the participant's achievement of those goals. Accordingly, it is not possible to determine at the present time the amounts that will be awarded to each participant pursuant to the Compensation Plan, nor is it possible to determine the amounts that would have been awarded to each participant had the Compensation Plan been in effect during the past year.

     Recommendation of the Board of Directors. The USA Waste Board of Directors recommends a vote FOR approval of the Compensation Plan.

     Vote Required for Approval. Approval of the Compensation Plan requires the affirmative vote of a majority of the shares of USA Waste Common Stock present, in person or by proxy, at the USA Waste Annual Meeting and entitled to vote.

              AMENDMENT OF THE USA WASTE 1993 STOCK INCENTIVE PLAN

     USA Waste has for many years utilized stock incentives as part of its overall compensation program. The Board of Directors of USA Waste believes stock options and stock-based incentives play an important role in attracting and retaining the services of outstanding personnel and in encouraging such employees to have a greater personal financial investment in USA Waste.

     The USA Waste shareholders approved the 1993 Plan at the 1993 annual meeting. In 1995, in connection with the Chambers Merger the stockholders of USA Waste approved an amendment to the 1993 Plan to increase shares available for issuance under the 1993 Plan from 1,000,000 to 4,000,000. Such amendment was necessary to assure that an adequate number of shares of USA Waste Common Stock were available for former option holders of Chambers whose options converted into options to purchase USA Waste Common Stock at the effective time of the Chambers Merger.

     The 1993 Plan permits the granting, either alone or in combination, of "nonqualified" stock options that do not qualify for beneficial treatment under the Code, incentive stock options under Section 422A of the Code, reload options, alternate appreciation rights, limited rights and stock bonuses. Grants may be made to non-employee directors, officers and other employees of USA Waste who are responsible for or contribute to the management, growth, success and profitability of USA Waste and who are designated by the committee that administers the 1993 Plan. If the Director Plan is approved, the provisions in the 1993 Plan relating to stock grants to non-employee directors of USA Waste will be deleted.

     Stock options permit the recipient to purchase shares of USA Waste Common Stock at a fixed price, determined on the date of grant, regardless of the fair market value on the date of exercise. The holder of an alternative appreciation right is entitled to receive the excess of the fair market value on the date of exercise over the grant price of the right. Stock bonuses may provide the recipient all of the rights of a USA Waste shareholder, including the right to vote the shares and receive dividends; however, the stock may not be transferred by the recipient until certain restrictions (as determined by the committee) lapse.

     The Board of Directors of USA Waste desires to amend the 1993 Plan to (i) provide an annual limit on the number of shares of USA Waste Common Stock underlying awards that may be received by a participant in the 1993 Plan of 1,500,000 shares and (ii) increase the number of shares of USA Waste Common Stock authorized for granting of awards under the 1993 Plan from 4,000,000 to 6,500,000. The annual limit is intended to provide that grants under the 1993 Plan qualify as "performance-based" and will therefore be deductible under
Section 162(m) of the Code. The Board of Directors of USA Waste believes the increase in shares available under the Plan is necessary to assure that an adequate number of shares of USA Waste Common Stock will be available for future award grants in order to provide appropriate incentives to employees of USA Waste and in order to permit the grant of options pursuant to an employment agreement with Western's current Chief Executive Officer. As of December 31, 1995, options to acquire and stock bonuses covering 2,452,500 shares of USA Waste Common Stock had been granted under the 1993 Plan, and 1,574,500 shares remained available for future awards. As of the USA Waste Record Date, USA Waste had approximately 65.9 million shares outstanding and if the Merger is approved, will have approximately 87.6 million shares outstanding.

     Recommendation of the Board of Directors. The USA Waste Board of Directors recommends that USA Waste stockholders vote FOR the amendment to the 1993 Plan to (i) provide an annual limit on awards that may be received by a participant in the 1993 Plan of 1,500,000 shares and (ii) increase the number of shares of USA Waste Common Stock that may be issued under the 1993 Plan from 4,000,000 to 6,500,000.

     Vote Required for Approval. The affirmative vote of the holders of a majority of the shares of USA Waste Common Stock present or represented by proxy and entitled to vote at the USA Waste Annual Meeting is required for approval of the proposed amendment to the 1993 Plan.

          AMENDMENT TO USA WASTE RESTATED CERTIFICATE OF INCORPORATION

     The USA Waste Board of Directors proposes that the USA Waste Restated Certificate of Incorporation be amended to delete Article Thirteenth in its entirety.

     Article Thirteenth provides as follows:

     "Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provision of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation."

     This provision, authorized and implemented by Sections 102(b)(2) and 302 of the DGCL, provides that any creditor or stockholder of USA Waste, or its receiver, may apply to the Court of Chancery of Delaware for an order directing a meeting of the creditors or stockholders of USA Waste to consider any proposed compromise between such creditors and/or stockholders and USA Waste. At any such meeting, if a majority of creditors representing three-fourths in value of the creditors or class of creditors and/or three-fourths of the stockholders or class of stockholders agree to any compromise or arrangement or reorganization, such will be binding on all the creditors or class of creditors and/or on all the stockholders of USA Waste.

     Section 302(b) of the DGCL provides the Court of Chancery of Delaware with the power to enforce or administer any compromise or arrangement made pursuant to the optional charter provision contained in Section 102(b)(2). The Court may restrain all actions and proceedings against any corporation which is attempting to comply with the compromise provisions and may appoint a temporary receiver and grant such receiver those powers which it deems proper.

     Certain lenders to USA Waste have requested that this provision be deleted from the Restated Certificate of Incorporation. The potential effects of deleting Article Thirteenth of USA Waste's Certificate of Incorporation are uncertain. While the ability of USA Waste's stockholders and creditors to bind one another to compromises or arrangements by means of this particular mechanism will be eliminated, USA Waste believes that deletion of Article Thirteenth will provide USA Waste with additional flexibility in seeking and obtaining financing.

     Recommendation of the Board of Directors. The Board of Directors of USA Waste recommends that the stockholders of USA Waste vote FOR the amendment.

     Vote Required for Approval. Approval of the amendment to the USA Waste Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of USA Waste Common Stock. If approved by the stockholders of USA Waste, it is anticipated that this amendment to the Certificate of Incorporation will become effective as soon as practicable after the USA Waste Annual Meeting.

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

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Coopers & Lybrand L.L.P. was engaged to audit USA Waste's 1995 financial statements. The Board of Directors of USA Waste proposes to continue the services of this firm as certified public accountants to audit USA Waste's financial statements for 1996. If the appointment of Coopers & Lybrand L.L.P. is ratified by the stockholders, the firm will audit the financial statements of USA Waste and its subsidiaries for the current fiscal year and perform other appropriate accounting services as requested. Coopers & Lybrand L.L.P. has advised USA Waste that no member of the firm has any financial interest, direct or indirect, in USA Waste or any of its subsidiaries in any capacity other than that of auditors. Representatives of Coopers & Lybrand L.L.P. will be present at the USA Waste Annual Meeting and available to answer appropriate questions from stockholders.

     Recommendation of the Board of Directors. The USA Waste Board of Directors recommends that USA Waste stockholders vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as certified public accountants to audit USA Waste's financial statements for fiscal 1996.

     Vote Required for Approval. The affirmative vote of a majority of the outstanding shares of USA Waste Common Stock present or represented by proxy and entitled to vote at the USA Waste Annual Meeting is required for the ratification of the appointment of Coopers & Lybrand L.L.P. as certified public accountants to audit USA Waste's financial statements for fiscal 1996.

                   THE PLAN OF MERGER AND TERMS OF THE MERGER

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective at the time of the filing of a certified copy of the Merger Agreement with the Secretary of State of California. It is anticipated that if the Merger Agreement is approved at the USA Waste Annual Meeting and the Western Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur within five business days after the date on which the last of the conditions to closing contained in the Merger Agreement is fulfilled or waived or at such other time as USA Waste and Western shall agree. See "-- Conditions to the Merger."

MANNER AND BASIS FOR CONVERTING SHARES

     At the Effective Time, each outstanding share of Western Common Stock (other than shares owned by USA Waste) will be converted into 1.50 shares of USA Waste Common Stock.

     Promptly after the Effective Time, USA Waste will cause the Exchange Agent to mail to each record holder of Western Common Stock immediately prior to the Effective Time, a letter of transmittal and other information advising such holder of the consummation of the Merger and instructions for use in effecting the surrender of Western Common Stock certificates in exchange for USA Waste Common Stock certificates and cash in lieu of fractional shares. Letters of transmittal will also be available following the Effective Time at the offices of the Exchange Agent. After the Effective Time, there will be no further registration of transfers on the stock transfer books of Western of shares of Western Common Stock that were outstanding immediately prior to the Effective Time. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY SHAREHOLDERS OF WESTERN PRIOR TO APPROVAL OF THE MERGER AND THE RECEIPT OF A LETTER OF TRANSMITTAL.

     No fractional shares of USA Waste Common Stock will be issued in the Merger. Each shareholder of Western otherwise entitled to a fractional share will receive an amount in cash equal to the value of such fractional share based upon the average closing sale price of USA Waste Common Stock on the NYSE during the 10 trading days preceding the Effective Time. No interest will be paid on such amount, and all shares of Western Common Stock held by a record holder will be aggregated for purposes of computing the number of shares of USA Waste Common Stock to be issued in the Merger.

     Until such time as a holder of Western Common Stock surrenders his outstanding stock certificate to the Exchange Agent, together with the letter of transmittal, the shares of Western Common Stock represented thereby will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of USA Waste Common Stock into which such shares shall have been converted. Unless and until such outstanding certificates are surrendered, no dividends payable to the holders of USA Waste Common Stock, as of any time on and after the Effective Time, will be paid to the holders of such outstanding certificates. Upon surrender of the certificates previously representing shares of Western Common Stock, the holder thereof will receive certificates representing the whole number of shares of USA Waste Common Stock to which he or she is entitled, cash in lieu of fractional shares and the amount of any dividends payable which theretofore became payable to holders of USA Waste Common Stock on or after the Effective Time with respect to such shares, without interest thereon.

WESTERN OPTIONS

     The Merger Agreement provides that USA Waste and Western will take such actions as may be necessary to cause each unexpired and unexercised Western Option to be automatically exchanged at the Effective Time into an option to purchase a number of shares of USA Waste Common Stock equal to the number of shares of Western Common Stock that could have been purchased under the Western Option multiplied by the Exchange Ratio, at a price per share of USA Waste Common Stock equal to the option exercise price determined pursuant to the Western Option divided by the Exchange Ratio, and subject to the same terms and conditions as the Western Option. USA Waste will assume all of Western's obligations with respect to the Western Options as so amended and shall, from and after the Effective Time, make available for issuance upon exercise of any such options all shares of USA Waste Common Stock covered thereby.

CONDITIONS TO THE MERGER

     The respective obligations of USA Waste and Western to consummate the Merger are subject to the satisfaction of the following conditions: (a) the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of USA Waste and the stockholders of Western under applicable law and applicable listing requirements; (b) the USA Waste Common Stock issuable in the Merger shall have been authorized for listing on the NYSE subject to official notice of issuance; (c) the waiting period applicable to consummation of the Merger under the HSR Act shall have expired or been terminated; (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities; (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any injunction, order or decree lifted); (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal; (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, and all consents from lenders required to consummate the Merger, shall have been obtained and be in effect at the Effective Time; (h) Coopers & Lybrand L.L.P., certified public accountants for USA Waste, shall have delivered a letter, dated the Closing Date (as hereinafter defined), addressed to USA Waste, in form and substance satisfactory to USA Waste, as to certain matters relating to "pooling of interests" accounting treatment of the Merger; and (i) Ernst & Young LLP, certified public accountants for Western, shall have delivered a letter, dated the Closing Date addressed to Western, in form and substance reasonably satisfactory to Western, as to certain matters relating to "pooling of interests" accounting treatment of the Merger.

     The obligation of Western to effect the Merger is further subject to the fulfillment of the following additional conditions: (a) USA Waste and Acquisition shall have performed in all material respects their agreements in the Merger Agreement required to be performed on or prior to the date on which the transactions contemplated by the Merger Agreement are consummated (the "Closing Date"), and the representations and warranties of USA Waste and Acquisition contained in the Merger Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Western shall have received a certificate of the Chairman of the Board and

Chief Executive Officer, the President or a Vice President of USA Waste and of the President and Chief Executive Officer or a Vice President of Acquisition to that effect; (b) Western shall have received an opinion of its legal counsel, Sheppard, Mullin, Richter & Hampton LLP, in form and substance reasonably satisfactory to Western, dated the Closing Date, to the effect that Western and the holders of Western Common Stock (except to the extent any shareholders receive cash in lieu of fractional shares) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger; (c) since December 18, 1995, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of USA Waste and its subsidiaries, taken as a whole; and (d) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated by the Merger Agreement shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all promulgations, would materially impair the value to USA Waste of the Merger.

     The obligation of USA Waste and Acquisition to effect the Merger is further subject to the fulfillment of the following additional conditions: (a) Western shall have performed in all material respects its agreements in the Merger Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Western contained in the Merger Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and USA Waste shall have received a certificate of the President and Chief Executive Officer or of a Vice President of Western to that effect; (b) USA Waste shall have received an opinion of its counsel, Andrews & Kurth L.L.P., in form and substance satisfactory to USA Waste, dated the Closing Date, to the effect that USA Waste and Acquisition will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger; (c) USA Waste shall have received from each principal executive officer, each director, and each other person who is an "affiliate," as that term is defined in paragraphs (c) and (d) of Rule 145 under the Securities Act, of USA Waste or Western, as the case may be, written agreements to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of USA Waste Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145 or in a transaction which, in the opinion of legal counsel satisfactory to USA Waste, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-Merger combined operations of USA Waste and Western have been filed with the Commission, sent to stockholders of USA Waste or otherwise publicly issued;
(d) since December 18, 1995, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Western and its subsidiaries, taken as a whole; and (e) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated by the Merger Agreement shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all promulgations, would materially impair the value to USA Waste of the Merger.

     Neither USA Waste nor Acquisition has any obligation to consummate the Merger if any condition to its obligation to consummate the Merger is not satisfied on or prior to the Closing Date of the Merger, and Western has no obligation to consummate the Merger if any condition to its obligation to consummate the Merger is not satisfied on or prior to the Closing Date of the Merger. However, termination of the Merger Agreement will not relieve either party from liability for any willful or intentional breach of the Merger Agreement. At any time prior to the Effective Time, USA Waste, Acquisition or Western may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement.

REPRESENTATIONS AND WARRANTIES OF USA WASTE AND WESTERN

     In the Merger Agreement, USA Waste and Western have made various representations and warranties relating to, among other things, their respective businesses and financial condition, the accuracy of their various filings with the Commission, the satisfaction of certain legal requirements for the Merger and the absence of undisclosed liabilities or material litigation matters. The representations and warranties of each of the parties to the Merger Agreement will expire upon consummation of the Merger.

CONDUCT OF THE BUSINESS OF USA WASTE AND WESTERN PRIOR TO THE MERGER

     Pursuant to the Merger Agreement, Western has agreed that, prior to the Effective Time, and except as otherwise agreed to in writing by USA Waste and except as set forth in the Merger Agreement, it shall, and shall cause each of its subsidiaries to: (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice; (b) not (i) amend or propose to amend their respective charter or bylaws, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly owned subsidiary of Western; (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that (i) Western may issue shares upon conversion of convertible securities and exercise of options outstanding on the date of the Merger Agreement and (ii) Western may issue shares and warrants to acquire shares pursuant to (j) below; (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business, (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to USA Waste or (C) except as set forth in (j) below, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of their capital stock, or any options, warrants or rights to acquire any of their capital stock, or any security convertible into or exchangeable for their capital stock, (iii) take any action which would jeopardize the treatment of the Merger as a pooling of interests under Accounting Principles Board Opinion No. 16, (iv) take or fail to take any action which action or failure to take action would cause Western or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize any gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business, (vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or
(vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transaction contemplated by the Merger Agreement; (f) subject to restrictions imposed by applicable law, confer on a regular and frequent basis with one or more representatives of USA Waste to report material operational matters and the general status of ongoing operations; (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; provided, however, that Western and its subsidiaries shall in no event enter into any written employment agreement; (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; (i) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on their tangible assets and their businesses in such amounts and against such risks and losses as are consistent with past practice; and (j) notwithstanding the foregoing, Western shall not be prohibited from acquiring any assets or businesses or issuing capital stock (or warrants or options to acquire capital stock) or incurring or assuming indebtedness in connection with such acquisitions so long as (x) the aggregate value of consideration paid or payable in connection with all such acquisitions, including any funded indebtedness assumed and any Western Common Stock issued or issuable, does not exceed $40 million, (y) the aggregate

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

value of consideration paid or payable for any one such acquisition does not exceed $10 million, including any indebtedness assumed and any Western Common Stock issued or issuable and (z) Western will not acquire or agree to acquire any assets or business if such acquisition or agreement may reasonably be expected to delay the consummation of the Merger.

     Pursuant to the Merger Agreement, USA Waste has agreed that, prior to the Effective Time, and except as otherwise agreed to in writing by Western, it shall, and shall cause each of its subsidiaries to: (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice; (b) not (i) amend or propose to amend their respective charters or bylaws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly owned subsidiary of USA Waste; (c) not issue, sell, pledge, or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that (i) USA Waste may issue shares upon conversion of convertible securities and exercise of options outstanding on the date hereof, (ii) USA Waste may issue options (and shares upon exercise of such options) pursuant to its employee stock option plans in effect on the date hereof in the ordinary course of business and consistent with past practices and (iii) USA Waste may issue shares and warrants to acquire shares pursuant to the proviso of (h) below; (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business, (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Western or (C) as set forth in (h) below, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of their capital stock, or any options, warrants or rights to acquire any of their capital stock, or any security convertible into or exchangeable for their capital stock, (iii) (A) take any action which would jeopardize the treatment of the Merger as a pooling of interests under Accounting Principles Board Opinion No. 16 or (B) take or fail to take any action which action or failure to take action would cause USA Waste or its shareholders (except to the extent that any shareholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets or businesses other than as set forth in the proviso of (h) below, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Merger Agreement; (f) subject to restrictions imposed by applicable law, confer on a regular and frequent basis with one or more representatives of Western to report material operational matters and the general status of ongoing operations; (g) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on their tangible assets and their businesses in such amounts and against such risks and losses as are consistent with past practice and (h) notwithstanding the foregoing, USA Waste shall not be prohibited from acquiring any assets or businesses or issuing capital stock (or warrants or options to acquire capital stock) or incurring or assuming indebtedness in connection with such acquisitions so long as (i) the number of shares of USA Waste Common Stock issued or issuable in connection with such transactions does not exceed 6.0 million shares, (ii) the aggregate value of consideration paid or payable in connection with all such acquisitions, including any funded indebtedness assumed and any USA Waste Common Stock (valued for purposes of this limitation at $20 per share) does not exceed $120 million,
(iii) the aggregate value of consideration paid or payable for any one such acquisition does not exceed $25 million, including any indebtedness assumed and any USA Waste Common Stock issued or issuable (valued for purposes of this limitation at $20 per share) and (iv) USA Waste will not acquire or agree to acquire any assets or business if such acquisition or agreement may reasonably be expected to delay the consummation of the Merger.

NO SOLICITATION OF ACQUISITION TRANSACTIONS

     The Merger Agreement further provides that Western shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and Western shall, and shall cause each of its subsidiaries to, cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of Western or any capital stock of Western, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as "Acquisition Transactions"); provided, however, that Western may, in response to an unsolicited written proposal with respect to an Acquisition Transaction ("Acquisition Proposal"), furnish (subject to the execution of a confidentiality agreement and standstill agreement containing provisions substantially similar to the confidentiality and standstill provisions of the confidentiality agreement executed by USA Waste and Western) confidential or non-public information concerning its business, properties or assets to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquiror") and negotiate with such Potential Acquisition if (i) its board of directors, after consulting with one or more of its independent financial advisors, concludes that such Acquisition Proposal (if consummated pursuant to its terms) would result in a transaction more favorable to Western's stockholders than the Merger and (ii) based upon advice of its outside legal counsel, its board of directors determines in good faith that the failure to provide such confidential or non-public information to such Potential Acquiror would constitute a breach of its fiduciary duty to its stockholders. Western shall immediately notify USA Waste after receipt of any Acquisition Proposal or any request for non-public information relating to Western or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Western or any subsidiary by any person or entity that informs the board of directors of Western or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to USA Waste shall be made orally and in writing and shall indicate in reasonable detail the identity of the Potential Acquiror and the terms and conditions of such proposal, inquiry or contact.

CONDUCT OF THE BUSINESS OF THE COMBINED COMPANIES FOLLOWING THE MERGER

     Following the Merger, Western will be a wholly owned subsidiary of USA Waste. Pursuant to the Merger Agreement, the Articles of Incorporation and the Bylaws of Acquisition, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation and Bylaws of the surviving corporation until amended as provided therein and under the CGCL.

TERMINATION OR AMENDMENT

     The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of USA Waste and the shareholders of Western, as follows: (a) by either USA Waste or Western if (i) the Merger is not completed by June 30, 1996 (provided that the right to terminate the Merger Agreement under this provision shall not be available to a party if the failure of such party to fulfill any obligation to the other party under or in connection with the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date), (ii) if the Merger is enjoined by a final unappealable court order or (iii) if the party other than the Terminating Party (X) fails to perform in any material respect any material covenant in the Merger Agreement and (Y) does not cure such default in all material respects within 30 days after written notice of such default is given by the Terminating Party, (b) by Western if (i) Western receives a Superior Proposal and resolves to accept such Superior Proposal, and Western shall have given USA Waste two days' prior written notice of its intention to terminate pursuant to such provision or (ii) if (A) a tender or exchange offer is commenced by a third party (excluding any affiliate of Western or any group of which any affiliate of Western is a member) for all outstanding shares of Western, (B) the board of directors of Western determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer and

(C) Western shall have given USA Waste two days' prior written notice of its intention to terminate pursuant to this provision and (c) by USA Waste if the board of directors of Western shall have resolved to accept a Superior Proposal or shall have recommended to the shareholders of Western that they tender their shares in a tender or exchange offer commenced by a third party (excluding any affiliate of USA Waste or any group of which any affiliate of USA Waste is a member). However, termination of the Merger Agreement will not relieve either party from liability for any breach of the Merger Agreement.

     The Merger Agreement may not be amended except by action taken by the respective boards of directors of the parties or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each party and in compliance with applicable law.

TERMINATION FEES

     Western and USA Waste have each agreed to pay a termination fee to the other party should certain of the termination rights described in "-- Termination or Amendment" above be exercised under certain circumstances. Western has agreed to pay USA Waste a fee of $18,000,000 if (a) Western terminates the Merger Agreement as described in clauses (b)(i) or (b)(ii) of "-- Termination or Amendment" above or (b) USA Waste terminates the Merger Agreement as described in clause (a)(iii) of "-- Termination or Amendment" above. USA Waste has agreed to pay Western a fee of $18,000,000 if Western terminates the Merger Agreement as described in clause (a)(iii) of "-- Termination or Amendment" above.

EXPENSES

     The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing this Joint Proxy Statement and Prospectus shall be shared equally by USA Waste and Western.

INDEMNIFICATION

     The Merger Agreement provides for the indemnification by USA Waste, to the fullest extent permitted under applicable law, of the present and former directors, officers, employees and agents of Western or any of its subsidiaries against any costs or expenses (including attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding, investigation, whether civil or criminal, administrative, or investigative, arising out of, relating to, or in connection with any action or omission occurring prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of Western) or arising out of or pertaining to the transactions contemplated by the Merger Agreement.

OTHER AGREEMENTS

     After the consummation of the Merger, Kosti Shirvanian, Chairman, Chief Executive Officer and President of Western, will become a director and a Vice Chairman of USA Waste and a member of the Executive Committee of the USA Waste Board of Directors. USA Waste and Mr. Shirvanian have entered into an employment agreement effective as of the Effective Time pursuant to which Mr. Shirvanian will serve as Chairman of the Board of Western and receive an annual salary of $500,000 (to be increased by a minimum of 10% per year), a guaranteed annual bonus of $250,000 and a discretionary annual bonus of up to $250,000 and shall be entitled to receive additional compensation from USA Waste as its compensation committee may determine.

     In addition, USA Waste will assume, pursuant to the employment agreement with Mr. Shirvanian, certain obligations with respect to a split dollar life insurance agreement (the "Insurance Agreement") entered into in 1995 by Western and Mr. and Mrs. Kosti Shirvanian and Ms. Linda Shirvanian, as trustee for the Kosti and Marian Shirvanian Family 1995 Irrevocable Trust (the "Trust"). The Insurance Agreement provides for life insurance on the life of Mr. Shirvanian or the lives of Mr. and Mrs. Shirvanian. The beneficiary of the policy is the Trust. The beneficiaries of the Trust are the descendants of Mr. and

Mrs. Shirvanian. Under the Insurance Agreement, the premium payment obligations are split between Western and the Trust. The estimated discounted single premium payment required to pay in full the obligations under the Insurance Agreement would be approximately $7 million, of which approximately $2.35 million represents the Trust's share of such premium. Upon consummation of the Merger, USA Waste will assume the payment obligations of both Western and the Trust. All premium payments made by USA Waste or Western are recoupable out of the death benefits of such policy.

     As of the Effective Time of the Merger, Mr. Shirvanian will be granted options to purchase 900,000 shares of USA Waste Common Stock under the 1993 Plan at an exercise price equal to the closing trading price on the NYSE for USA Waste Common Stock on the day of the Effective Time. On each of the first four anniversary dates of the Effective Time, Mr. Shirvanian will be entitled to additional grants of options to purchase 162,500 shares of USA Waste Common Stock at an exercise price equal to the fair market value of the USA Waste Common Stock at the date of grant. The options will expire 10 years from the date of grant and will vest at a rate of 20% annually.

     The agreement provides that upon a change of control of USA Waste while Mr. Shirvanian is still an employee or within 12 months after Mr. Shirvanian is placed on part-time status, Mr. Shirvanian will be entitled, at his election, to receive a lump sum amount equal to three times the sum of his then base salary and guaranteed bonus, less $1.00.

     Mr. Shirvanian's employment agreement is for a continually renewing term of five years, commencing as of the Effective Time. If Mr. Shirvanian's employment extends beyond the fifth anniversary of the date of the employment agreement, the agreement will automatically be extended so that the term of the agreement will continually be five years until the occurrence of either (i) a change of control of USA Waste or (ii) USA Waste's termination of Mr. Shirvanian's employment. Mr. Shirvanian's employment may be terminated by USA Waste's Board of Directors (x) for cause in the event of Mr. Shirvanian's final conviction of a felony crime involving moral turpitude, Mr. Shirvanian's deliberate and intentional continuing refusal to substantially perform his duties and obligations under the employment agreement or a final judgment of a court of competent jurisdiction that Mr. Shirvanian has engaged in willful fraud or defalcation involving material funds or other assets of USA Waste or (y) for any reason in the sole discretion of USA Waste's Board of Directors by giving Mr. Shirvanian five years' notice no earlier than the fifth anniversary date of the employment agreement.

     At all times during the term of the employment agreement, and for a period of two years after the termination of his employment, Mr. Shirvanian has agreed not to compete with the business of USA Waste.

     In January 1996, Western's Board of Directors approved the payment of a $750,000 bonus to Mr. Shirvanian prior to the Merger which payment was made to Mr. Shirvanian in January 1996.

     In addition, Western and the Shirvanian Family Investment Partnership (the "Partnership"), of which Mr. Kosti Shirvanian is a general partner, have agreed to the transfer to Western of the interests of the Partnership in the land and improvements constituting a portion of a transfer station in Carson, California in exchange for the issuance by Western of up to 225,000 shares of Western Common Stock. The Western Board of Directors approved such transfer subject to the receipt of an independent appraisal of the land and improvements supporting such consideration. Such transfer is to be effective immediately prior to the consummation of the Merger.

VOTING AGREEMENTS

     In connection with the execution of the Merger Agreement, John E. Drury, Donald F. Moorehead, Jr. and Alexander W. Rangos each executed a voting agreement, dated December 18, 1995, pursuant to which such persons agreed to vote shares of USA Waste Common Stock held by them currently, and at any time prior to the termination of their respective voting agreements, for approval of the Merger and against any proposal made in opposition to the Merger. In connection with such voting agreements, Messrs. Drury, Moorehead and Rangos each executed an irrevocable proxy, dated December 18, 1995, with respect to an aggregate of 3,456,473 shares of USA Waste Common Stock (or 5.2% of shares outstanding as of the USA

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

Waste Record Date) held by them, which proxy permits certain officers of Western to vote such shares in favor of the Merger. The voting agreements terminate on the earlier of (i) the Effective Time, (ii) receipt of written termination notice by Western or (iii) the later of June 30, 1996 and 30 calendar days after the date on which the Merger Agreement is terminated.

     In connection with the execution of the Merger Agreement, Mr. Kosti Shirvanian executed a voting agreement, dated December 18, 1995, pursuant to which he agreed to vote shares of Western Common Stock held by him currently, and at any time prior to the termination of his voting agreement, for approval of the Merger and against any proposal made in opposition to the Merger. In addition, Mr. Shirvanian agreed not to vote such shares in favor of any extraordinary business transaction with any party other than USA Waste or its affiliates and to vote such shares against any liquidation of Western or amendment to Western's charter or bylaws which is intended to frustrate the consummation of the Merger. In connection with such voting agreement, Mr. Shirvanian executed an irrevocable proxy, dated December 18, 1995, with respect to 4,476,041 shares of Western Common Stock (or 30.3% of shares outstanding as of the Western Record Date) held by him, which proxy permits certain officers of USA Waste to vote such shares in favor of the Merger. The voting agreement terminates on the earlier of (i) the Effective Time, (ii) receipt of written termination notice by USA Waste or (iii) the later of June 30, 1996 and 30 calendar days after the date on which the Merger Agreement is terminated. In January 1996, Mr. Shirvanian sold 40,500 shares of Western Common Stock.

     Mr. Shirvanian's voting agreement contains covenants that prohibit Mr. Shirvanian, in his capacity as a shareholder, from directly or indirectly encouraging, initiating or engaging in discussions or negotiations with, or providing any information to, any entity other than USA Waste and its affiliates concerning the sale of his shares of Western Common Stock, the issuance and sale of Western Common Stock by Western or, with respect to any merger or other business combination, any disposition or grant of interest on a substantial asset or any similar transaction involving Western.

          COMPARATIVE RIGHTS OF STOCKHOLDERS OF USA WASTE AND WESTERN

     Upon consummation of the Merger, the shareholders of Western will become stockholders of USA Waste, and their rights will be governed by USA Waste's Restated Certificate of Incorporation and Bylaws, which differ in certain material respects from Western's Articles of Incorporation and Bylaws. As stockholders of USA Waste, the rights of former Western shareholders will be governed by Delaware law, which differs in certain material respects from California law, the law governing current Western shareholders. The following discussion of (i) the differences between the charter documents and bylaws of USA Waste and Western and (ii) the differences between the Delaware and California corporation laws is a summary. Reference is made to the full text of the charter documents and bylaws incorporated by reference in the Registration Statement of which this Joint Proxy Statement and Prospectus is a part.

COMPARISON OF CERTAIN PROVISIONS OF THE CHARTERS AND BYLAWS OF USA WASTE AND WESTERN

     The Restated Certificate of Incorporation of USA Waste differs from the Articles of Incorporation of Western in the principal respects described below.

     Classified Board of Directors, Removal of Directors and Related Matters. At present, the board of directors of Western is classified, and directors are elected essentially on the same basis as directors of USA Waste. The Restated Certificate of Incorporation of USA Waste provides that its board of directors ("USA Waste's Board") is divided into three classes, each class to consist as nearly as possible of one-third of the directors. The term of office of the Class I directors will expire at the 1996 annual meeting of stockholders, the term of the Class II directors will expire at the 1997 annual meeting, and the term of the Class III directors will expire at the 1998 annual meeting. This classification of USA Waste's Board commenced at the 1995 annual meeting. Except as described in the previous sentence, only one class of directors will be elected at each future annual meeting who will serve for a three-year term and until their successors are elected. Thus, the regular term of only one class of directors will expire each year, and each director will stand for election only once in each three-year period.

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

     The USA Waste Restated Certificate of Incorporation also provides that directors may be removed with or without cause only by the affirmative vote at a regular or special meeting (as the case may be) of two-thirds of the total number of votes of the then outstanding shares of capital stock of USA Waste entitled to vote generally in the election of directors, voting together as a single class, or of not less than two-thirds of the incumbent directors (not counting directors to be removed), as the case may be, and in either case only if notice of such proposal is contained in the notice of such meeting. Thus, a third party seeking to gain control of USA Waste's Board may be forced to await the expiration of the respective terms of incumbent directors, unless there were sufficient voting strength to remove a particular director or directors.

     In contrast, the entire board of directors of Western can be removed without cause by a vote of shareholders holding a majority of shares entitled to vote at an election of directors, but a single director may be so removed only if the number of shares voted against removal (or not voted at all) would be insufficient to elect the director with cumulative voting. In addition, voting to elect or remove directors of Western has been by class of shares. Directors of Western may be removed for cause only (i) under California law, by order of a court sought by shareholders holding at least 10% of the outstanding shares of any class, if the court finds that the director engaged in fraudulent or dishonest acts or gross abuse of authority or discretion or (ii) under California law and the Bylaws of Western, by Western's Board, upon declaration of the vacancy of the office of a director declared of unsound mind by an order of court or convicted of a felony.

     USA Waste's Restated Certificate of Incorporation provides the USA Waste Board with a greater likelihood of continuity and experience, since, except in the case of vacancies filled by the vote of directors, at any one time approximately one-third of the directors will have served for at least two years, approximately one-third will have served for at least one year and removal of a director will be more difficult than under the Bylaws of Western. Although USA Waste's Board is not aware of any problems experienced by Western in the past with respect to continuity and stability, USA Waste's Board believes that the coupling of a super-majority voting requirement for removal of directors with a classified board of directors will decrease the likelihood that problems of continuity and stability might arise in the future. The Board is aware that in recent years there have been a number of disruptive attempts to obtain control of corporations through the acquisition of a significant minority position and the election of a new slate of directors. The coupling of a super-majority voting requirement with a classified board of directors will serve as an obstacle to any such attempts and, at a minimum, two successive annual meetings of stockholders will normally be required in order to elect a majority of the Board. These features may, however, deter certain mergers, tender offers, proxy contests or other future attempts to acquire control of USA Waste that some or a majority of stockholders may deem to be in their best interests. In addition, stockholders who do not approve of the policies of USA Waste's Board will be unable to elect a majority of the members of USA Waste's Board for a minimum period encompassing two annual meetings of stockholders, unless such stockholders are able to obtain a consensus representing two-thirds of all voting shares at one or more special meetings. The three-year term for incumbent directors may also make directors less responsive to desires of individual stockholders than would annual election procedures, although the Board does not believe that it has or will do so and it does not represent a departure from the current procedures of Western.

     Western's Bylaws provide that the number of directors will be nine, until a majority of shareholders of Western amend the Articles of Incorporation or the Bylaws of Western. Under California law, the range of authorized directors of Western can only be changed with shareholder approval. The Certificate of Incorporation and Section 3.2 of the Bylaws of USA Waste provide that the number of directors that shall constitute the whole Board shall be not less than three and not more than nine unless otherwise approved by at least two-thirds of the incumbent directors. The Bylaws authorize USA Waste's Board to amend the number of directors that constitute the Board.

     Section 3.3 of the Bylaws of USA Waste provides that a vacancy on USA Waste's Board, whether resulting from death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by vote of the majority of the remaining directors, even though less than a quorum. Under both California and Delaware law, vacancies may also be filled by the shareholders or stockholders, as the case may be. California law applicable to Western and Section 5 of the Bylaws of Western also provide that any vacancy may be filled by a vote of the majority of the remaining directors (or by the sole remaining director) even if

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

less than a quorum; provided, however, that any vacancy created by the removal of a director by vote or written consent of the shareholders or by court order may be filled only by the vote or written consent of a majority of the outstanding shares entitled to vote.

     Increased Shareholder Vote Required in Certain Transactions. Under both Delaware and California law, mergers, certain reorganizations, sales of all or substantially all of the assets of a corporation, the adoption of a plan of voluntary liquidation of a corporation and recapitalizations of a corporation involving amendments to its Articles of Incorporation or Certificate of Incorporation, as the case may be, must be approved by the affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote. Certain other transactions, including sales of less than substantially all of the corporation's assets, do not require shareholder approval under Delaware or California law. In contrast, the Restated Certificate of Incorporation of USA Waste provides only that a vote of three-fourths of the stockholders or any class of stockholders is required to bind such stockholders or class of stockholders to any compromise or arrangement and to any consequent reorganization of USA Waste proposed between the corporation and such stockholders in the context of a voluntary liquidation of USA Waste, including the sale of substantially all of its assets (the "Supermajority Vote Requirement").

     Although the purpose of the Supermajority Vote Requirement is to protect USA Waste, its stockholders, its employees and others from certain unfavorable reorganizations, asset sales or dispositions in the voluntary liquidation context, the Supermajority Vote Requirement could, under certain circumstances, permit the minority stockholders to frustrate consummation of a reorganization, sale or disposition that the holders of a majority of the stockholders of USA Waste may believe to be in their best interests. The Supermajority Vote Requirement will neither discourage nor prevent the initiation of hostile tender offers of the capital stock of USA Waste or the initiation of other reorganizations or business combinations outside of the context of a voluntary liquidation.

     Since the Supermajority Vote Requirement effectively gives management more bargaining power in negotiations in the voluntary liquidation context, it could result in management using such bargaining power not only to try to negotiate a favorable price for an acquisition or reorganization of USA Waste or its assets, but also to retain their positions and negotiate more favorable terms for management.

     Elimination of Stockholders' Power to Call Special Stockholders Meetings and Right to Act Without a Meeting. Under California law, a special meeting of shareholders of Western may be called by the holders of 10% or more of the capital stock of Western entitled to vote, and this right may not be removed by the Articles of Incorporation or the Bylaws. Under Delaware law, a special meeting of stockholders of any corporation may be called only by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. The Restated Certificate of Incorporation and Bylaws of USA Waste do not provide for any action to be taken by the stockholders other than at an annual or special meeting of stockholders. Section 2.4 of the Bylaws of USA Waste provides that a special meeting of stockholders may be called only by written order of a majority of the members of USA Waste's Board or by the Chairman of the Board or Chief Executive Officer. The principal effect of
Section 2.4 would be to prevent stockholders, including majority stockholders, from forcing a special meeting to consider a proposal opposed by USA Waste's Board or a proposal by an interested stockholder opposed by independent directors.

     Thus, proposals that currently could be brought before Western's shareholders at a special meeting called by the holders of 10% or more of the capital stock of Western, or that currently could be acted upon by the written consent of shareholders, could only be considered by the stockholders of USA Waste at the next annual stockholders' meeting (or at a special meeting of stockholders called by USA Waste's Board) and then only if certain procedural requirements mandated by law and by the Restated Certificate of Incorporation of USA Waste are fulfilled. See "-- Procedures for Stockholder Nominations and Proposals." It is possible that such restrictions could delay stockholder action or acquisition attempts favored by the holders of a majority of the outstanding shares. USA Waste's Board supports the limitation of stockholder action by written consent, however, because it believes that all stockholders of a publicly-owned company should have an opportunity to participate in any action requiring stockholder approval. USA Waste's Board also believes that it is inappropriate for a majority stockholder to take significant action affecting USA Waste without giving advance

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

notice of such action to the minority stockholders, even where such a procedure is permissible under applicable law.

     Procedures for Stockholder Nominations and Proposals. Sections 2.12 and
2.13 of the Bylaws of USA Waste set forth the procedures that a stockholder must follow in order to nominate any person for election to USA Waste's Board or to bring any business before an annual meeting of stockholders. No such procedural requirements, other than a requirement that a shareholder intending to cumulate votes give advance notice of such intent, exist for shareholders of Western.

     Section 2.12 of the Bylaws of USA Waste provides that, for business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of USA Waste not less than 120 and not more than 150 days in advance of the anniversary of the date on which the proxy statement of the prior year's annual meeting was released to stockholders of USA Waste or, if no annual meeting was held in the prior year or the date of the impending annual meeting has changed from the anniversary of the prior year's annual meeting by more than 30 days, then at least 80 days prior to the date on which USA Waste intends to distribute the proxy statement for the current year. Nominations for the election of directors may be made by USA Waste's Board or by any stockholder entitled to vote in the election of directors if written notice of such stockholder's intent to make such nominations has been given to the Secretary of USA Waste as set forth in the preceding sentence.

     The procedures set forth in Section 2.12 of the Bylaws prohibit last-minute attempts by any stockholder to nominate a director or present a business proposal at an annual stockholders' meeting, even if such a nomination or proposal might be desired by a majority of the stockholders. These procedures will enable USA Waste's Board to be informed in advance of nominations or proposals (including any that may be made by a person seeking to acquire USA Waste) to be presented at meetings of stockholders in order to prepare informed and reasoned positions with respect to such nominations and proposals. These procedures would also eliminate the element of surprise that a person seeking to acquire USA Waste might otherwise use to his or her advantage in making a stockholder proposal. The Bylaws do not require the inclusion of any information about any such nominee or proposal in any proxy statement distributed by, at the direction of, or on behalf of USA Waste's Board, except as required to be included pursuant to federal securities laws or USA Waste's Board itself.

     Elimination of Certain Director Liability. Article Eighth of the Restated Certificate of Incorporation of USA Waste provides that, to the fullest extent permitted by Delaware law, a director of USA Waste shall not be liable to USA Waste or its stockholders for monetary damages for breach of fiduciary duty as a director. Article Ninth further provides that USA Waste shall indemnify, in the manner and to the fullest extent permitted by Delaware law, any person (and the heirs or legal representatives of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or an officer of USA Waste. Sections 10.1 and 10.2 of the Bylaws of USA Waste provide a similar indemnification of any person acting in such a capacity or who is or was serving at the request of USA Waste as a director or officers of another corporation, partners, joint venture, trust or other enterprise, provided such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of USA Waste or, in the case of any criminal action, had no reason to believe such person's action was unlawful. These provisions also permit USA Waste to indemnify employees and agents in a similar manner and, to the fullest extent permitted by Delaware law, to purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability that may be asserted against such person.

     Articles V and VI of the Articles of Incorporation of Western provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law and that Western is authorized to provide indemnification to its agents, including current and former directors and officers, for breach of duty to Western and its shareholders. Article IX,
Section 3 of the Bylaws of Western currently provides that Western may indemnify any director or officer against expenses actually and reasonably incurred in the successful defense on the merits of any civil, criminal, administrative or investigative proceeding brought against such person or in any such pending or threatened proceeding or any such proceeding not

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

successfully defended on the merits provided that it is determined that such person acted in good faith and in a manner reasonably believed to be in the best interests of Western (and in the case of a criminal proceeding, such person had no reasonable cause to believe his conduct unlawful) by (a) a majority of a quorum of directors not party to such proceeding, (b) a majority approval by shareholders (excluding shares held by such person) or (c) the court before which such proceeding is or was pending; provided that in the case of any derivative action: (i) in the event of a judgment of liability, the court shall determine the appropriateness of any indemnification; (ii) in the event of a disposition without court approval, no indemnification shall be available; and
(iii) in the event of a court-approved disposition, indemnification for expenses will be available if it is determined as set forth in clause (a), (b) or (c) above that such person acted in good faith in a manner he reasonably believed to be in the best interests of Western and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. Article IX, Section 5 of the Bylaws of Western provides that indemnification of such person against fines, settlements and other amounts actually and reasonably incurred will be available, other than in a derivative action, on the terms set forth above, but that no such indemnification is available in a derivative action that is settled or disposed of other than by judgment on the merits.

     The effect of these provisions is to eliminate directors' personal liability to the stockholders of USA Waste for monetary damages arising out of the directors' breach of their fiduciary duty of care, but not their duty of loyalty. The duty of care refers to the fiduciary duty of directors to be sufficiently diligent and careful in considering a transaction or taking or refusing to take some corporate action. The duty of loyalty refers to the duty that directors owe the corporation and its stockholders, requiring that the directors act in good faith and in the honest belief that a business decision under consideration is in the best interest of the corporation and that the directors not engage in self-dealing. Absent these provisions, a breach of the duty of care by a director could give rise to liability for monetary damage caused to USA Waste or its stockholders. These provisions do not eliminate the duty of care, but only eliminate monetary damage awards occasioned by a breach of that duty. Thus, a breach of the duty of care would remain a valid basis for a suit seeking to stop a proposed transaction from occurring. After the transaction has occurred, however, the stockholders would no longer have a claim for money damages based on a breach of the duty of care, even if that breach involved gross negligence on the part of the directors in connection with, for example, acquisition proposals by or for USA Waste. However, the directors' duty of care itself would remain unaffected, and stockholders of USA Waste would retain the right to pursue equitable remedies, such as injunctions and rescissions of contracts. These provisions do not limit liability to persons other than USA Waste or its stockholders.

     These provisions do not limit or eliminate directors' liability for: (1) breaches of their duty of loyalty to Western, (2) acts and omissions not in good faith, (3) intentional misconduct in office, (4) knowing violations of law, (5) improper personal benefit or (6) payment of dividends or stock redemptions or repurchases, whether negligent or willful, in violation of the Delaware law. In addition, these provisions may not eliminate directors' liability for violation of federal securities law.

     These limitations of liability will apply to conduct of any director of USA Waste occurring after the Effective Time of the Merger, and to conduct by the directors of USA Waste that occurred prior to the Merger to the extent that prior to the Merger such directors are acting in their capacity as directors of USA Waste rather than of Western. They do not limit liability for conduct predating the Merger to the extent any directors are acting in their capacity as directors of Western. These provisions also will protect directors to the extent provided in any future changes in Delaware law without additional stockholder approval.

     USA Waste believes these provisions are necessary to assist in attracting and retaining qualified individuals to serve as directors by assuring directors (and potential directors) that their good faith decisions will not be second guessed by a court evaluating decisions with the benefit of hindsight. However, it should be recognized that these provisions will limit the remedies available to a stockholder dissatisfied with a decision by USA Waste's Board that is protected thereby. A dissatisfied stockholder's only remedy in such a circumstance would be to sue for equitable relief, such as stopping the completion of the contemplated action by USA Waste's Board. In many situations this remedy may not be effective. Stockholders, for example, may not be aware of a transaction or an event until it is too late to prevent it. In these cases, the stockholders and USA Waste could be injured by a decision of USA Waste's Board and yet have no effective remedy.

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

     The Board believes that the diligence exercised by directors stems primarily from their desire to act in the best interests of USA Waste and not from a fear of monetary damage awards. Consequently, the Board believes that the level of scrutiny and care exercised by directors will not be lessened by these provisions limiting their liability.

     Amendment of Certain Charter and Bylaw Provisions. The Articles of Incorporation of Western may be amended if approved by the Board of Directors and by the affirmative vote of the holders of a majority of Western Common Stock. However, Article Fourteenth of the Restated Certificate of Incorporation of USA Waste specifies that, other than with respect to Article Tenth thereof, Delaware law determines the requirements for any alteration, amendment, repeal or rescission (any "Change") of any provision contained in the Restated Certificate of Incorporation. Under Delaware law, any such Change is to be effected by resolution of the Board of Directors putting the proposed Change before the holders of capital stock entitled to vote at a regular or special meeting and by the affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote. Article Tenth (which sets forth the classification of the Board of Directors and procedures for election or removal of directors), specifies that the amendment thereof requires the affirmative vote of not less than two-thirds of the then outstanding shares of capital stock entitled to vote in the election of directors generally, voting together as a single class at a regular or special meeting the notice of which specified that such proposal would be addressed at such meeting.

     The Bylaws of Western may be adopted, amended or repealed either by its Board of Directors or the holders of a majority of the outstanding shares of Western, except that a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of a majority of the outstanding shares. Any Change of any provision of the Bylaws of USA Waste may be approved by a majority of the authorized number of directors other than any bylaw provision adopted, amended or repealed by the USA Waste stockholders, and the shareholders may amend, alter or repeal any bylaws provisions adopted or amended by the Board or any power conferred thereby.

     Cumulative Voting Eliminated. The Articles of Incorporation of Western does not allow cumulative voting in connection with the election of directors. Cumulative voting rights in the election of directors entitle a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the shareholder, or to distribute such votes on the same principal among two or more nominees, as the stockholder sees fit. Unless otherwise provided in a company's articles, California law requires cumulative voting in the election of directors upon notice given by a shareholder at a shareholders meeting. The Articles of Incorporation of Western expressly mandates that cumulative voting does not apply in connection with the election of directors. Cumulative voting for directors may enable the holders of a significant number of the outstanding shares, but less than a majority, to elect one or more directors at any election.

     Delaware law does not mandate cumulative voting. Section 2.8 of the Bylaws of USA Waste states that, unless otherwise provided in the Restated Certificate of Incorporation, cumulative voting for the election of directors is prohibited. Article Fourth of the Restated Certificate of Incorporation provides that holders of the USA Waste Common Stock shall each have the right to one vote per share on all questions.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     The general corporation laws of California and Delaware differ in a number of respects, some of which are discussed above under "Comparison of Certain Provisions of the Charters and Bylaws of USA Waste and Western." It is impractical to summarize all such differences herein, but significant differences, not elsewhere discussed, between the general corporation laws of California and Delaware that could materially affect the rights of shareholders of Western, as compared to such persons as stockholders of USA Waste, are as follows:

     Removal of Directors. Under California law, a director may be removed without cause by shareholder vote, provided that the shares voted against such removal would not be sufficient to elect the director under cumulative voting rules, with abstentions being counted as votes against removal. Under California law, a director may be removed for cause only (i) by order of a court, sought by shareholders holding at least 10% of

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the outstanding shares of any class, if a director commits fraudulent or dishonest acts or gross abuse of authority or discretion or (ii) by the Board, if a director has been declared of unsound mind by order of court or has been convicted of a felony. Under Delaware law, a director of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides. Article Tenth (C) of the Restated Certificate of Incorporation of USA Waste provides that a director may be removed with or without cause only at a regular or special meeting of the Board or of the stockholders of USA Waste at which not less than two-thirds of the incumbent directors (excluding directors to be removed) or two-thirds of the then outstanding shares of USA Waste entitled to vote generally in the election of directors voting together as a single class are represented, and then only if notice of such proposal was contained in the notice of such meeting.

     Stockholder Voting in Certain Transactions. Both California and Delaware law generally require that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where the surviving corporation, its shareholders prior to merger, or both, immediately after the reorganization will own equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity and such securities bear the same rights, preferences, privileges and restrictions as those surrendered in the merger.

     Both California and Delaware law provide for a stockholder vote with respect to dissolution. See "-- Dissolution" below. Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets unless such a sale is in the ordinary course of business. Under California law, a sale of all or substantially all of a corporation's assets to a buyer in control of or under common control with the selling corporation requires the approval of at least 90 percent of the voting power of the selling corporation, unless the sale is to a domestic or foreign corporation in consideration of the nonredeemable common shares of the buying corporation, or its parent, or unless the selling corporation obtains the approval of the Commissioner of Corporations. Under Delaware law, there is no required supermajority stockholder approval for such a sale to a buyer that controls the selling corporation.

     With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares.

     California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. There being no similar provision under Delaware law, such limitation will not apply to USA Waste prior to or following the Merger. Delaware law permits conversion of the shares of the constituent corporation into shares or other securities of the surviving corporation, or into cash, property, rights or securities of any other corporation.

     California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders, unless the target corporation does not have shares held of record by at least 100 persons or unless the transaction has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later

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

proposal is made by another party at least 10 days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision, and the stockholders of USA Waste might, therefore, be deprived of an opportunity to consider such other proposal. Delaware law does not contain provisions to prevent an "Interested Stockholder" (which is defined generally as any person that, individually or with others, owns 15% or more of the outstanding voting securities of a corporation), from engaging in a "Business Combination" (which is defined to include, among other transactions, any merger or consolidation with, or sale or disposition of a substantial amount of assets to, an Interested Stockholder) with a Delaware corporation for three years following the date such person became an Interested Stockholder unless certain conditions (such as approval by the Board of Directors) are met. California law has no comparable provision, except as set forth in the preceding sentences. These provisions of Delaware law may have the effect of deterring an attempt to take control of USA Waste or significantly delaying a purchaser's ability to acquire the entire interest in USA Waste if such acquisition is not approved by the Board.

     Dissenters' Rights. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to receive cash equal to the fair market value of the shares held by such shareholder (as determined by a court of competent jurisdiction or by agreement of the stockholder and the corporation) in lieu of the consideration such stockholder would otherwise receive in the transaction. The laws of California and Delaware differ with respect to the circumstances under which dissenters' rights of appraisal are available. Delaware law does not require dissenters' rights with respect to (a) a sale of less than substantially all of the assets, (b) a merger by a corporation, the shares of which are either listed on a national securities exchange or widely-held (by more than 2,000 stockholders of record) or if stockholders receive shares of the surviving corporation or of a listed or widely-held corporation or (c) a merger in which the corporation is the surviving corporation, provided that no vote of its stockholders is required to approve the merger. Although permitted to do so under Delaware law, USA Waste's Restated Certificate of Incorporation does not expand the circumstances under which its stockholders will be afforded dissenters' rights.

     California law, in general, affords dissenters' rights in a sale-of-assets reorganization and contains somewhat different exclusions from dissenters' rights in mergers than does Delaware law. For example, under California law, in the case of a corporation whose shares are listed on a national securities exchange, dissenters' rights would nevertheless be available in certain transactions for any shares with respect to which there are certain restrictions on transfer and for any class with respect to which 5% or more of such class claims dissenters' rights. Also, under California law, shareholders of a corporation involved in a reorganization are not entitled to dissenters' rights if the corporation, or its shareholders immediately before the reorganization, or both, will own more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. Shareholders of Western will not be entitled to dissenters' rights in connection with the Merger unless more than 5% of the shares of common stock claim dissenters' rights.

     Loans to Officers. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries when such action, in the judgment of the corporation's board of directors, may reasonably be expected to benefit the corporation. Under California law, a corporation may only make such a loan to, or guarantee for the benefit of, officers if such loan or guarantee is approved by a majority of the corporation's shareholders or, for a corporation with 100 or more shareholders of record, by its board of directors pursuant to a shareholder-approved bylaw if the board of directors determines that such loan or guarantee may reasonably be expected to benefit the corporation. Western currently does not have such a bylaw.

     Indemnification of Officers and Directors. Both California and Delaware law state expressly that the indemnification provided for therein shall not be deemed exclusive of any other rights under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise and provide that expenses may be advanced to officers and directors in a specific case upon receipt of an undertaking to repay such amount if it is ultimately determined that such indemnified party is not entitled to be indemnified. In addition, California and

Delaware permit the determination as to whether an officer or director has met the applicable standard of conduct in certain circumstances to be made by independent legal counsel.

     California law was recently amended to permit indemnification of officers and directors to an extent which is generally coextensive with that permitted under Delaware law. Prior to the recent amendment, the California law did not permit indemnification in any manner inconsistent with the statutory indemnification provisions.

     In the event the Merger is approved, USA Waste will be required to indemnify any director or officer to the full extent authorized or permitted by the Delaware law (as now or hereafter in effect) and may indemnify any employee or agent in a similar manner.

     Personal Liability of Directors. Delaware law provides that the board of directors of any corporation has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, the law holds directors to fiduciary duties of care and loyalty to the corporation and its stockholders. The Delaware Supreme Court has held that the duty of care requires the exercise of an informed business judgment. An informed business judgment means that directors have informed themselves of all material information reasonably available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Liability of directors of a Delaware corporation to the corporation or its stockholders for breach of the duty of care in some circumstances requires a finding by a court that the directors were grossly negligent. As described above, USA Waste's Restated Certificate of Incorporation does not change the standard of care required of its directors but, as authorized by Delaware law, it does eliminate the monetary liability of each director for certain breaches of fiduciary duties, subject to the exceptions set forth in Delaware law. See "Comparison of Certain Provisions of the Charters and Bylaws of USA Waste and Western."

     Inspection of Stockholders' List. California law provides for an absolute right of inspection of a shareholders' list for persons holding 5% or more of the corporation's voting shares or persons holding 1% or more of such shares who have filed a Schedule 14B with the Commission relating to the election of directors. Generally, a Schedule 14B must be filed by any shareholder engaged in the solicitation of proxies, as such terms are defined in the federal securities laws, in connection with a contested election of directors. Delaware law gives any stockholder of record the right to inspect the stockholder list for any purpose reasonably related to such person's interest as a stockholder and, during the 10 days preceding a stockholders' meeting, for any purpose germane to that meeting. Delaware law contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders. Importantly, under California law, California rules with respect to the inspection of shareholders' lists apply to any corporation that, although incorporated outside California, has its principal executive offices in California or customarily holds meetings of its board of directors in California.

     Payment of Dividends. Delaware law permits the payment of dividends out of surplus or, if there is no surplus, out of net profits for the current and/or preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value.

     Under California law, any distributions (including dividends and repurchases of shares) generally are limited either to retained earnings or to an amount that would leave the corporation with tangible assets in an amount equal to at least 125% of its tangible liabilities and with current assets in an amount at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such limitations are applied on a consolidated basis and are based upon the book value of assets determined in accordance with generally accepted accounting principles then applicable.

     For information regarding USA Waste's and Western's dividend policies, see "Market Price Data -- Dividend Information."

     Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation or (b) the contract or transaction must have been just and reasonable or fair, as the case may be, to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum).

     Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that a court determines that certain tests are met (including the presentation of a strong prima facie case). Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Dissolution. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. USA Waste's Restated Certificate of Incorporation contains such a supermajority voting requirement, and a three-fourths majority of shares voting at a meeting at which a quorum is present or acting by written consent is required to approve a plan of dissolution of USA Waste that had previously been approved by its Board of Directors for presentation to a Delaware court.

     Application of the General Corporation Law of California to Delaware Corporations. Under Section 2115 of the CGCL, certain foreign corporations (ie., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the CGCL applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights and inspection of corporate records.

     Exemptions from Section 2115 are provided for corporations whose shares are listed on the New York Stock Exchange. USA Waste will be exempt from Section 2115 following the Merger because the USA Waste Common Stock is now, and will be, listed on the New York Stock Exchange.

                             USA WASTE AND WESTERN

     COMBINED HISTORICAL UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following combined historical unaudited pro forma condensed financial statements are based upon the historical consolidated financial statements of USA Waste and of Western, each as previously filed with the Commission under the Exchange Act, are incorporated by reference in this Joint Proxy Statement and Prospectus and should be read in conjunction with those consolidated financial statements and related notes. These combined historical unaudited pro forma condensed financial statements are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operating results. These combined historical unaudited pro forma condensed financial statements give effect to the Merger by combining the results of operations of USA Waste and Western using the "pooling of interests" method of accounting as if the companies had been combined since their inception.

     In connection with the Merger, it is anticipated that Western will change its fiscal year end from June 30 to December 31 to conform with USA Waste's year end. In the accompanying combined historical unaudited pro forma condensed financial statements, Western's operating results for the six months ended June 30, 1995 were included in the statements of operations for its fiscal year ended June 30, 1995 and the twelve months ended December 31, 1995. Western's operating revenues and income from continuing operations for the six months ended June 30, 1995 were $136,123,000 and $8,864,000, respectively.

                             USA WASTE AND WESTERN

        COMBINED HISTORICAL UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

     The following combined historical unaudited pro forma condensed balance sheet presents the combined financial position of USA Waste and Western as of December 31, 1995. Such unaudited pro forma combined information is based on the historical consolidated balance sheets of USA Waste and Western as of December 31, 1995 after giving effect to the Merger using the "pooling of interests" method of accounting and to the pro forma adjustments as described in the notes to combined historical unaudited pro forma condensed financial statements.

                                                                                   PRO FORMA
                                                         USA WASTE    WESTERN     ADJUSTMENTS      PRO FORMA
                                                         ---------    --------    -----------      ----------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents............................  $  13,164    $  5,059      $     --       $   18,223
  Accounts receivable, net.............................     58,333      32,094            --           90,427
  Notes and other receivables..........................     13,802          --            --           13,802
  Deferred income taxes................................     15,600          --            --           15,600
  Prepaid expenses and other...........................     19,223      11,388                         30,611
                                                         ---------    --------      --------       ----------
         Total current assets..........................    120,122      48,541            --          168,663
Notes and other receivables............................     11,704          --            --           11,704
Property and equipment, net............................    593,293     206,219            --          799,512
Excess of cost over net assets of acquired businesses,
  net..................................................     91,250      19,636        (2,222)(a)      108,664
Other intangible assets, net...........................     27,528       6,599            --           34,127
Other assets...........................................     64,140      16,123       (12,569)(b)       67,694
                                                         ---------    --------      --------       ----------
         Total assets..................................  $ 908,037    $297,118      $(14,791)      $1,190,364
                                                         =========    ========      ========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................  $  32,364    $  7,969      $     --       $   40,333
  Accrued liabilities..................................     27,924      20,694            --           48,618
  Deferred revenues....................................      6,030          --            --            6,030
  Current maturities of long-term debt.................     38,925       1,232            --           40,157
                                                         ---------    --------      --------       ----------
         Total current liabilities.....................    105,243      29,895            --          135,138
Long-term debt.........................................    334,860      75,823            --          410,683
Closure, post-closure and other liabilities............     65,085      22,071            --           87,156
                                                         ---------    --------      --------       ----------
                                                           505,188     127,789            --          632,977
                                                         ---------    --------      --------       ----------
Commitments and contingencies..........................         --          --            --               --
Stockholders' equity:
  Preferred stock:
    USA Waste: $1.00 par value; 10,000,000 shares
      authorized; none issued..........................         --                        --               --
    Western: no par value; 2,000,000 shares authorized;
      none issued......................................                     --            --               --
  Common stock:
    USA Waste: $.01 par value; 150,000,000 shares
      authorized; 65,975,048 historical shares issued
      (87,030,697 pro forma shares issued).............        660                       210 (d)          870
    Western: no par value; 50,000,000 shares
      authorized; 14,671,999 issued and outstanding....                 80,565           (10)(b)           --
                                                                                     (80,555)(d)
Additional paid-in capital.............................    727,971          --           478 (a)  )
                                                                                     (12,559)(b)  )   796,235
                                                                                      80,345 (d)  )
Retained earnings (accumulated deficit)................   (323,963)     88,764        (2,700)(a)     (237,899)
Less treasury stock, at cost, 138,810 shares...........     (1,819)         --            --           (1,819)
                                                         ---------    --------      --------       ----------
         Total stockholders' equity....................    402,849     169,329       (14,791)         557,387
                                                         ---------    --------      --------       ----------
         Total liabilities and stockholder equity......  $ 908,037    $297,118      $(14,791)      $1,190,364
                                                         =========    ========      ========       ==========

    See notes to combined historical unaudited pro forma condensed financial statements.

                             USA WASTE AND WESTERN

               COMBINED HISTORICAL UNAUDITED PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS

     The following combined historical unaudited pro forma condensed statement of operations for the year ended December 31, 1995 was prepared based upon the historical statements of operations for USA Waste for such year and the historical statement of operations for Western for the twelve months ended December 31, 1995 after giving effect to the Merger using the "pooling of interests" method of accounting and to the pro forma adjustments described in the notes to combined historical unaudited pro forma condensed financial statements. Western's operating results for the six months ended June 30, 1995 were included in both the combined historical unaudited pro forma condensed statement of operations for the year ended June 30, 1995 and for the twelve months ended December 31, 1995. Western's operating revenues and income from continuing operations for the six months ended June 30, 1995 were $136,123,000 and $8,864,000, respectively.

                                                                WESTERN
                                              USA WASTE      TWELVE MONTHS
                                              YEAR ENDED         ENDED
                                             DECEMBER 31,    DECEMBER 31,      PRO FORMA
                                                 1995            1995         ADJUSTMENTS      PRO FORMA
                                             ------------    -------------    -----------      ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues..........................   $457,099        $ 273,901       $      --       $ 731,000
                                               --------        ---------       ---------       ---------
Costs and expenses:
  Operating.................................    253,884          200,358         (25,911)(c)     428,331
  General and administrative................     62,178           40,379          (1,289)(c)     101,268
  Unusual items.............................      4,733               --              --           4,733
  Merger costs..............................     25,073               --              --          25,073
  Depreciation and amortization.............     56,378               --             (59)(a)
                                                                                                  83,519
                                                                                  27,200(c)
                                               --------        ---------       ---------       ---------
                                                402,246          240,737             (59)        642,924
                                               --------        ---------       ---------       ---------
Income from operations......................     54,853           33,164              59          88,076
                                               --------        ---------       ---------       ---------
Other income (expense):
  Interest expense:
     Nonrecurring interest..................    (10,994)              --              --         (10,994)
     Other..................................    (30,354)          (5,083)             --         (35,437)
  Interest income...........................      2,666            1,556              --           4,222
  Other income, net.........................      2,699              521              --           3,220
                                               --------        ---------       ---------       ---------
                                                (35,983)          (3,006)             --         (38,989)
                                               --------        ---------       ---------       ---------
Income before income taxes..................     18,870           30,158              59          49,087
Provision for (benefit from) income taxes...    (11,393)          13,137              --           1,744
                                               --------        ---------       ---------       ---------
Income from continuing operations available
  to common shareholders....................   $ 30,263        $  17,021       $      59       $  47,343
                                               ========        =========       =========       =========
Income from continuing operations available
  to common shareholders per common share...   $   0.55        $    1.08                       $    0.60(e)
                                               ========        =========       =========       =========
Weighted average shares outstanding.........     55,270           15,784           7,892(e)       78,946
                                               ========        =========       =========       =========

    See notes to combined historical unaudited pro forma condensed financial statements.

                             USA WASTE AND WESTERN

               COMBINED HISTORICAL UNAUDITED PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS

     The following combined historical unaudited pro forma condensed statement of operations for the year ended December 31, 1994 was prepared based upon the historical statements of operations of USA Waste for such year and the historical statement of operations of Western for its fiscal year ended June 30, 1995 after giving effect to the Merger using the "pooling of interests" method of accounting and to the pro forma adjustments described in the notes to combined historical unaudited pro forma condensed financial statements.

                                               USA WASTE        WESTERN
                                               YEAR ENDED      YEAR ENDED
                                              DECEMBER 31,      JUNE 30,       PRO FORMA
                                                  1994            1995        ADJUSTMENTS      PRO FORMA
                                              ------------    ------------    -----------      ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues...........................   $434,224        $270,941       $      --       $ 705,165
                                                --------        --------        --------        --------
Costs and expenses:
  Operating..................................    257,370         196,235         (24,904)(c)     428,701
  General and administrative.................     71,500          39,480          (2,095)(c)     108,885
  Unusual items..............................      8,863              --              --           8,863
  Merger costs...............................      3,782              --              --           3,782
  Depreciation and amortization..............     56,139              --             (94)(a)  )
                                                                                              )   83,044
                                                                                  26,999 (c)  )
                                                --------        --------        --------        --------
                                                 397,654         235,715             (94)        633,275
                                                --------        --------        --------        --------
Income from operations.......................     36,570          35,226              94          71,890
                                                --------        --------        --------        --------
Other income (expense):
  Shareholder litigation settlement and other
     litigation related costs................    (79,400)             --              --         (79,400)
  Interest expense:
     Nonrecurring interest...................     (1,254)             --              --          (1,254)
     Other...................................    (32,804)         (5,349)             --         (38,153)
  Interest income............................      2,641           1,542              --           4,183
  Other income (expense), net................      1,877            (628)             --           1,249
                                                --------        --------        --------        --------
                                                (108,940)         (4,435)             --        (113,375)
                                                --------        --------        --------        --------
Income (loss) before income taxes............    (72,370)         30,791              94         (41,485)
Provision for income taxes...................      3,908          13,702              --          17,610
                                                --------        --------        --------        --------
Income (loss) from continuing operations.....    (76,278)         17,089              94         (59,095)
Preferred dividends..........................        565              --              --             565
                                                --------        --------        --------        --------
Income (loss) from continuing operations
  available to common shareholders...........   $(76,843)       $ 17,089       $      94       $ (59,660)
                                                ========        ========        ========        ========
Income (loss) from continuing operations
  available to common shareholders per common
  share......................................   $  (1.55)       $   1.10                       $   (0.82)(e)
                                                ========        ========                        ========
Weighted average shares outstanding..........     49,671          15,531           7,766 (e)      72,968
                                                ========        ========        ========        ========

    See notes to combined historical unaudited pro forma condensed financial statements.

                             USA WASTE AND WESTERN

               COMBINED HISTORICAL UNAUDITED PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS

     The following combined historical unaudited pro forma condensed statement of operations for the year ended December 31, 1993 was prepared based upon the historical statements of operations of USA Waste for such year and the historical statement of operations of Western for its fiscal year ended June 30, 1994, after giving effect to the Merger using the "pooling of interests" method of accounting and to the pro forma adjustments described in the notes to combined historical unaudited pro forma condensed financial statements.

                                               USA WASTE       WESTERN
                                               YEAR ENDED     YEAR ENDED
                                              DECEMBER 31,     JUNE 30,      PRO FORMA
                                                  1993           1994       ADJUSTMENTS       PRO FORMA
                                              ------------    ----------    -----------       ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues...........................   $382,234       $257,005       $     --         $639,239
                                                --------       --------       --------         --------
Costs and expenses:
  Operating..................................    217,345        192,099        (20,717)(c)      388,727
  General and administrative.................     66,968         38,483         (1,330)(c)      104,121
  Unusual items..............................      2,672             --             --            2,672
  Depreciation and amortization..............     52,222             --            (46)(a)  )
                                                                                            )    74,223
                                                                                22,047 (c)  )
                                                --------       --------       --------         --------
                                                 339,207        230,582            (46)         569,743
                                                --------       --------       --------         --------
Income from operations.......................     43,027         26,423             46           69,496
                                                --------       --------       --------         --------
Other income (expense):
  Shareholder litigation related costs.......     (5,500)            --             --           (5,500)
  Interest expense...........................    (35,975)        (3,834)            --          (39,809)
  Interest income............................      3,539            799             --            4,338
  Other income (expense), net................      1,915           (767)            --            1,148
                                                --------       --------       --------         --------
                                                 (36,021)        (3,802)            --          (39,823)
                                                --------       --------       --------         --------
Income before income taxes...................      7,006         22,621             46           29,673
Provision for income taxes...................      6,018         10,094             --           16,112
                                                --------       --------       --------         --------
Income from continuing operations............        988         12,527             46           13,561
Preferred dividends..........................        582             --             --              582
                                                --------       --------       --------         --------
Income from continuing operations available
  to common shareholders.....................   $    406       $ 12,527       $     46         $ 12,979
                                                ========       ========       ========         ========
Income from continuing operations available
  to common shareholders per common share....   $   0.01       $   0.83                        $   0.19 (e)
                                                ========       ========                        ========
Weighted average shares outstanding..........     45,885         15,048          7,524 (e)       68,457
                                                ========       ========       ========         ========

    See notes to combined historical unaudited pro forma condensed financial statements.

                             USA WASTE AND WESTERN

           NOTES TO COMBINED HISTORICAL UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The combined historical unaudited pro forma condensed financial statements assume the issuance of USA Waste Common Stock in exchange for all outstanding Western Common Stock, excluding 634,900 shares of Western Common Stock held by USA Waste. Such financial statements also assume that the Merger will be accounted for using the "pooling of interests" method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling of interests method of accounting assumes that the combining companies have been merged from their inception, and the historical financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from their inception.


     Pursuant to the rules and regulations of the Commission, the combined historical unaudited pro forma condensed statements of operations exclude the results of operations associated with discontinued businesses, extraordinary items and cumulative effects of accounting changes. In addition, the combined historical unaudited pro forma condensed financial statements do not include any adjustment for estimated nonrecurring costs directly related to the Merger which are expected to be included in operations of the Company within the twelve months succeeding the consummation of the Merger. Such costs (which are currently estimated for purposes of this presentation to be approximately $27.0 million) include the severance benefits to be paid to certain officers of Western of approximately $1.2 million and an additional $2.0 million to be funded by USA Waste in connection with charitable contributions to be made at the direction of an affiliate of USA Waste. Actual merger costs may vary from such estimate.


     Certain reclassifications have been made to the historical financial statements of USA Waste and Western to conform to the pro forma presentation. Such reclassifications are not material to the combined historical unaudited pro forma condensed financial statements.

PRO FORMA ADJUSTMENTS

     (a) All significant intercompany balance sheet and statement of operations items between USA Waste and Western have been eliminated in the combined historical unaudited pro forma condensed financial statements. In February 1992, USA Waste acquired a 55% interest in a hauling company from a third party where Western owned the remaining 45%. In March 1993, USA Waste acquired the remaining 45% from Western. The combined historical unaudited pro forma condensed financial statements reflect the combined company's 100% ownership of the acquired hauling company as of February 1992. Western's earnings in minority interest from February 1992 through March 1993 and the gain on sale to USA Waste of $2,829,000 have been eliminated. The excess of cost over net assets of acquired businesses, net of accumulated amortization, of $2,222,000 reported historically by USA Waste has also been eliminated.

     (b) Common stock, additional paid-in capital, and other assets have been adjusted to eliminate USA Waste's investment of 634,900 shares of Western Common Stock at December 31, 1995.

     (c) Adjustments have been made to reclassify Western's depreciation and amortization from operating expenses and general and administrative expenses to a separate line item to conform to the presentation of USA Waste as if the companies had been combined since their inception.

     (d) The stockholders' equity accounts have been adjusted to reflect the assumed issuance of 21,055,649 shares of USA Waste Common Stock for all issued and outstanding shares of Western Common Stock (based on the exchange ratio of 1.50 shares of USA Waste Common Stock for each share of Western Common Stock outstanding as of December 31, 1995). The actual number of shares of USA Waste Common Stock to be issued pursuant to the Merger will be based upon the number of shares of Western issued and outstanding immediately prior to the consummation of the Merger, excluding USA Waste's 4.3% ownership in Western consisting of 634,900 shares.

     (e) Pro forma income (loss) from continuing operations available to common shareholders per share for each period is based on the combined weighted average number of shares outstanding, after giving effect to the issuance of 1.50 shares of USA Waste Common Stock for each share of Western Common Stock outstanding as of December 31, 1995. Fully diluted earnings (loss) per share are considered equal to primary earnings (loss) per share for all periods presented because the addition of potentially dilutive securities that are not common stock equivalents would have been either antidilutive or not material.

                       SUPPLEMENTAL INFORMATION RELATING
                 TO THE COMBINED HISTORICAL UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS

     The combined historical unaudited pro forma condensed financial information as of and for the year ended December 31, 1995 included above gives effect to certain pro forma adjustments as described in the notes to such information. In addition to the pro forma adjustments in the combined historical unaudited pro forma condensed financial statements (which in effect are a restatement of the historical financial statements as if the Merger was consummated), the impact of certain transactions occurring in 1995 and 1996 is presented supplementally. These supplemental adjustments do not include the impact of certain cost and expense savings and other economic benefits that are expected to be realized as a result of the Merger or additional cost reductions relating to landfill and collection operations or additional revenues that may result from volume or price increases.

                         USA WASTE AND WESTERN COMBINED

                     SUPPLEMENTAL BALANCE SHEET INFORMATION
                               DECEMBER 31, 1995

                                                        COMBINED
                                                        HISTORICAL    SUPPLEMENTAL     SUPPLEMENTAL
                                                        PRO FORMA     ADJUSTMENTS      INFORMATION
                                                        ---------     ------------     ------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS
Current Assets:
  Cash and cash equivalents...........................  $  18,223       $(18,223)(c)    $       --
  Accounts receivable, net............................     90,427             (7)(c)        90,420
  Notes and other receivables.........................     13,802            524(c)         14,326
  Deferred income taxes...............................     15,600             --            15,600
  Prepaid expenses and other..........................     30,611             --            30,611
                                                        ----------      --------        ----------
          Total current assets........................    168,663        (17,706)          150,957
Notes and other receivables...........................     11,704             --            11,704
Property and equipment, net...........................    799,512          5,733(c)        805,245
Excess of cost over net assets of acquired businesses,
  net.................................................    108,664         20,549(c)        129,213
Other intangible assets, net..........................     34,127          4,556(c)         38,683
Other assets..........................................     67,694             --            67,694
                                                        ----------      --------        ----------
          Total assets................................  $1,190,364      $ 13,132        $1,203,496
                                                        ==========      ========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable....................................  $  40,333       $     --        $   40,333
  Accrued liabilities.................................     48,618          2,296(c)         50,914
  Deferred revenues...................................      6,030             --             6,030
  Current maturities of long-term debt................     40,157             --            40,157
                                                        ----------      --------        ----------
          Total current liabilities...................    135,138          2,296           137,434
Long-term debt........................................    410,683          8,876(c)        451,359
                                                                          31,800(d)
Closure, post-closure and other liabilities...........     87,156             --            87,156
                                                        ----------      --------        ----------
                                                          632,977         42,972           675,949
                                                        ----------      --------        ----------
Commitments and contingencies.........................         --             --                --
Stockholders' equity:
  Preferred stock:
     USA Waste: $1.00 par value; 10,000,000 shares
       authorized; none issued........................         --             --                --
     Western: no par value; 2,000,000 shares
       authorized; none issued........................         --             --                --
  Common stock:
     USA Waste: $.01 par value; 150,000,000 shares
       authorized; historical 65,975,048 shares
       (87,030,697 pro forma shares, 87,142,303
       supplemental shares)
       issued.........................................        870              1(c)            871
     Western: no par value; 50,000,000 shares
       authorized; 14,671,999 issued and
       outstanding....................................         --             --                --
  Additional paid-in capital..........................    796,235          1,959(c)        798,194
  Retained earnings (accumulated deficit).............   (237,899)       (31,800)(d)      (269,699)
  Less treasury stock at cost, 138,810 shares.........     (1,819)            --            (1,819)
                                                        ----------      --------        ----------
          Total stockholders' equity..................    557,387        (29,840)          527,547
                                                        ----------      --------        ----------
          Total liabilities and stockholders'
            equity....................................  $1,190,364      $ 13,132        $1,203,496
                                                        ==========      ========        ==========

                         USA WASTE AND WESTERN COMBINED

                SUPPLEMENTAL STATEMENT OF OPERATIONS INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                          COMBINED
                                                          HISTORICAL    SUPPLEMENTAL     SUPPLEMENTAL
                                                          PRO FORMA     ADJUSTMENTS      INFORMATION
                                                          ---------     ------------     ------------
                                                            (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Operating revenues......................................  $ 731,000       $ 49,034(c)      $780,034
                                                           --------        -------         --------
Costs and expenses:
  Operating.............................................    428,331         27,968(c)       456,299
  General and administrative............................    101,268          6,793(c)       108,061
  Unusual items.........................................      4,733             --            4,733
  Merger costs..........................................     25,073             --           25,073
  Depreciation and amortization.........................     83,519          5,211(c)        88,730
                                                           --------        -------         --------
                                                            642,924         39,972          682,896
                                                           --------        -------         --------
Income from operations..................................     88,076          9,062           97,138
                                                           --------        -------         --------
Other income (expense):
  Interest expense:
     Nonrecurring interest..............................    (10,994)            --          (10,994)
     Other..............................................    (35,437)         6,590(a)       (31,864)
                                                                             3,257(b)
                                                                            (6,274)(c)
  Interest income.......................................      4,222            788(c)         5,010
  Other income, net.....................................      3,220            630(c)         3,850
                                                           --------        -------         --------
                                                            (38,989)         4,991          (33,998)
                                                           --------        -------         --------
Income before income taxes..............................     49,087         14,053           63,140
Provision for income taxes..............................      1,744          1,845(a)         4,819
                                                                               912(b)
                                                                               318(c)
                                                           --------        -------         --------
Income from continuing operations available to common
  shareholders..........................................  $  47,343       $ 10,978         $ 58,321
                                                           ========        =======         ========
Income from continuing operations available to common
  shareholders per share................................  $    0.60                        $   0.66
                                                           ========                        ========
Weighted average shares outstanding.....................     78,946          4,818(a)        88,193
                                                           ========                        ========
                                                                             3,178(b)
                                                                             1,251(c)
                                                                           =======

SUPPLEMENTAL ADJUSTMENTS

(a) Reduction of interest expense as a result of USA Waste's public offering of 6,345,625 shares of its common stock on October 6, 1995, the net proceeds of which were used for the repayment of approximately $118,000,000 of debt, as if the transactions had occurred on January 1, 1995.

(b) Reduction of interest expense as result of USA Waste's conversion of $42,300,000 of its 8 1/2% convertible subordinated debentures into its common stock at $13.25 per share between November 3, 1995 and December 1, 1995, as if the conversion had occurred on January 1, 1995.

(c) Increase in results of operations and changes in balance sheet accounts assuming the 1995 and 1996 business combinations accounted for as purchases occurred on January 1, 1995.

(d) Reduction in retained earnings and increase in long-term debt related to estimated nonrecurring costs of $31,800,000, consisting of $27,000,000 of merger costs and $4,800,000 of retirement benefits to Western employees. Actual merger costs may vary from such estimate.

                  BENEFICIAL OWNERSHIP OF WESTERN COMMON STOCK

     The following table sets forth information as of the Western Record Date with respect to the beneficial ownership of Western Common Stock by (1) each owner of more than 5% of Western Common Stock, (2) each director of Western, (3) certain executive officers of Western, including the Chief Executive Officer and Western's four most highly compensated officers other than the Chief Executive Officer who were serving as officers at December 31, 1995, and (4) all executive officers and directors of Western as a group. Upon the Merger, options to purchase Western Common Stock will be converted into options to purchase USA Waste Common Stock. In addition, USA Waste owns 634,900 shares of Western Common Stock, or approximately 4.3% of the shares outstanding as of the Western Record Date. Except as otherwise indicated below, each of the entities and persons named in the table has sole voting and investment power with respect to all shares of Western Common Stock beneficially owned.

                                           WESTERN                              USA WASTE
          NAME AND ADDRESS              COMMON STOCK                          COMMON STOCK
        OF BENEFICIAL OWNER           BEFORE THE MERGER     PERCENTAGE     AFTER THE MERGER(1)     PERCENTAGE
- ------------------------------------  -----------------     ----------     -------------------     ----------
Harry S. Derbyshire.................         68,333(1)         *                  133,500(9)          *
Ramsey DiLibero.....................         22,305(2)         *                   82,958(10)         *
Lawrence F. McQuaide................         25,447(3)         *                   77,171(11)         *
Dr. A.N. Mosich.....................         37,333(4)         *                   93,000(12)         *
Arnold J. Rothlisberger.............          1,316(5)         *                   15,099(13)         *
Kosti Shirvanian....................      5,832,372(6)         36.1%            9,086,058(14)         10.1%
John W. Simmons.....................         64,333(7)         *                  121,499(15)         *
Savey Tufenkian.....................        608,986(8)          4.0%            1,074,731(16)          1.2%
All executive officers and directors
  as a group (8 persons)............      6,660,425            39.9%           10,684,016             11.9%

- ---------------

   * Percentage owned does not exceed 1%.

 (1) Includes options to acquire 64,333 shares exercisable within 60 days.

 (2) Includes options to acquire 21,000 shares exercisable within 60 days.

 (3) Includes options to acquire 24,800 shares exercisable within 60 days.

 (4) Includes options to acquire 37,333 shares exercisable within 60 days.

 (5) Includes options to acquire 1,250 shares exercisable within 60 days.

 (6) Includes options to acquire 1,356,331 shares exercisable within 60 days and shares held by a trust over which Mr. Shirvanian and his wife share voting and investment power. In addition, in connection with the Merger, Mr. Shirvanian entered into (i) a voting agreement by which he has agreed, among other things, to vote shares owned by him currently and at any time prior to the termination of his voting agreement in favor of the Merger and
     (ii) an irrevocable proxy which permits certain officers of USA Waste to vote 4,476,041 of his shares in favor of the Merger.

 (7) Includes options to acquire 57,333 shares exercisable within 60 days.

 (8) Includes (i) options held by Mrs. Tufenkian to acquire 292,499 shares exercisable within 60 days and (ii) 27,251 shares, options to acquire 57,500 shares exercisable within 60 days and 2,836 shares in Western's 401(k) Savings and Investment Plan owned by Mrs. Tufenkian's husband over which Mrs. Tufenkian has shared voting and investment power.

 (9) Includes the acceleration of options to acquire 20,667 shares of Western Common Stock, in the event that Mr. Derbyshire resigns from the Board of Directors of Western, which will be converted into the right to acquire 31,000 shares of USA Waste Common Stock.

(10) Includes the acceleration of options to acquire 33,000 shares of Western Common Stock, which will be converted into the right to acquire 49,500 shares of USA Waste Common Stock.

(11) Includes the acceleration of options to acquire 26,000 shares of Western Common Stock, which will be converted into the right to acquire 39,000 shares of USA Waste Common Stock.

(12) Includes the acceleration of options to acquire 24,667 shares of Western Common Stock, in the event that Dr. Mosich resigns as a director of Western, which will be converted into the right to acquire 37,000 shares of USA Waste Common Stock.

(13) Includes the acceleration of options to acquire 8,750 shares of Western Common Stock, which will be converted into the right to acquire 13,125 shares of USA Waste Common Stock.

(14) Includes options to acquire 2,034,496 shares of USA Waste Common Stock exercisable within 60 days and 337,500 shares of USA Waste Common Stock, representing 225,000 shares of Western Common Stock to be issued by Western to the Shirvanian Family Investment Partnership, of which Mr. Shirvanian is a general partner in exchange for all of the partnership's right, title and interest in the Carson, California transfer station. See "Merger and Related Transactions -- Other Agreements."

(15) Includes the acceleration of options to acquire 16,667 shares of Western Common Stock, in the event that Mr. Simmons resigns as a director of Western, which will be converted into the right to acquire 25,000 shares of USA Waste Common Stock.

(16) Includes the acceleration of Mrs. Tufenkian's option to acquire 85,000 shares of Western Common Stock, in the event that Mrs. Tufenkian resigns as a director of Western, plus the acceleration of Mr. Tufenkian's options to acquire 22,500 shares of Western Common Stock, both of which will be converted into the right to acquire 161,251 shares of USA Waste Common Stock.

                               MARKET PRICE DATA

MARKET INFORMATION

     USA Waste Common Stock is traded on the NYSE under the symbol "UW." Western Common Stock is traded on the NYSE under the symbols "WW." The following table sets forth the range of high and low trading prices for the USA Waste Common Stock and the Western Common Stock, as reported on the NYSE.

                                                          USA WASTE              WESTERN
                                                        COMMON STOCK          COMMON STOCK
                                                      -----------------     -----------------
                                                       HIGH       LOW        HIGH       LOW
                                                      ------     ------     ------     ------
    1994
      First Quarter.................................  $15.00     $11.13     $16.50     $13.38
      Second Quarter................................   13.38      10.38      20.50      13.63
      Third Quarter.................................   15.13      11.50      20.63      17.38
      Fourth Quarter................................   15.13      11.00      18.63      13.38
    1995
      First Quarter.................................  $12.38     $10.00     $17.00     $14.88
      Second Quarter................................   16.63      11.50      20.63      15.38
      Third Quarter.................................   21.88      14.63      24.50      19.00
      Fourth Quarter................................   22.50      17.00      27.50      18.00
    1996
      First Quarter.................................  $25.63     $17.25     $38.13     $25.25

     On December 18, 1995, the last trading day prior to announcement by USA Waste and Western that they had reached an agreement concerning the Merger, the closing sale price of USA Waste Common Stock as reported on the NYSE was $18.88 per share and the closing sale price of Western Common Stock as reported on the NYSE was $24.38 per share. The equivalent per share price of Western Common Stock on December 18, 1995, calculated by multiplying the closing sale price of USA Waste Common Stock on the same date by the Exchange Ratio, was $28.31.

     On April 1, 1996, the closing sale price of USA Waste Common Stock as reported on the NYSE was $25.88 per share; and the closing sale price of Western Common on the NYSE was $38.75. Following the Merger, USA Waste Common Stock will continue to be traded on the NYSE under the symbol "UW", and the listing of Western Common Stock on the NYSE will be terminated.

DIVIDEND INFORMATION

     USA Waste has never paid cash dividends on its Common Stock. Envirofil paid stock dividends on its preferred stock prior to its acquisition by USA Waste; the holders of such preferred stock received USA Waste Common Stock in that acquisition, and no dividends have been paid by USA Waste. In addition, Chambers paid a dividend on its Class A common stock in November 1990; the holders of Chamber's Class A common stock received USA Waste Common Stock in the Chambers Merger, and no dividends have been paid by USA Waste. The Board of Directors of USA Waste presently intends to retain any earnings in the foreseeable future for USA Waste's business. In addition, payment of dividends on the USA Waste Common Stock is restricted by the terms of USA Waste's bank credit agreement.

     Western has never paid cash dividends on its Common Stock. In addition, payment of dividends on the Western Common Stock is restricted by the terms of Western's bank credit agreement.

                     DESCRIPTION OF USA WASTE CAPITAL STOCK

     USA Waste is currently authorized to issue 150,000,000 shares of its Common Stock, par value $.01 per share, of which 65,906,973 shares were outstanding on the USA Waste Record Date, and 10,000,000 shares of Preferred Stock, none of which are outstanding.

COMMON STOCK

     Each holder of USA Waste Common Stock is entitled to one vote per share held of record on each matter submitted to stockholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the USA Waste Board of Directors.

     Subject to the rights of any holders of Preferred Stock, holders of record of shares of USA Waste Common Stock are entitled to receive ratably dividends when and if declared by the USA Waste Board of Directors out of funds of USA Waste legally available therefor. In the event of a voluntary or involuntary winding up or dissolution, liquidation or partial liquidation of USA Waste, holders of USA Waste Common Stock are entitled to participate ratably in any distribution of the assets of USA Waste, subject to any prior rights of holders of any outstanding Preferred Stock.

     Holders of USA Waste Common Stock have no conversion, redemption or preemptive rights. All outstanding shares of USA Waste Common Stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

     The USA Waste Board of Directors is authorized, without further approval of the stockholders, to issue the Preferred Stock in series and with respect to each series, to fix its designations, relative rights (including voting, dividend, conversion, sinking fund and redemption rights), preferences (including with respect to dividends and upon liquidation), privileges and limitations. The Board of Directors of USA Waste, without stockholder approval, may issue Preferred Stock with voting and conversion rights, both of which could adversely affect the voting power of the holders of USA Waste Common Stock, and dividend or liquidation preferences that would restrict Common Stock dividends or adversely affect the assets available for distribution to holders of shares of Common Stock upon USA Waste's dissolution.

AUTHORIZED BUT UNISSUED SHARES

     Authorized but unissued shares of USA Waste Common Stock or Preferred Stock can be reserved for issuance by the Board of Directors of USA Waste from time to time without further shareholder action for proper corporate purposes, including stock dividends or stock splits, raising equity capital and structuring future corporate transactions, including acquisitions.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the USA Waste Common Stock is Boston EquiServe, Boston, Massachusetts.

LIMITED LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Restated Certificate of Incorporation of USA Waste provides that the directors of USA Waste shall not be liable to USA Waste or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The foregoing limitation does not eliminate or limit the liability of a director for any breach of a director's duty of loyalty to USA Waste or its shareholders, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit, or for approval of the unlawful payment of a dividend or an unlawful stock purchase or redemption. The Restated Certificate of Incorporation of USA Waste also provides that USA Waste shall indemnify, and advance litigation expenses to, its officers, directors, employees, and agents to the fullest extent permitted by the DGCL and all other laws of the State of Delaware.

     The DGCL provides that USA Waste has the power to indemnify any person who is sued or threatened to be made a named party in a proceeding, other than an action by or in the right of USA Waste, because such person is or was a director, officer, employee, or agent of USA Waste or is or was serving at the request of USA Waste as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with such proceeding. In order to be indemnified, the person must have (1) acted in good faith; (2) acted in a manner he reasonably believed to be in or not opposed to the best interests of USA Waste; and (3) with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The indemnification includes attorneys' fees, judgments, fines and amounts paid in settlement.

     The DGCL also provides that USA Waste may indemnify any person who is sued or threatened to be made a named party in a proceeding by or in the right of USA Waste to procure a judgment in its favor because such person is or was a director, officer, employee or agent of USA Waste, or is or was serving at the request of USA Waste as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In order to be indemnified, the person must have conducted himself or herself in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of USA Waste. No indemnification may be made, however, with respect to any claim, issue or matter as to which such person shall have been judged to be liable to USA Waste unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

     Indemnification by USA Waste is subject to a determination that the director, officer, employee or agent has met the applicable standard of conduct. The determination must be made (1) by a majority vote of a quorum of the USA Waste Board of Directors, consisting only of directors who were not parties to such action, suit or proceeding; (2) if such a quorum cannot be obtained, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders of USA Waste.

     USA Waste maintains an officers and directors liability insurance policy insuring officers and directors of USA Waste and its subsidiaries against certain liabilities, including liabilities under the Securities Act. The effect of such policy is to indemnify the officers and directors of USA Waste against losses incurred by them while acting in such capacities.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling USA Waste pursuant to the foregoing provisions, USA Waste had been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                              INDEPENDENT AUDITORS

     Representatives of Coopers & Lybrand L.L.P., USA Waste's independent auditors, are expected to be present at the USA Waste Annual Meeting and will have the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

     Representatives of Ernst & Young LLP, Western's independent auditors, are expected to be present at the Western Special Meeting and will have the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

     The validity of the USA Waste Common Stock to be issued in connection with the Merger and certain legal issues and tax consequences of the Merger will be passed upon by Andrews & Kurth L.L.P., Houston, Texas. Certain legal issues and tax consequences of the Merger will be passed upon for Western by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California.

                                    EXPERTS

     The consolidated balance sheets of USA Waste as of December 31, 1994 and 1995 and the consolidated statements of operations, retained earnings, and cash flows for each of the three years in the period ended December 31, 1995, of USA Waste, incorporated by reference in this Joint Proxy Statement and Prospectus, have been incorporated herein in reliance on the report, which makes reference to the reliance on the report of other auditors, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Western appearing in Western Waste Industries' Annual Report (Form 10-K) for the year ended June 30, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                  PROPOSALS OF STOCKHOLDERS FOR ANNUAL MEETING

     The Board of Directors of USA Waste will consider proposals of stockholders intended to be presented for action at the 1997 Annual Meeting of Stockholders. A stockholder proposal must be submitted in writing and be received at USA Waste's principal executive offices, 5400 LBJ Freeway, Suite 300 -- Tower One, Dallas, Texas 75240, no later than December 3, 1996, to be considered for inclusion in USA Waste's proxy statement and form of proxy relating to the 1997 Annual Meeting of Stockholders. Submission of a stockholder proposal does not assure inclusion in the proxy statement or form of proxy because proposals must meet certain Commission rules.

                                 OTHER MATTERS

     The Board of Directors of USA Waste does not know of any other matters to be presented for action at the USA Waste Annual Meeting other than those listed in the Notice of Meeting and referred to herein. Under California law, no other matters may come before the Western Special Meeting. If any other matter should properly come before the USA Waste Annual Meeting or any adjournment thereof, it is intended that the proxies solicited hereby be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF DECEMBER 18, 1995

                                  BY AND AMONG

                           USA WASTE SERVICES, INC.,

                        RIVIERA ACQUISITION CORPORATION

                                      AND

                            WESTERN WASTE INDUSTRIES

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 18, 1995 (the "Agreement"), by and among USA Waste Services, Inc., a Delaware corporation ("Parent"), Riviera Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent ("Subsidiary"), and Western Waste Industries, a California corporation (the "Company");

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Parent, Subsidiary and the Company have approved the merger of Subsidiary with and into the Company on the terms set forth in the Agreement (the "Merger"); and

     WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder;

     WHEREAS, in connection with the Merger and as an inducement to the Company to enter into this Agreement, the Company, Parent and certain shareholders of Parent have executed as of the date hereof a voting agreement in favor of the Company with respect to, among other things, the voting of shares of capital stock of Parent held or to be held by them in favor of the Merger; and

     WHEREAS, in connection with the Merger and as an inducement to Parent to enter into this Agreement, Parent, the Company and a principal shareholder of the Company have executed as of the date hereof a voting agreement in favor of Parent with respect to, among other things, the voting of shares of capital stock of the Company held or to be held by such shareholder in favor of the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the California Corporations Code (the "CCC"), Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a certified copy of the Agreement, in a form mutually acceptable to Parent and the Company, to be filed with the Secretary of State of the State of California in accordance with the CCC (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Section 3.5.

                                   ARTICLE II

                     THE SURVIVING AND PARENT CORPORATIONS

     SECTION 2.1. ARTICLES OF INCORPORATION. The Articles of Incorporation of Subsidiary as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided in the CCC.

     SECTION 2.2. BY-LAWS. The By-laws of Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation and the CCC.

     SECTION 2.3. DIRECTORS. The Board of Directors of Parent shall take such corporate action as may be necessary to cause Parent's Board of Directors immediately following the Effective Time to be expanded to include three (3) members designated by the Board of Directors of the Company, one of whom shall be appointed by the Board of Directors of Parent to the Executive Committee of the Board of Directors of Parent. The directors of the Surviving Corporation shall be as designated in Schedule 2.3, and such directors shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     SECTION 2.4. OFFICERS. The officers of the Surviving Corporation shall be as designated in Schedule 2.4, and such officers shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

     SECTION 3.1. CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

          (a) each share of the Company's Common Stock, no par value (the "Company Common Stock"), shall, subject to Sections 3.3 and 3.4, be converted into the right to receive, without interest, 1.50 (the "Exchange Ratio") shares of the common stock, par value $.01 per share, of Parent ("Parent Common Stock");

          (b) each share of capital stock of the Company, if any, owned by Parent or any subsidiary of Parent or held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist from and after the Effective Time; and

          (c) subject to and as more fully provided in Section 7.9, each unexpired option to purchase Company Common Stock that is outstanding at the Effective Time, whether or not exercisable, shall automatically and without any action on the part of the holder thereof be converted into an option to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could be purchased under such option multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the per share exercise price of such option divided by the Exchange Ratio.

     SECTION 3.2. CONVERSION OF SUBSIDIARY SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of Subsidiary, each issued and outstanding share of common stock, par value $.01 per share, of Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, no par value, of the Surviving Corporation.

     SECTION 3.3. EXCHANGE OF CERTIFICATES. (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent reasonably satisfactory to Parent and the Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.1(a). Notwithstanding any other provision of this Agreement, (i) until holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made and (ii) without regard to when such certificates representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any dividends or any payment for fractional shares. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender.

     (b) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

     (c) Promptly after the Effective Time, Parent shall make available to the Exchange Agent the certificates representing shares of Parent Common Stock required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 3.4.

     (d) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1(a), and the Company Certificates so surrendered shall be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (e) Promptly following the date which is nine (9) months after the Effective Date, the Exchange Agent shall deliver to Parent all cash, certificates (including any Parent Common Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Parent Common Stock, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Subsidiary, the Company or the Surviving Corporation shall be liable to a holder of Company Common Stock for any Parent Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the Parent Common Stock deliverable in respect thereof determined in accordance with this Article III. When authorizing such payment in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Surviving Corporation such indemnity as it may reasonably direct as protection against any claim that may be made against the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

     SECTION 3.4. NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Company Certificates for exchange pursuant to this Article III shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the average closing price per share of Parent Common Stock on the New York Stock Exchange, as reported by the Wall Street Journal, during the 10 trading days immediately preceding the Effective Time.

     SECTION 3.5. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company on the fifth business day immediately following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place as Parent and the Company shall agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

     SECTION 3.6. CLOSING OF THE COMPANY'S TRANSFER BOOKS. At and after the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive shares of Parent Common Stock pursuant to Section 3.1 and the right to receive cash for payment of fractional shares pursuant to Section 3.4. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for Parent Common Stock in accordance with this Article III.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND SUBSIDIARY

     Parent and Subsidiary each represent and warrant to the Company that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by an authorized officer of Parent (the "Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

     SECTION 4.1. ORGANIZATION AND QUALIFICATION. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. True, accurate and complete copies of each of Parent's and Subsidiary's charters and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

     SECTION 4.2. CAPITALIZATION. (a) The authorized capital stock of Parent consists of (i) 150,000,000 shares of Parent Common Stock, of which 60,659,184 shares were outstanding as of November 10, 1995, and (ii) 10,000,000 shares of preferred stock, par value $.01 per share, none of which was issued and outstanding as of November 10, 1995. All of the issued and outstanding shares of Parent Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights.

     (b) The authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Common Stock, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

     (c) Except as disclosed in the Parent SEC Reports (as defined in Section 4.5), as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent other than voting agreements executed in connection with this Agreement. The shares of Parent Common Stock issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

     SECTION 4.3. SUBSIDIARIES. Each direct and indirect corporate subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent, free and clear of any liens, claims or encumbrances except that such shares are pledged to secure Parent's credit facilities. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "subsidiary" shall mean, when used with reference to any person or entity, any corporation, partnership, joint venture or other entity of which such person or entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, joint venture or other entity.

     SECTION 4.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Stockholders' Approval (as defined in Section 7.3(b)) and the Parent Required Statutory Approvals (as defined in
Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or, except for the Parent Stockholders' Approval, the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Without limitation of the foregoing, each of the covenants and obligations of Parent set forth in Sections 6.2, 6.5, 7.1, 7.2, 7.3, 7.6, 7.7, 7.8, 7.10 and 7.12 is valid, legally binding and enforceable notwithstanding the absence of the Parent Stockholders'
Approval.

     (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals and the Parent Stockholder's Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective
Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) results of operations or prospects of Parent and its subsidiaries, taken as a whole.

     (c) Except for (i) the filings by Parent and the Company required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in
Section 4.9) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of California in connection with the Merger, and (iv) any required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

     SECTION 4.5. REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1993, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered to the Company copies of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1994 and for each of the two immediately preceding fiscal years, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from January 1, 1993, until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by Parent with the SEC since January 1, 1993 (other than Registration Statements filed on Form S-8) (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited

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

consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     SECTION 4.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports or with respect to acquisitions or potential transactions or commitments heretofore disclosed to the Company in writing, neither Parent nor any of its subsidiaries had at September 30, 1995, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies
(i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or (ii) which were incurred after September 30, 1995, and were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

     SECTION 4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent Parent SEC Report, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

     SECTION 4.8. LITIGATION. Except as disclosed in the Parent SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. Except as set forth in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

     SECTION 4.9. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Parent or its subsidiaries for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") or (b) the proxy statement to be distributed in connection with the Company's and Parent's meetings of their respective stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Joint Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of the Company and Parent to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the stockholders of the Company and Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will, as of its mailing date,

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

comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Subsidiary with respect to information supplied by the Company or the stockholders of the Company for inclusion therein.

     SECTION 4.10. NO VIOLATION OF LAW. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. Except as disclosed in the Parent SEC Reports, as of the date of this Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Parent and its subsidiaries, taken as a whole. Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Parent and its subsidiaries, taken as a whole. Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Parent and its subsidiaries, taken as a whole.

     SECTION 4.11. COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Parent SEC Reports, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under (a) the respective charters, by-laws or other similar organizational instruments of Parent or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.11, would have, in the aggregate, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

     SECTION 4.12. TAXES. (a) Parent and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.12(c)) required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made adequate provision for the payment of all Taxes (as defined in Section 4.12(b)) for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Parent balance sheet included in the latest Parent SEC Report are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or assets of Parent or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Parent or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. Neither Parent nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any

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entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Parent other than agreements the consequences of which are fully and adequately reserved for in the Parent Financial Statements. Neither Parent nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

     (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

     (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     SECTION 4.13. EMPLOYEE BENEFIT PLANS; ERISA. (a) Except as set forth in the Parent SEC Reports, at the date hereof, Parent and its subsidiaries do not maintain or contribute to any material employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of Parent and its subsidiaries being referred to as the "Parent Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). The Parent Disclosure Schedule lists all Multi-employer Plans and Multiple Employer Plans which any of Parent or its subsidiaries maintains or to which any of them makes contributions. Neither Parent nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Parent Plans, under existing collective bargaining agreements or to comply with applicable law.

     (b) Except as disclosed in the Parent SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code with respect to any of the Parent Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Parent Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Parent Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Parent Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Parent Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Parent Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Parent SEC Reports as of June 30, 1995, based upon reasonable actuarial assumptions currently utilized for such Parent Plan, (vi) each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations,
(vii) each of the Parent Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Parent Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multi-employer Plans, neither Parent nor any of its subsidiaries has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the

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best knowledge of Parent and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the best knowledge of Parent and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Parent Plans other than claims for benefits in the ordinary course, and (x) Parent and its subsidiaries have no current material liability for plan termination or withdrawal (complete or partial) under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with Parent and its subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (a "Parent Controlled Group Plan"), and Parent and its subsidiaries do not reasonably anticipate that any such liability will be asserted against Parent or any of its subsidiaries. None of the Parent Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code).

     (c) The Parent SEC Reports contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

     SECTION 4.14. LABOR CONTROVERSIES. Except as set forth in the Parent SEC Reports, (a) there are no significant controversies pending or, to the knowledge of Parent, threatened between Parent or its subsidiaries and any representatives of any of their employees and (b) to the knowledge of Parent, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Parent and its subsidiaries except for such controversies and organizational efforts which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

     SECTION 4.15. ENVIRONMENTAL MATTERS. (a) Except as set forth in the Parent SEC Reports, (i) Parent and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by Parent or any of its subsidiaries contain any Hazardous Substance as a result of any activity of Parent or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither Parent nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that Parent or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against Parent or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by Parent or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by Parent or any of its subsidiaries as a result of any activity of parent or any of its subsidiaries during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of Parent or its subsidiaries relating to the activities of Parent or its subsidiaries which have not been delivered to Parent prior to the date hereof, (viii) there are no underground storage tanks on, in or under any properties owned by Parent or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by Parent and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, and (x) neither Parent, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a material

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

adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries considered as one enterprise.

     (b) As used herein, "Environmental Law" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license. permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

     (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     SECTION 4.16. NON-COMPETITION AGREEMENTS. Neither Parent nor any subsidiary of Parent is a party to any agreement which purports to restrict or prohibit in any material respect any of them from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and other wastes or any other material business currently engaged in by the Parent or the Company, or any corporations affiliated with either of them. None of Parent's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with Parent, restricts in any material respect Parent or any subsidiary of Parent from, directly or indirectly, engaging in any of the businesses described above.

     SECTION 4.17. TITLE TO ASSETS. Parent and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties as reflected in the most recent balance sheet included in the Parent Financial Statements, except for such properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Parent's business operations (in the manner presently carried on by the Parent), or (iii) as disclosed in the Parent SEC Reports, and except for such matters which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. All leases under which Parent leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with

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

notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not materially and adversely affect the Parent and its subsidiaries, taken as a whole.

     SECTION 4.18. POOLING OF INTERESTS. None of the Parent, Subsidiary or, to their knowledge, any of their affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

     SECTION 4.19. PARENT STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of Parent required for approval and adoption of this Agreement and the Merger is a majority of the shares of Parent Common Stock present in person or by proxy at a meeting of such stockholders and entitled to vote thereat.

     SECTION 4.20. BROKERS AND FINDERS. Except for the fees and expenses payable to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), which fees are reflected in its agreement with Parent (a copy of which has been delivered to the Company), Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to DLJ, there is no claim for payment by Parent of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.21. OPINION OF FINANCIAL ADVISOR. The financial advisor of Parent, DLJ, has rendered a written opinion to Parent to the effect that the Exchange Ratio is fair from a financial point of view to the Parent.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Subsidiary that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company (the "Company Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

     SECTION 5.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. True, accurate and complete copies of the Company's Articles of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

     SECTION 5.2. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock. As of October 31, 1995, 14,658,301 shares of Company Common Stock and no shares of preferred stock were issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights. No subsidiary of the Company holds any shares of the capital stock of the Company.

     (b) Except as disclosed in the Company SEC Reports, as of the date hereof there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other

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

agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company other than voting agreements executed in connection with this Agreement.

     SECTION 5.3. SUBSIDIARIES. Each direct and indirect corporate subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

     SECTION 5.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3(a)) and the Company Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles. Without limitation of the foregoing, each of the covenants and obligations of the Company set forth in Sections 6.1, 6.5, 7.1, 7.2, 7.3, 7.6, 7.7, 7.8, 7.10 and
7.12 is valid, legally binding and enforceable notwithstanding the absence of the Company Stockholders' Approval.

     (b) The execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or

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

creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholder's Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective
Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     (c) Except for (i) the filings by Parent, the Company and the Company's principal shareholder required by the HSR Act, (ii) the filing of the Joint Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act and the Securities Act and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of California in connection with the Merger and (iv) any required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.5. REPORTS AND FINANCIAL STATEMENTS. Since July 1, 1993, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered to Parent copies of its (a) Annual Reports on Form 10-K for the fiscal year ended June 30, 1995, and for each of the two immediately preceding fiscal years, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from July 1, 1993, until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by the Company with the SEC since July 1, 1993 (other than Registration Statements filed on Form S-8) (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in such reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     SECTION 5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries had at September 30, 1995, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company

Financial Statements or reflected in the notes thereto or (ii) which were incurred after September 30, 1995, and were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

     SECTION 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent Company SEC Report, there not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.8. LITIGATION. Except as referred to in the Company SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Except as referred to in the Company SEC Reports or in Schedule 5.8, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.9. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by the Company or its subsidiaries for inclusion in
(a) the Registration Statement or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of the Company and Parent to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the stockholders of the Company and Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent or Subsidiary for inclusion therein.

     SECTION 5.10. NO VIOLATION OF LAW. Except as disclosed in the Company SEC Reports or in Schedule 5.8, neither the Company nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Except as disclosed in the Company SEC Reports, as of the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole.

     SECTION 5.11. COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Company SEC Reports, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charters, by-laws or similar organizational instruments of the Company or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 5.11, would have, in the aggregate, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.12. TAXES. The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the latest Company SEC Report are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Company. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

     SECTION 5.13. EMPLOYEE BENEFIT PLANS; ERISA. (a) Except as set forth in the Company SEC Reports, at the date hereof, the Company and its subsidiaries do not maintain or contribute to any material employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Company and its subsidiaries being referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the
Code). The Company Disclosure Schedule lists all Multi-employer Plans and Multiple Employer Plans which any of the Company or its subsidiaries maintains or to which any of them makes contributions. Neither the Company nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

     (b) Except as disclosed in the Company SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code with respect to any of the

Company Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Company SEC Reports as of September 30, 1994, based upon reasonable actuarial assumptions currently utilized for such Company Plan, (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multi-employer Plans, neither the Company nor any of its subsidiaries has, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of the Company and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the best knowledge of the Company and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course, and (x) the Company and its subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or withdrawal (complete or partial) under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company and its subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code).

     (c) The Company SEC Reports contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

     (d) There are no agreements which will or may provide payments to any officer, employee, stockholder, or highly compensated individual which will be "parachute payments" under Code Section 280G that are nondeductible to the Company or subject to tax under Code Section 4999 for which the Company or any ERISA Affiliate would have withholding liability.

     SECTION 5.14. LABOR CONTROVERSIES. Except as set forth in the Company SEC Reports, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees and (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries, except for such controversies and organizational efforts, which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

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

     SECTION 5.15. ENVIRONMENTAL MATTERS. Except as set forth in the Company SEC Reports, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or its subsidiaries relating to the activities of the Company or its subsidiaries which have not been delivered to Parent prior to the date hereof, (viii) there are no underground storage tanks on, in or under any properties owned by the Company or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by the Company and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (x) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries considered as one enterprise.

     SECTION 5.16. NON-COMPETITION AGREEMENTS. Neither the Company nor any subsidiary of the Company is a party to any agreement which purports to restrict or prohibit in any material respect any of them from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and other wastes or any other material business currently engaged in by the Parent or the Company, or any corporations affiliated with either of them. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any subsidiary of the Company from, directly or indirectly, engaging in any of the businesses described above.

     SECTION 5.17. TITLE TO ASSETS. The Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien of current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) as disclosed in the Company SEC Reports, and except for such matters which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. All leases under which the Company leases any substantial amount of real or personal property have been delivered to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not materially and adversely affect the condition of the Company.

     SECTION 5.18. POOLING OF INTERESTS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a Pooling Transaction.

     SECTION 5.19. COMPANY STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is (i) a majority of the shares of Company Common Stock present in person or by proxy at a meeting of such stockholders and entitled to vote thereat.

     SECTION 5.20. BROKERS AND FINDERS. Except for the fees and expenses payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill"), which fees are reflected in its agreement with the Company (a copy of which has been delivered to Parent), the Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Merrill, there is no claim for payment by the Company of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 5.21. OPINION OF FINANCIAL ADVISOR. The financial advisor of the Company, Merrill, has rendered a written opinion to the Company to the effect that the Exchange Ratio is fair from a financial point of view to the shareholders of the Company (other than Parent and its affiliates).

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise contemplated by this Agreement or disclosed in Section 6.1 of the Company Disclosure Schedule, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries, to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of the Company;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that (i) Company may issue shares upon conversion of convertible securities and exercise of options outstanding on the date hereof and (ii) Company may issue shares and warrants to acquire shares pursuant to the proviso of Section 6.1(d) below;

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent or (C) except as set forth in this Section 6.1(d), (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which would jeopardize the treatment of the Merger as a pooling of interests under Opinion No. 16 of the Accounting Principles Board ("APB No. 16"), (iv) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business and consistent with the Company's capital budget disclosed in Section 6.1 of the Company Disclosure Schedule and other than as set forth in the proviso in this Section 6.1(d), (vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; provided, however, notwithstanding the foregoing, the Company shall not be prohibited from acquiring any assets or businesses or issuing capital stock (or warrants or options to acquire capital stock) or incurring or assuming indebtedness in connection with such acquisitions so long as (x) the aggregate value of consideration paid or payable in connection with all such acquisitions, including any funded indebtedness assumed and any Company Common Stock does not exceed $40 million, (y) the aggregate value of consideration paid or payable for any one such acquisition does not exceed $10 million, including any indebtedness assumed and any Common Common Stock issued or issuable and
     (z) the Company will not acquire or agree to acquire any assets or business if such acquisition or agreement may reasonably be expected to delay the consummation of the Merger;

          (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (f) subject to restrictions imposed by applicable law, confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

          (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; provided, however, that the Company and its subsidiaries shall in no event enter into any written employment agreement;

          (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and

          (i) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

     SECTION 6.2. CONDUCT OF BUSINESS BY PARENT AND SUBSIDIARY PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause its subsidiaries, to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of Parent;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that (i) Parent may issue shares upon conversion of convertible securities and exercise of options outstanding on the date hereof, (ii) Parent may issue options (and shares upon exercise of such options) pursuant to its employee stock option plans in effect on the date hereof in the ordinary course of business and consistent with past practices and (iii) Parent may issue shares and warrants to acquire shares pursuant to the proviso of Section 6.2(d) below;

          (d)(i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business, (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to the Company, or (C) as set forth in Section 6.2(d) below, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) not (A) take any action which would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, or (B) take or fail to take any action which action or failure to take action would cause Parent or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets or businesses other than as set forth in the proviso of this Section 6.2(d), (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; provided, however, notwithstanding the foregoing, Parent shall not be prohibited from acquiring any assets or businesses or issuing capital stock (or warrants or options to acquire capital stock) or incurring or assuming indebtedness in connection with such acquisitions so long as (w) the number of shares of Parent Common Stock issued or issuable in connection with such transactions does not exceed 6.0 million shares, (x) the aggregate value of consideration paid or payable in connection with all such acquisitions, including any funded indebtedness assumed and any Parent Common Stock (valued for purposes of this limitation at $20 per share) does not exceed $120 million, (y) the aggregate value of consideration paid or payable for any one such acquisition does not exceed $25 million, including any indebtedness assumed and any Parent Common Stock issued or issuable (valued for purposes of this limitation at $20 per share) and (z) the Parent will not acquire or agree to acquire any assets or business is such acquisition or agreement may reasonably be expected to delay the consummation of the Merger;

          (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (f) subject to restrictions imposed by applicable law, confer on a regular and frequent basis with one or more representatives of the Company to report operational matters of materiality and the general status of ongoing operations; and

          (g) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

     SECTION 6.3. CONTROL OF THE COMPANY'S OPERATIONS. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time.

Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

     SECTION 6.4. CONTROL OF PARENT'S OPERATIONS. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

     SECTION 6.5. ACQUISITION TRANSACTIONS. (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall, and shall cause each of its subsidiaries to, cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company or any capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as "Acquisition Transactions").

     (b) Notwithstanding the provisions of paragraph (a) above, the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction ("Acquisition Proposal"), furnish (subject to the execution of a confidentiality agreement and standstill agreement containing provisions substantially similar to the confidentiality and standstill provisions of the Confidentiality Agreement, as hereinafter defined) confidential or non-public information concerning its business, properties or assets to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquirer") and negotiate with such Potential Acquirer if (i) the Board of Directors of the Company after consulting with one or more of its independent financial advisors, concludes that such Acquisition Proposal (if consummated pursuant to its terms) would result in a transaction more favorable to the Company's stockholders than the Merger and (ii) based upon advice of its outside legal counsel, its board of directors determines in good faith that the failure to provide such confidential or non-public information to such Potential Acquirer would constitute a breach of its fiduciary duty to its stockholders (any such Acquisition Proposal meeting the conditions of clauses (i) and (ii) being referred to as a "Superior Proposal.")

     (c) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1. ACCESS TO INFORMATION. (a) The Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning their respective businesses, properties and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided that no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all non-public documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement, except that (i) Parent, Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals and Parent Stockholders' Approval, the Company Required Statutory Approvals and the Company Stockholders' Approval and (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

     (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 7.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

     (c) The Company shall promptly advise Parent and Parent shall promptly advise the Company in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, taken as a whole.

     SECTION 7.2. REGISTRATION STATEMENT AND PROXY STATEMENT. Parent and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof the Joint Proxy Statement/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence. The information provided and to be provided by Parent and the Company, respectively, for use in the Joint Proxy Statement/Prospectus shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made.

     SECTION 7.3. STOCKHOLDERS' APPROVALS. (a) The Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement.

     (b) Parent shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of Parent under applicable law, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Parent Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting of stockholders shall be held as soon as practicable following the date on which the Registration Statement becomes effective. Parent shall, through its Board of Directors, but subject to the fiduciary duties of the members thereof, (i) recommend to its stockholders approval of the transactions contemplated by this Agreement and (ii) authorize and cause an officer of Parent to vote Parent's shares of Subsidiary Common Stock for adoption and approval of this Agreement and the transactions contemplated hereby and shall take all additional actions as the sole stockholder of Subsidiary necessary to adopt and approve this Agreement and the transactions contemplated hereby.

     SECTION 7.4. COMPLIANCE WITH THE SECURITIES ACT. Parent and the Company shall each use its reasonable best efforts to cause each principal executive officer, each director and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Parent or the Company, as the case may be, to deliver to Parent and the Company on or prior to the Effective Time a written agreement (an "Affiliate Agreement")to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-Merger combined operations of Parent and the Company have been filed with the SEC, sent to stockholders of Parent or otherwise publicly issued.

     SECTION 7.5. EXCHANGE LISTING. Parent shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on the New York Stock Exchange Inc. (the "NYSE"), upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger.

     SECTION 7.6. EXPENSES AND FEES. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing the Joint Proxy Statement/Prospectus shall be shared equally by Parent and the Company.

     (b) The Company agrees to pay to Parent a fee equal to Eighteen Million Dollars ($18,000,000); (i) if the Company terminates this Agreement pursuant to clause (iii) or (iv) of Section 9.1(a); or (ii) if Parent terminates this Agreement pursuant to clause (iv) of Section 9.1(b).

     (c) Parent agrees to pay to the Company a fee equal to Eighteen Million Dollars ($18,000,000) if the Company terminates this Agreement pursuant to clause (v) of Section 9.1(a).

     SECTION 7.7. AGREEMENT TO COOPERATE. (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of the Company and its subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the stockholders and boards of directors of the Company and Parent.

     (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file (and, in the case of the Company, shall use its best efforts to cause its principal shareholder to file) as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (and the Company shall use its best efforts to cause its principal shareholder to) (i) use its reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

     (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

     SECTION 7.8. PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

     SECTION 7.9. OPTION PLANS. Prior to the Effective Time, the Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised option (each a "Company Option") to be automatically converted at the Effective Time into an option (each a "Parent Option") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Ratio. At the Effective Time, all references in the stock option agreements to the Company shall be deemed to refer to Parent. Parent shall assume all of the Company's obligations with respect to Company Options as so amended and shall, from and after the Effective Time, make available for issuance upon exercise of the Parent Options all shares of Parent Common Stock covered thereby and amend its Registration Statement on Form S-8 to cover the additional shares of Parent Common Stock subject to Parent Options granted in replacement of Company Options.

     SECTION 7.10. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 7.11. DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) The indemnification provisions of the Articles of Incorporation of the Surviving Corporation as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

     (b) After the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "indemnified Party" and collectively, the "indemnified Parties") against any costs or expenses (including attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the indemnified Parties, which counsel shall be reasonably satisfactory to the Parent and the Surviving Corporation, promptly after statements therefor are received, (ii) the Parent and the Surviving Corporation will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an indemnified Party's conduct complies with the standards set forth under the CCC and the Parent's or the Surviving Corporation's respective charters or By-Laws shall be made by independent legal counsel acceptable to the Parent or the Surviving Corporation, as the case may be, and the indemnified Party; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

     (b) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations set forth in this Section 7.11.

     SECTION 7.12. CORRECTIONS TO THE JOINT PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Prior to the date of approval of the Merger by their respective stockholders, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Joint Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and Parent, in each case to the extent required by applicable law.

     SECTION 7.13. CERTAIN OTHER MATTERS. The Board of Directors of the Company has approved the implementation of each of the items on Section 7.13 of the Company Disclosure Schedule (the "Pre-Closing Items"). The Company shall use its best efforts to accomplish and effectuate each of the Pre-Closing Items as promptly as practicable after the date hereof and in any event, no later than the Effective Time. Notwithstanding any other term or provision hereof, the Company may effectuate and consummate the Pre-Closing Items without Parent's consent.

     SECTION 7.14. EFFECT ON ACCOUNTING TREATMENT. Each of the parties hereto agrees that, notwithstanding anything to the contrary contained in the Agreement, nothing contained in or contemplated by this Agreement shall require any of the parties hereto to take any action which would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company and Parent under applicable law and applicable listing requirements;

          (b) the shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

          (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

          (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

          (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

          (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, and all consents from lenders required to consummate the Merger, shall have been obtained and be in effect at the Effective Time;

          (h) Coopers & Lybrand, certified public accountants for Parent, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will qualify for a pooling of interests accounting treatment if consummated in accordance with this Agreement; and

          (i) Ernst & Young LLP, certified public accountants for the Company, shall have delivered a letter dated the Closing Date, addressed to the Company, in form and substance reasonably satisfactory to the Company, stating that the Merger will qualify for a pooling of interests accounting treatment if consummated in accordance with this Agreement.

     SECTION 8.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent and of the President and Chief Executive Officer or a Vice President of Subsidiary to that effect;

          (b) the Company shall have received an opinion of Sheppard, Mullin, Richter & Hampton, in form and substance reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Company and holders of Company Common Stock (except to the extent any stockholders receive cash in lieu of fractional shares) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger;

          (c) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole; and

          (d) all governmental waivers, consents, orders, and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger.

     SECTION 8.3. CONDITIONS TO OBLIGATIONS OF PARENT AND SUBSIDIARY TO EFFECT THE MERGER. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect;

          (b) Parent shall have received an opinion of Andrews & Kurth L.L.P., in form and substance reasonably satisfactory to Parent, dated the Closing Date, to the effect that Parent and Subsidiary will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger;

          (c) the Affiliate Agreements required to be delivered to Parent pursuant to Section 7.4 shall have been furnished as required by Section 7.4;

          (d) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole; and

          (e) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company or Parent, as follows:

          (a) The Company shall have the right to terminate this Agreement:

             (i) if the Merger is not completed by June 30, 1996 (provided that the right to terminate this Agreement under this Section 9.1(a)(i) shall not be available to the Company if the failure of the Company to fulfill any obligation to Parent under or in connection with this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

             (ii) if the Merger is enjoined by a final, unappealable court order;

             (iii) if (A) the Company receives an offer from any third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) with respect to a merger, sale of substantial assets or other business combination involving the Company, and (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such a Superior Proposal and (C) the Company shall have given Parent two (2) days' prior written notice of its intention to terminate pursuant to this provision, provided that such termination shall not be effective until such time as the payment required by Section 7.6(b) shall have been received by Parent;

             (iv) if (A) a tender or exchange offer is commenced by a third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) for all outstanding shares of Company Common Stock, (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer and (C) the Company shall have given Parent two (2) days' prior written notice of its intention to terminate pursuant to this provision, provided that such termination shall not be effective until such time as the payment required by Section 7.6(b) shall have been received by Parent; or

             (v) if Parent (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to Parent by the Company.

          (b) Parent shall have the right to terminate this Agreement:

             (i) if the Merger is not completed by June 30, 1996 (provided that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to Parent if the failure of Parent to fulfill any obligation to the Company under or in connection with this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

             (ii) if the Merger is enjoined by a final, unappealable court order;

             (iii) if the Board of Directors of the Company shall have resolved to accept a Superior Proposal or shall have recommended to the stockholders of the Company that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of Parent or any group of which any affiliate of Parent is a member); or

             (iv) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to the Company by Parent.

          (c) As used in this Section 9.1, (i) "affiliate" has the meaning assigned to it in Section 7.4 and (ii) "group" has the meaning set forth in
     Section 13(d) of the Exchange Act and the rules and regulations thereunder.

     SECTION 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except as set forth in this Section 9.2 and in Sections
7.1 and 7.6, all of which shall survive the termination). Nothing in this
Section 9.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.

     SECTION 9.3. AMENDMENT. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

     SECTION 9.4. WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement shall not survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto.

     SECTION 10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to Parent or Subsidiary to:

       USA Waste Services, Inc.
       5400 LBJ Freeway
       Suite 300 -- Tower One
       Dallas, Texas 75240
       Attention: Chief Executive Officer
       Telecopy: 214-383-7919

     with a copy to:

        Gregory T. Sangalis
        5400 LBJ Freeway
        Suite 300 -- Tower One
        Dallas, Texas 75240
        Telecopy: 214-383-7919

     (b) If to the Company, to:

        Western Waste Industries
        21061 South Western Avenue
        Torrance, California 90501
        Attention: Chief Executive Officer
        Telecopy: 310-212-7093

     with copies to:

        Arnold Rothlisberger
        Western Waste Industries
        21061 South Western Avenue
        Torrance, California 90501
        Telecopy: 310-212-7093

        James J. Slaby
        Sheppard, Mullin, Richter
        & Hampton
        333 South Hope Street
        48th Floor
        Los Angeles,California 90071

     SECTION 10.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     SECTION 10.4. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including the provisions of that certain Agreement dated December 9, 1995 by and between the Company and Parent concerning confidentiality and related matters (the "Confidentiality Agreement"), except that the provisions of Sections 3 and 4 thereof shall remain in effect), (b) is not intended to confer upon any other person any rights or remedies hereunder, except for rights of indemnified Parties under Section 7.11 and (c) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly-owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF CALIFORNIA MANDATORILY APPLY.

     SECTION 10.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in
Section 7.11, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers and attested to as of the date first written above.

                                                 USA WASTE SERVICES, INC.
Attest:
     /s/  GREGORY T. SANGALIS                    By:     /s/  JOHN E. DRURY
Secretary                                        Name:   John E. Drury
                                                 Title:  Chief Executive Officer

                                                 RIVIERA ACQUISITION CORPORATION
Attest:
     /s/  GREGORY T. SANGALIS                    By:     /s/  JOHN E. DRURY
Secretary                                        Name:   John E. Drury
                                                 Title:  Chief Executive Officer

                                                 WESTERN WASTE INDUSTRIES
Attest:
        /s/  SAVEY TUFENKIAN                     By:     /s/  KOSTI SHIRVANIAN
Secretary                                        Name:   Kosti Shirvanian
                                                 Title:  President and Chief Executive
                                                         Officer

                                                                      APPENDIX B

                                      LOGO

                               December 17, 1995

Board of Directors
USA Waste Services, Inc.
5400 LBJ Freeway
Tower One, Suite 300
Dallas, TX 75240

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to USA Waste Services, Inc. ("USA Waste" or the "Company") of the Exchange Ratio (as defined below) provided for in the Agreement and Plan of Merger dated December 18, 1995 (the "Agreement") by and among USA Waste, Riviera Acquisition Corporation and Western Waste Industries ("Western Waste"). Pursuant to the Agreement, USA Waste is proposing to issue 1.50 shares of its common stock for each share of Western Waste (the "Exchange Ratio").

     In arriving at our opinion, we have reviewed the Agreement as well as financial and other information that was publicly available or furnished to us by the Company and Western Waste including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company prepared by the management of the Company, certain financial projections of Western Waste prepared by the management of Western Waste and certain financial information of the Company and Western Waste on a combined basis prepared by the Company. In addition, we have compared certain financial and securities data of the Company and Western Waste with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company, and Western Waste and their respective representatives, or that was otherwise reviewed by us. In particular, we have relied, without independent investigation, upon the estimates of the managements of the Company and Western Waste of the operating synergies achievable as a result of the proposed merger and upon our discussion of such synergies with the managements of the Company and Western Waste. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Western Waste as to the future operating and financial performance of the Company and Western Waste.

     In rendering our opinion, we have not made any independent evaluation of assets or liabilities of the Company or Western Waste or for independently verifying any of the information reviewed by us. In rendering our opinion, we did not perform any procedures or analysis regarding potential environmental liabilities of either the Company or Western Waste, nor did we consider the impact of changes in the regulatory environment in which the Company and Western Waste operate. We have relied as to all legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter and does not represent an opinion as to the price at which shares of the Company will trade following the consummation of the Agreement. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion addresses only the fairness of the Exchange Ratio pursuant to the Agreement to the Company from a financial point of view. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has received customary compensation for such services. In addition, in the ordinary course of our business, we trade the securities of the Company and Western Waste for our own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities. As you are aware, DLJ has acted as financial advisor to the Company in connection with the merger proposed to be consummated pursuant to the Agreement (the "Proposed Merger") and will receive a fee for its services. DLJ will also receive an additional fee if the Proposed Merger is consummated, or if break-up fees are paid to the Company by Western Waste pursuant to the Agreement.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio pursuant to the Agreement is fair to the Company from a financial point of view.

     This letter is provided solely for the benefit of the Board of Directors of the Company in connection with and for the purposes of their consideration of the fairness of the Exchange Ratio pursuant to the Agreement, and is not on behalf of, and shall not confer rights or remedies upon, any shareholder of the Company or Western Waste, or any other person other than the Board of Directors of the Company or be used for any other purpose. We do not express any views on any other terms of the Agreement on related agreements or arrangements. This letter may not be used or relied upon by, or disclosed, referred to or communicated by you (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This letter may be reproduced in full in any proxy or information statement mailed to the shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                                            Very truly yours,

                                            DONALDSON, LUFKIN & JENRETTE
                                              SECURITIES CORPORATION

                                                                      APPENDIX C

                                                         Corporate and
                                                         Institutional
                                                         Client Group

                                                         101 California Street
                                                         Suite 1420
                                                         San Francisco,
                                                         California 94111
                                                         415 274 7300

LOGO

December 17, 1995

Board of Directors
Western Waste Industries
21061 South Western Avenue
Torrance, California 90501

     Western Waste Industries (the "Company"), USA Waste Services, Inc. (the "Issuer") and Riviera Acquisition Corporation, a wholly owned subsidiary of the Issuer (the "Acquisition Sub"), propose to enter into an agreement (the "Agreement") pursuant to which the Company will be merged with the Acquisition Sub in a transaction (the "Merger") in which each outstanding share of the Company's common stock, no par value (the "Shares"), will be converted into the right to receive 1.50 shares (the "Exchange Ratio") of the common stock of the Issuer (the "Issuer Shares"). In connection with the Merger, the Company and the Issuer propose to enter into a Voting Agreement with each of certain shareholders of the Issuer and a principal shareholder of the Company (collectively, the "Voting Agreements") pursuant to which such shareholders will agree, among other things, to vote shares held by them in favor of the Merger.

     You have asked us whether, in our opinion, the Exchange Ratio is fair to the shareholders (other than the Issuer and its affiliates) from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

          (i) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended June 30, 1995 and the Company's Form 10-Q and the related unaudited financial information for the quarterly period ending September 30, 1995;

          (ii) Reviewed the Issuer's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1994, the Issuer's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1995, June 30, 1995 and September 30, 1995 and certain other filings, including registration statements, Forms 8-K and proxy statements, with the Securities and Exchange Commission made by the Issuer during the last three years;

          (iii) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and the Issuer, furnished to us by the Company and the Issuer;

          (iv) Conducted discussions with members of senior management of the Company and the Issuer concerning their respective businesses and prospects;

          (v) Reviewed the historical market prices and trading activity for the Company Shares and the Issuer Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company and the Issuer, respectively;

          (vi) Compared the results of operations of the Company and the Issuer with that of certain companies which we deemed to be reasonably similar to the Company and the Issuer, respectively;

          (vii) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

          (viii) Reviewed a draft of the Agreement dated December 15, 1995;

          (ix) Reviewed a draft of the form of Voting Agreement dated December 13, 1995; and

          (x) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

     In preparing our opinion, we have relied on the accuracy and the completeness of all information supplied or otherwise made available to us by the Company and the Issuer, and we have not independently verified such information or undertaken an independent appraisal of the assets of the Company or the Issuer. With respect to the financial forecasts furnished by the Company and the Issuer, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Issuer's management as to the expected future financial performance of the Company or the Issuer, as the case may be. Our opinion is based upon general economic, market, monetary and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof.

     In the ordinary course of our securities business, we may actively trade debt or equity securities of the Issuer and the Company for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.

     On the basis of, and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair to the shareholders of the Company (other than the Issuer and its affiliates) from a financial point of view.

                                            Very truly yours,

                                            MERRILL LYNCH, PIERCE, FENNER
                                              SMITH INCORPORATED

                                            By:  /s/ ILLEGIBLE

                                                                      APPENDIX D

      CHAPTER 13 OF THE GENERAL CORPORATION LAW OF THE STATE OF CALIFORNIA

SECTION 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE
              PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) of Section 1201, each shareholder of such corporation entitled to vote on the transaction and each shareholder of a disappearing corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which become effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (i) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (ii) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes the provisions of this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in clause (i) or (ii) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (i) were not voted in favor of the reorganization or, (ii) if described in clause (i) or (ii) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that clause (i) rather than clause (ii) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND
              FOR PURCHASE; TIME; CONTENTS

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
              SECURITIES

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR
              MARKET VALUE; FILING; TIME OF PAYMENT.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
              MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT;
              JUDGMENT; PAYMENT; APPEAL; COSTS

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgement.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS ON DISSENTING SHARES

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF
              DEMAND FOR PAYMENT

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
              LITIGATION OF SHAREHOLDERS' APPROVAL

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
              MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS.

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment for cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the

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

reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                      APPENDIX E

                            USA WASTE SERVICES, INC.
                             1996 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     1. PURPOSE. The principal purpose of this 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is to benefit USA WASTE SERVICES, INC. (the "Company") and its subsidiaries through offering its directors who are not officers, full-time employees or consultants of the Company or any of its subsidiaries an opportunity to become holders of stock in the Company, thereby giving them a stake in the growth and prosperity of the Company, in order to enable them to represent the viewpoint of other stockholders of the Company more effectively and to encourage them to continue serving as directors of the Company.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation and Stock Incentive Plan Committee of the Board of Directors (the "Committee"), whose interpretation of the terms and provisions of the Plan and whose determination of matters pertaining to options granted under the Plan shall be final and conclusive.

     3. ELIGIBILITY. Options shall be granted under this Plan only to members of the Board of Directors who are not officers, full-time employees or consultants of the Company or any of its subsidiaries (each such director receiving options granted under the Plan and each other person entitled to exercise an option granted under the Plan is referred to herein as an "Optionee").

     4. GRANT OF OPTIONS. (a) An option under which a total of 10,000 shares of the common stock of the Company may be purchased from the Company shall be automatically granted to each eligible director of the Company on the first business day of January 1996 and on the first business day of January of each year thereafter in which such eligible director is still serving as a director (whether or not such director's term has been continuous). The aggregate number of shares which shall be available to be so optioned under this Plan shall be 400,000 shares. Such number of shares, and the number of shares subject to options outstanding under the Plan, shall be subject in all cases to adjustment as provided in Paragraph 10 hereof. No option shall be granted under the Plan subsequent to January 1, 2006.

     (b) Notwithstanding any of the foregoing to the contrary, in the event an option expires or is terminated or canceled unexercised as to any shares of common stock, such released shares may again be the subject of an option granted under the Plan. Shares subject to options may be made available from unissued or reacquired shares of common stock.

     (c) Nothing contained in the Plan or in any option granted pursuant thereto shall in itself confer upon any Optionee any right to continue serving as a director of the Company or interfere in any way with any right of the Board of Directors or stockholders of the Company to remove such director pursuant to the restated certificate of incorporation or by-laws of the Company or applicable law.

     5. OPTION PRICE. Subject to adjustment under Paragraph 10 hereof, the option price shall be the fair market value, on the date as of which the option is granted, of the stock subject to the option, which shall be, for purposes of this Paragraph, the closing sales price of the Company's common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Southwest Edition) (or, if the Company's common stock is not then traded on the New York Stock Exchange, on the principal market where such common stock is actively traded) on the date as of which the option is granted.

     6. DURATION OF OPTIONS; VESTING. Subject to the provisions of Paragraph 8 hereof, each option shall be for a term of ten years. Each option shall become exercisable with respect to 20% of the total number of shares subject to the option on each of the five subsequent anniversaries of the date of grant.

     7. EXERCISE OF OPTION. (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, by a promissory note in the form specified by the

Company and payable to the Company 15 business days after the date of exercise of the option, by shares of the Company's common stock or by a combination of these methods of payment. For this purpose, the per share value of the Company's common stock shall be the fair market value on the date of exercise (or if the date of exercise is not a trading day on the trading day next preceding the date of exercise), which shall be, for purposes of this Paragraph, the average of the highest and lowest sales price of the Company's common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Southwest Edition) (or, if the Company's common stock is not then traded on the New York Stock Exchange, on the principal market where such common stock is actively traded) on such date.

     (b) At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his or her exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. TERMINATION -- EXERCISE THEREAFTER. (a) In the event an Optionee ceases to be a director of the Company for any reason other than death, permanent disability, resignation or retirement, such Optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately.

     (b) In the event of death, permanent disability (as the term is defined in the Social Security Act, as now in effect or as it shall be subsequently amended), resignation or retirement, the vesting of any unvested options shall accelerate and such options may be exercised in full by the Optionee or, if the Optionee is not living, by the Optionee's heirs, legatees, or legal representatives, as the case may be, during its specified term prior to three months after the date of death, permanent disability, resignation or retirement.

     9. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution and each option shall be exercisable during an Optionee's lifetime only by the Optionee or the Optionee's legal representative.

     10. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted, (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, for each share of common stock then subject to the Plan and for each share of common stock then subject to an option granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of common stock of the Company will be entitled pursuant to the transaction, and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of common stock then subject to the Plan and to each share of common stock then subject to an option granted under the Plan. In the event of any such adjustment, the exercise price per share shall be proportionately adjusted.

     11. CHANGE IN CONTROL. (a) Any option granted under the Plan prior to the date of a "Change in Control" shall be immediately exercisable in full on such date, without regard to any times of exercise established under the Paragraph 6 hereof. The term "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

          (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (ii) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, for or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of the Company; or

          (iv) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     (b) Notwithstanding any other provisions in the Plan, prior to the passage of one year from and after any Change in Control, each Optionee shall have the right to require the Company (or, if the Company is not the survivor of a merger, consolidation or reorganization with an Acquiror, the Acquiror) to purchase from him or her any or all unexercised options granted under the Plan at a purchase price equal to (i) the excess of the fair market value per share over the exercise price per share multiplied by (ii) the number of option shares specified by the Optionee for purchase in a written notice to the Company (or, if the Company is not the survivor of a merger, consolidation or reorganization with an Acquiror, the Acquiror), attention of the Secretary.

     (c) For purposes of Paragraph 11(b) above, "fair market value per share" shall mean (i) except in the case of a merger, consolidation or reorganization with an Acquiror in which the Company is not the survivor (a "Termination Merger") the higher of (A) the average of the highest sales price per share of the Company's common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Southwest Edition) (or, if the Company's common stock is not then traded on the New York Stock Exchange, on the principal market where such common stock is actively traded) on each of the five trading days immediately preceding the date the Optionee so notifies the Company or (B) the average of the highest sales price per share of the Company's common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Southwest Edition)(or if the Company's common stock is not then traded on the New York Stock Exchange, on the principal market where such common stock is actively traded) on each of the five trading days immediately preceding the date of the Change in Control, and (ii) in the case of a Termination Merger, the higher of (x) the fair market value of the consideration receivable per share by holders of common stock of the Company in such Termination Merger, which fair market value as to any securities included in such consideration shall be the average of the highest sales price per unit of such security on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Southwest Edition)(or if such security is not traded on the New York Stock Exchange, the principal market where such security is traded) on each of the five trading days immediately preceding the date of the Termination Merger or (y) the amount determined pursuant to clause (c)(i)(B) of this Paragraph 11. The amount payable to each Optionee by the Company or Acquiror, as the case may be, shall be in cash or by certified check.

     12. AMENDMENT OF PLAN. The Board of Directors of the Company or any authorized committee thereof may amend or discontinue the Plan at any time, provided, however, that the Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1976, as amended, or the rules and regulations under each, and provided further, that no such amendment or discontinuance shall
(a) without the consent of the Optionee change or impair any option previously granted, or (b) without the approval of the holders of a majority of the shares of voting common stock of the Company which are present or represented at a duly held stockholders' meeting, (i) increase the maximum number of shares which may be purchased by all eligible directors pursuant to the Plan, (ii) change the purchase price, or (iii) change the option period or increase the time limitations on the grant of options.

     13. EFFECTIVE DATE. The Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of the holders of a majority of the shares of the voting common stock of the Company which are present or represent at a duly held stockholders' meeting it shall be deemed to have become effective as of January 1, 1996. Options may be granted under the Plan prior, but subject, to approval of the Plan by the stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of approval of the Plan by the stockholders of the Company.

                                                                      APPENDIX F

                            USA WASTE SERVICES, INC.
                 CORPORATE PERFORMANCE-BASED COMPENSATION PLAN

     1. Purpose. The principal purpose of the USA Waste Services, Inc. Corporate Performance-Based Compensation Plan (the "Plan") is to advance the interests of USA Waste Services, Inc. (the "Company") by providing for annual bonuses for key employees of the Company and its subsidiaries who are designated as participants in the Plan in the manner hereinafter provided, so as to attract and retain such individuals, make their compensation competitive with other opportunities and provide them with an incentive to strive to achieve the Company's financial and other business objectives.

     2. Administration. With respect to participation in the Plan by individuals who are executive officers of the Company ("Key Participants"), the Plan shall be administered by the Compensation and Stock Incentive Plan Committee (the "Committee") of the Board of Directors of the Company (the "Board"). With respect to participation in the Plan by individuals who are not Key Participants, the Plan shall be administered by a committee appointed by the Company's Chief Executive Officer, and all references herein to the "Committee" shall be deemed to mean such committee as to matters involving the participation in the Plan of such individuals who are not Key Participants.

     3. Eligibility.

     (a) Participants in the Plan for a calendar year (a "Plan Year") shall be selected by the Committee at the beginning of such Plan Year from among the key employees of the Company and its subsidiaries.

     (b) Notwithstanding the foregoing, individuals who become eligible to participate in the Plan after the beginning of a Plan Year shall, subject to selection and approval by the Committee, be entitled to a bonus prorated to reflect such participant's number of months of participation during the Plan Year.

     (c) A participant whose employment terminates during the Plan Year shall not be entitled to the payment of a bonus under the Plan, except, with respect to a non-Key Participant, as the Committee may otherwise determine in its sole discretion. The Committee, in its discretion, may also award all or part of a target bonus to a Key Participant whose employment terminates due to his disability or death.

     4. Bonuses. (a) Each participant in the Plan shall be eligible to receive such bonus, if any, for each Plan Year as may be payable pursuant to the performance criteria described below. Except as provided in Section 7 below, the Committee shall establish each Plan Year a "target bonus" for each participant equal to a percentage of such participant's annual base salary as of the last day of such Plan Year, and the maximum amount of a target bonus that may be awarded to a participant for a Plan Year shall be 200% thereof.

     (b) Participants shall have their bonuses, if any, determined on the basis of the degree of achievement of performance goals which shall be established by the Committee in writing, based on corporate objectives determined by the Board, and which goals shall be stated in terms of the attainment of specified levels of or percentage changes (as compared to a prior measurement period or the current year's budget) in any one or more of the following measurements: the Company's revenue, earnings per share of common stock (the "Common Stock"), pretax income, cash flow from operations, total cash flow, return on equity, return on capital, return on assets, net operating profits after taxes, economic value added, total stockholder return, strategic growth or return on sales, or any individual performance objective which is measured solely in terms of the attainment of quantitative targets related to the Company's business, or any combination thereof. The Committee shall for each Plan Year establish the performance goal or goals from among the foregoing to apply to each participant and a formula or matrix prescribing the extent to which such participant's target bonus shall be earned based upon the degree of achievement of such performance goal or goals. Except as provided in Section 7 below, the Committee may also designate, with respect to a non-Key Participant, any other factor or factors to serve as performance goals. The Committee may determine that the bonus payable to any participant shall be based upon the attainment of the above-specified performance goals but applied in whole or in part to the results of a subsidiary, business unit, division or department of the Company for which such participant has substantial management responsibility.

     (c) Except as provided in Section 7 below, a non-Key Participant whose target bonus or performance goals are changed by the Committee during the Plan Year to reflect a change in responsibilities or otherwise shall have his or her bonus award, if any, based on the amount of base salary earned and the performance goals applicable while in each target bonus category during the Plan Year.

     (d) The earnings per share of the Company's Common Stock for any year shall be as determined by the Company's independent public accountants on a primary, rather than fully-diluted, basis, and all other financial measurements which are used as the performance goals set forth in this Section 4 (or as a component of such performance goals) shall be determined in accordance with generally accepted accounting principles, excluding as to both such earnings and other measurements the effects of changes in accounting standards or methods and special, unusual or nonrecurring events.

     (e) Except as provided in Section 6 below, the Committee may, in its sole discretion, (i) award or increase the amount of bonuses payable to one or more non-Key Participants even though not earned in accordance with the performance goals established pursuant to this Section 4, or (ii) decrease the amount of bonuses otherwise payable to one or more participants even though earned in accordance with the performance goals established pursuant to this Section 4.

     5. Payment. Payment of bonuses for any Plan Year shall be made in cash as soon as reasonably practicable after the end of such Plan Year.

     6. Participation by Certain Officers. Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by any individual whose total compensation for any Plan Year exceeds the amount specified by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), if any portion of such participant's compensation would otherwise be non-deductible by the Company pursuant to that Section.

     (a) Each such participant's target bonus under this Plan for such Plan Year shall be based solely on achievement of one or more of the performance goals as established by the Committee pursuant to Section 4 above.

     (b) With respect to each such participant, no bonus shall be payable hereunder except upon written certification by the Committee that the performance goals have been satisfied to a particular extent and that any other material terms and conditions precedent to payment of a bonus pursuant to the Plan have been satisfied.

     (c) The maximum bonus award payable to any such participant for any Plan Year shall be $2,500,000.

     7. Adjustments for Changes in Stock, Mergers, Etc. In the event of dividends payable in Common Stock or in the case of the subdivision or combination of Common Stock, appropriate revision shall be made in any earnings per share criteria established by the Committee pursuant to Section 4 above. In the event of a Change in Control (as such term is defined in the Company's 1996 Stock Option Plan for Non-Employee Directors, as may be amended from time to time) of the Company (i) the Plan Year shall end as of the date of such Change in Control (or such other date as established by the Committee), (ii) the Committee shall cause any bonus awards payable to participants for the current Plan Year to be promptly calculated (without any discretionary decrease pursuant to Section 4(e)(ii)) and (iii) the Company shall pay such bonus awards to participants (determined as of the date of the Change in Control without regard to any subsequent termination of employment) as promptly as practicable following the Committee's determination, notwithstanding any other Plan provision to the contrary. In calculating the bonuses payable to participants in connection with a Change in Control, the Committee is authorized to take into consideration such factors as the shortened Plan Year, and any other equitable adjustments to the formulae or matrices established by the Committee pursuant to
Section 4 as it deems appropriate.

     8. Participant's Interests. A participant's interest in any bonus awards hereunder shall at all times be reflected on the Company's books as a general unsecured and unfunded obligation of the Company subject to the terms and conditions of the Plan. The Plan shall not give any person any right or security interest in any asset of the Company or any fund in which any deferred payment is deemed invested. Neither the Company, the Board nor the Committee shall be responsible for the adequacy of the general assets of the Company to discharge the payment of its obligations hereunder nor shall the Company be required to reserve or set aside funds therefor.

     9. Non-Alienation of Benefits; Beneficiary Designation. All rights and benefits under the Plan are personal to the participant and neither the Plan nor any right or interest of a participant or any other person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Committee's consent, which may be withheld in its discretion. Subject to the foregoing, the Company shall establish such procedures as it deems necessary for a participant to designate one or more beneficiaries to whom any bonus payment the Committee determines to make and any deferred amounts would be payable in the event of the participant's death. Absent such a designation, payment shall be made to the participant's estate.

     10. Withholding for Taxes. Notwithstanding any other provisions of this Plan, the Company may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Code or the Social Security Act or any state's income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

     11. No Employment Rights. Nothing contained in the Plan shall confer upon any participant any right to be continued in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate a participant's employment at any time.

     12. Gender and Number. Where the context admits, words denoting men include women, the plural includes the singular, and the singular includes the plural.

     13. Committee or Company Determinations Final. Each determination provided for in the Plan shall be made by the Committee or the Company, as the case may be, under such procedures as may from time to time be prescribed by the Committee or the Company and shall be made in the sole discretion of the Committee or the Company, as the case may be. Any such determination shall be conclusive on all parties.

     14. Amendment or Termination. The Board may in its sole discretion terminate or amend the Plan from time to time. No such termination or amendment shall alter a participant's right to receive a distribution as awarded but unpaid to such participant, as to which this Plan shall remain in effect following its termination until all such amounts have been paid.

     15. Successors. The Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.

     16. Controlling Law. The Plan shall be construed in accordance with the laws of the State of Texas.